UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

WEATHERFORD INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December [ • ], 2008

Dear Fellow Shareholder:

Our board of directors has unanimously approved, and is submitting to our shareholders for approval, a proposal for a transaction that would result in you holding shares in a Swiss corporation rather than a Bermuda company. The proposed transaction will change our place of incorporation from Bermuda to Switzerland. The number of shares you will own in Weatherford International Ltd., the Swiss corporation, will be the same as the number of shares you held in Weatherford International Ltd., the Bermuda company, immediately prior to the completion of the transaction, and your relative economic interest in Weatherford will remain unchanged.

After the completion of the transaction, the Swiss corporation will continue to conduct the same business operations as conducted by the Bermuda company before the transaction. We expect the shares of the Swiss corporation to be listed on the New York Stock Exchange under the symbol “WFT,” the same symbol under which your shares in the Bermuda company are currently listed. After completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits.

Under U.S. federal tax law, holders of shares of the Bermuda company generally should not recognize gain or loss on the exchange of such shares for shares in the Swiss corporation in the transaction. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of shares.

The transaction cannot be completed without (1) the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting and (2) the sanction of the Supreme Court of Bermuda.

In addition, we are submitting to our shareholders for approval the Weatherford International Ltd. 2009 Omnibus Incentive Plan. Due to Bermuda legal requirements, the vote to approve this Plan will be taken at a separate shareholder meeting to be held immediately following the meeting to vote on the proposed transaction. Approval of the Weatherford International Ltd. 2009 Omnibus Incentive Plan requires the vote of a majority of shares present and voting at the second meeting.

Your board of directors recommends that you vote to approve the transaction and the other proposals described in the accompanying proxy statement.

Enclosed are two proxy cards, one for each meeting. To grant your proxy for both meetings, you must complete, sign, date and return both cards to us. The accompanying proxy statement provides you with detailed information regarding the meetings and proposals. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 15 for a discussion of risks related to the transaction before voting.

Thank you for your cooperation and support.

Sincerely,

Bernard J. Duroc-Danner
Chairman of the Board, President and
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction described in the accompanying proxy statement or determined if the accompanying proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated December [ • ], 2008 and, together with the accompanying proxy cards, is first being mailed to shareholders on or about December [ • ], 2008.

Important Notice Regarding Proxy Cards

Enclosed with this proxy statement are two separate proxy cards — one for each meeting. The proxy card for you to grant your proxy with respect to the FIRST MEETING IS YELLOW. The proxy card for you to grant your proxy with respect to the SECOND MEETING IS BLUE. Your completion of one proxy card is not sufficient to grant your proxy to vote at the other meeting. To grant your proxy for both meetings, you must complete, sign, date and return to us both the yellow and blue proxy cards, or properly appoint your proxy by internet or telephone as to both meetings.

A quorum must be determined separately for each meeting. If you do not properly grant your proxy for a particular meeting or attend that meeting in person, your shares will not be counted for establishing a quorum for that meeting.

PLEASE VOTE BOTH OF THE ENCLOSED PROXY CARDS.

NOTICE OF COURT MEETING OF SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO.

IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.
AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF MEETING OF WEATHERFORD INTERNATIONAL LTD.
SHAREHOLDERS TO BE HELD ON JANUARY [ • ], 2009

To the holders of common shares of Weatherford International Ltd.:

Notice is hereby given that, by an order dated December [ • ], 2008 made in the above matter, the Supreme Court of Bermuda has directed a meeting to be convened of the holders of common shares of Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, which we refer to as Weatherford-Bermuda, at our corporate offices at 515 Post Oak Blvd., Room 604, Houston, Texas, beginning at [ • ], local time, on January [ • ], 2009 to vote on the following proposals:

1. to approve the share exchange transaction to be effected by the scheme of arrangement attached as Annex B to the accompanying proxy statement, which we refer to as the Scheme of Arrangement, in connection with the share exchange agreement attached as Annex A to the accompanying proxy statement, which we refer to as the Share Exchange Agreement, between Weatherford-Bermuda and Weatherford International Ltd., a corporation newly incorporated under the laws of Switzerland and a direct, wholly-owned subsidiary of Weatherford-Bermuda, which we refer to as Weatherford-Switzerland, pursuant to which each holder of common shares of Weatherford-Bermuda issued and outstanding immediately before the transaction will transfer such common shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. As a result of the Scheme of Arrangement, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland;

2. on a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement described above; and

3. on any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS, WHICH PROPOSAL 2 IS NOT A CONDITION TO PROPOSAL 1.

We have established the close of business on December [ • ], 2008 as the record date for determining the shareholders of Weatherford-Bermuda entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

You are cordially invited to join us at the meeting. However, to ensure your representation at the meeting, we request that you provide your proxy by telephone, the Internet or by signing and returning the enclosed YELLOW proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. If you are present at the meeting, you may revoke your proxy and vote in person.

By the order referenced above, the Supreme Court of Bermuda has appointed Mr. Bernard Duroc-Danner or failing him Mr. Burt M. Martin, or failing him any director or executive officer as of the date of the order to act as the chairman of the meeting and has directed the chairman of the meeting to report the results thereof to the Supreme Court of Bermuda. The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Supreme Court of Bermuda which shall be heard on or about February [ • ], 2009.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

Burt M. Martin
Secretary

December [ • ], 2008

WEATHERFORD INTERNATIONAL LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE:	[ • ], January [ • ], 2009
TIME:	[ • ] a.m., Houston time (or immediately after the meeting noticed on the foregoing page is completed)
PLACE:	515 Post Oak Blvd., Room 604, Houston, Texas 77027

Items of Business:

1. To vote on the approval of the Weatherford International Ltd. 2009 Omnibus Incentive Plan, which we refer to as the 2009 Plan; and

2. Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2009 PLAN.

Your Board of Directors has set December [ • ], 2008 as the record date for the meeting. Only those shareholders who were holders of record of our common shares at the close of business on December [ • ], 2008, will be entitled to vote at the meeting.

You are cordially invited to join us at the meeting. However, to ensure your representation at the meeting, we request that you appoint your proxy by telephone, the Internet or by signing and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. If you are present at the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Burt M. Martin
Secretary

Houston, Texas
December [ • ], 2008

This proxy statement incorporates documents by reference. See “Where You Can Find More Information” beginning on page 104 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to Investor Relations, Weatherford International Ltd., 515 Post Oak Blvd., Houston, Texas 77027, telephone (713) 693-4000. To ensure timely delivery of these documents, any request should be made by January [ • ], 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

i

PROXY STATEMENT

This proxy statement relates to two special meetings of our shareholders to be held at the same location, with one meeting following immediately after the other meeting. Bermuda law requires that we close the first meeting and convene a second meeting to continue with the other business.

Important Notice Regarding the Availability of Proxy Materials:  This proxy statement and our 2007 Annual Report are available on our website at http://www.weatherford.com/weatherford/groups/public/documents/aboutwft/ir-annual-reports.asp.

First Meeting:	Date: [ • ], January [ • ], 2009 Time: [ • ] a.m., Houston time Place: 515 Post Oak Blvd., Room 604 Houston, Texas 77027
Second Meeting:	Date: [ • ], January [ • ], 2009 Time: [ • ] a.m., Houston time (or immediately after the first meeting is completed) Place: 515 Post Oak Blvd., Room 604 Houston, Texas 77027
General Information:	Our principal U.S. office is located at 515 Post Oak Boulevard, Houston, Texas 77027. Our telephone number is (713) 693-4000.
First Meeting Agenda:	Two proposals:
Proposal 1 — Approval of the Scheme of Arrangement that would result in you holding shares in a Swiss corporation rather than a Bermuda company; and
Proposal 2 — If necessary, approval of a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Proposal 1.
Second Meeting Agenda:	One proposal:
Proposal 1 — Approval of the Weatherford International Ltd. 2009 Omnibus Incentive Plan.
Board Recommendation:	Your Board of Directors recommends you vote “For” all of the proposals at each meeting.
Who Can Vote:	All holders of record of our common shares at the close of business on December [ • ], 2008, are entitled to vote at the meetings. Holders of our common shares are entitled to one vote per share on each proposal.
Proxies Solicited By:	Your vote and proxies are being solicited by our Board of Directors for use at the meetings. This proxy statement and enclosed proxy cards are being sent on behalf of our Board of Directors to our shareholders beginning on or about December [ • ], 2008.
Voting:	By completing, signing and returning your proxy cards, you will authorize the persons named on the proxy cards to vote your shares according to your instructions. You may also authorize the persons named on the proxy cards to vote your shares via the Internet at the Internet address of www.voteproxy.com, or telephonically by calling 1-800-PROXIES (1-800-776-9437). Please have your proxy cards available if you decide to appoint a proxy by the Internet or by telephone because the proxy cards contain more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. New York time on January [ • ], 2009. If you give your proxy by the Internet or telephone, please do not mail your proxy cards. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee.
Proxies:	If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote your shares as recommended by the Board of Directors.

Revoking Your Proxies:	You can revoke your proxies (or either of them) by:
• writing to the Secretary at 515 Post Oak Blvd., Houston, Texas 77027 before the meetings;
• submitting a later-dated proxy via mail, the Internet or telephone prior to the meetings; or
• casting your vote in person at the relevant meeting(s).
You may not revoke a proxy simply by attending a meeting. To revoke a proxy, you must take one of the actions described above.
Quorum:	As of [ • ], there were [ • ] common shares issued and entitled to vote, including [ • ] shares held by subsidiaries of the Company. Although shares held by our subsidiaries may be counted for purposes of determining whether a quorum is present, we abstain from voting these shares. The presence of two or more persons in person at the start of a meeting and representing in person or by proxy in excess of 50% of the total issued voting shares throughout the meeting will constitute a quorum. If you have properly given a proxy by mail, Internet or telephone, your shares will count toward the quorum for that meeting, and the persons named on the proxy card will vote your shares as you have instructed. You may elect to provide your proxy for only one of the meetings and not both.
Pursuant to Bermuda law, (1) common shares represented at a meeting for which votes are withheld on any matter, (2) common shares that are represented by “broker non-votes” (i.e., common shares held by brokers that are represented at the meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (3) common shares for which the holder abstains from voting on any matter are not included in the determination of the common shares voting on a matter but are counted for quorum purposes.
If you are a beneficial shareholder and your broker holds your shares in its name, the broker is not permitted to vote your shares if the broker does not receive voting instructions from you.
Multiple Proxy Card Sets:	Each set of proxy cards includes two cards — one for each meeting. If you receive multiple sets of proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.
Cost of Proxy Solicitation:	We have retained Georgeson Shareholder Communications Inc. to solicit proxies from our shareholders at an estimated fee of $12,000, plus expenses. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.
Questions:	You may call our proxy solicitor, Georgeson Shareholder Communications, at (800) 509-1078, or our Investor Relations Department at (713) 693-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meetings and vote in person.

PLEASE VOTE — YOUR VOTE IS IMPORTANT.

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making your voting decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this proxy statement and the documents incorporated by reference herein. The Share Exchange Agreement and the Scheme of Arrangement attached as Annex A and Annex B to this proxy statement, respectively, are the legal documents that govern the Transaction. The articles of association and organizational regulations of Weatherford-Switzerland, attached as Annex E and Annex F to this proxy statement, respectively, will govern Weatherford-Switzerland after the completion of the Transaction. The Weatherford International Ltd. 2009 Omnibus Incentive Plan is attached as Annex I to this proxy statement. You should read this proxy statement, including the documents attached as annexes, in its entirety. References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs. The information included in this proxy statement has been adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

The Redomestication

We are seeking your approval at the first shareholders meeting of the Scheme of Arrangement under Bermuda law providing for a share exchange transaction that will change our place of incorporation from Bermuda to Switzerland, which we refer to as the Transaction. In this proxy statement, we refer to this Transaction and the other transactions contemplated by the Scheme of Arrangement and the Share Exchange Agreement as the redomestication. We sometimes refer to Weatherford-Bermuda prior to the redomestication and Weatherford-Switzerland following the redomestication as “we,” “our,” “Weatherford” or the “Company.”

The redomestication involves several steps. First, we have formed a new Swiss corporation registered in Zug, Switzerland named Weatherford International Ltd., which we refer to as Weatherford-Switzerland, as a direct, wholly-owned subsidiary of Weatherford International Ltd., the Bermuda company whose shares you currently own, which we refer to as Weatherford-Bermuda. Following the first shareholders meeting to be held on January [ • ], 2009 and a hearing of the Supreme Court of Bermuda scheduled for February [ • ], 2009, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. As a result of the redomestication, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland.

In the Transaction, Weatherford-Switzerland will issue one share of Weatherford-Switzerland in exchange for each share of Weatherford-Bermuda. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. See “First Meeting, Proposal 1: The Redomestication — Share Compensation Plans.” Immediately after the Transaction, Weatherford-Switzerland will have outstanding the same number of shares as there were issued and outstanding shares of Weatherford-Bermuda immediately before the completion of the Transaction, plus an additional ten million shares representing the share capital issued to Weatherford-Bermuda in connection with the formation of Weatherford-Switzerland, which we refer to as Formation Shares. As of December [ • ], 2008, the record date for the shareholders meeting, there were [ • ] common shares of Weatherford-Bermuda issued and outstanding.

In connection with the redomestication, we also plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland. For a more complete description of the redomestication, see “First Meeting, Proposal 1: The Redomestication” beginning on page 20.

Questions and Answers

Q:	What is the redomestication proposal?

A:	You are being asked to vote on a proposed Scheme of Arrangement under Bermuda law providing for a share exchange transaction for the purpose of changing our place of incorporation from Bermuda to Switzerland. As a result of the Transaction, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland, and you will become a shareholder of Weatherford-Switzerland.

You are also being asked to vote on a proposal to adjourn the first meeting to a later date to solicit additional proxies if there are insufficient votes at the time of that meeting to approve the proposed Scheme of Arrangement. Approval of this proposal is not a condition to the Scheme of Arrangement.

Q:	Why do you want to change Weatherford’s place of incorporation from Bermuda to Switzerland?

A:	Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits. Please see “First Meeting, Proposal 1: The Redomestication — Background and Reasons for the Redomestication” for more information. We cannot assure you that we will realize the anticipated benefits of the redomestication. In addition to the potential benefits described above, the redomestication will expose you and us to certain risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the redomestication and these risks and has unanimously approved the Transaction and recommended that you vote for the Transaction.

Q:	Why was Switzerland selected as the place of domicile for Weatherford-Switzerland?

A:	Switzerland is more centrally located than our current executive offices to our worldwide operations, in terms of both time zone overlap and travel time. Switzerland has established standards of corporate governance, including provisions for the rights of shareholders. Switzerland also has numerous tax treaties with many taxing jurisdictions throughout the world and a developed and stable tax regime.

Q:	Will the redomestication affect our current or future operations?

A:	We currently believe that the redomestication should have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile. However, please read “Risk Factors — The anticipated benefits of moving our principal executive offices to Switzerland may not be realized, and difficulties in connection with moving our principal executive offices could have an adverse effect on us.”

Q:	Will the redomestication dilute my economic interest?

A:	The redomestication will not dilute your economic interest in us. Immediately after the redomestication, the number of outstanding shares of Weatherford-Switzerland will be the same as the number of issued and outstanding shares of Weatherford-Bermuda immediately before the completion of the redomestication, plus the ten million Formation Shares. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under its equity incentive plans, warrants or other rights. Because Weatherford-Bermuda will be a direct, wholly-owned subsidiary of Weatherford-Switzerland after the completion of the redomestication, your economic interest will not be diluted by the issuance to, or retention by, Weatherford-Bermuda of Weatherford-Switzerland shares in the redomestication.

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following four questions and answers regarding some of the potential tax consequences resulting from the Transaction. Please refer to “Material Tax Considerations” beginning on page 28 for a description of certain material U.S. federal, Swiss and Bermuda tax consequences of the Transaction to

Weatherford-Bermuda shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Swiss, Bermuda and other non-U.S. tax consequences of the Transaction and ownership and disposition of the Weatherford-Switzerland shares in light of your particular situation.

Q:	Is the Transaction taxable to me?

A:	Under U.S. federal income tax law, holders of shares of Weatherford-Bermuda generally should not recognize gain or loss on the exchange of such shares for shares of Weatherford-Switzerland in the Transaction. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of shares. Under Swiss tax law, no tax is due for non-Swiss holders of Weatherford-Bermuda shares on the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction.

Q:	Is the Transaction a taxable transaction for either of Weatherford-Bermuda or Weatherford-Switzerland?

A:	No. The Transaction should not be a taxable transaction for Weatherford-Bermuda or Weatherford-Switzerland.

Q:	When do you expect the redomestication to be completed?

A:	We are working towards completing the redomestication as quickly as possible and, assuming the Transaction is approved by the requisite shareholder vote and the Scheme of Arrangement is sanctioned by the Supreme Court of Bermuda, we expect to do so as soon as practicable following the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. We currently expect to complete the redomestication in early 2009. See “First Meeting, Proposal 1: The Redomestication — Effective Time” and Annex D for an expected timetable. However, our board of directors may abandon or delay the Transaction for any reason at any time before the Transaction becomes effective, even after our shareholders have approved the Scheme of Arrangement.

Q:	What will I receive for my Weatherford-Bermuda shares?

A:	After the redomestication, you will hold one Weatherford-Switzerland share for each Weatherford-Bermuda share you held immediately prior to the completion of the redomestication.

Q:	Do I have to take any action to exchange my Weatherford-Bermuda shares?

A:	If you hold Weatherford-Bermuda common shares in uncertificated book-entry form, at the effective time of the Transaction, your Weatherford-Bermuda common shares will be exchanged for Weatherford-Switzerland shares without any action on your part.

If you hold Weatherford-Bermuda share certificates, soon after the closing of the Transaction, you will be sent a letter of transmittal, which is to be used to exchange Weatherford-Bermuda share certificates for Weatherford-Switzerland share certificates and to apply for enrollment in Weatherford-Switzerland’s share register as shareholders with voting rights. The letter of transmittal will contain instructions explaining the procedure for surrendering Weatherford-Bermuda share certificates and enrolling in Weatherford-Switzerland’s share register as shareholders with voting rights. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARDS. Although shareholders who hold share certificates in Weatherford-Bermuda will automatically continue to be entitled to dividends, preferential subscription rights and liquidation proceeds, such shareholders will not be able to exercise any voting rights, prove their ownership interest in Weatherford-Switzerland, transfer their shares or exercise other shareholder rights until they surrender their share certificates and register as shareholders entitled to voting rights. Beneficial holders of shares held in “street name” will not be required to take any action.

Q:	Can I trade Weatherford-Bermuda shares between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. The Weatherford-Bermuda shares will continue to trade during this period.

Q:	After the Transaction, where can I trade Weatherford-Switzerland shares?

A:	We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

Q:	Will there be Swiss withholding tax on future share repurchases, if any, by Weatherford-Switzerland?

A:	Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, warrants, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. In addition, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, which are expected to set forth the conditions in which paid-in capital may be paid back to shareholders, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Upon completion of the Transaction, we expect Weatherford-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization of Weatherford-Bermuda immediately prior to the completion of the Transaction. Because of the exemption from Swiss withholding tax to the distribution of qualifying paid-in capital, which applies from January 1, 2011, we plan to seek a tax ruling from the Swiss tax authorities to confirm that the shares of Weatherford-Bermuda may be contributed at their fair market value and that the contribution value may be split between par value and qualifying paid-in capital as mentioned above. If the Swiss tax authorities do not agree, the contribution of the shares of Weatherford-Bermuda may have to be made at a lower value or part of the qualifying paid-in capital recorded as free distributable reserves. Accordingly, the amount of the nominal share capital that can be repatriated free of withholding tax and/or qualifying paid-in capital that can be repatriated free of withholding tax as of January 1, 2011, may be lower.

In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX (formerly the SWX Swiss Exchange, or SWX), carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on this second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line. However, there is a risk that the Swiss Federal tax administration could nevertheless decide to levy the Swiss withholding tax on the repurchase of our shares if institutional investors or other parties able to benefit from the full Swiss withholding tax relief purchased our shares to resell them shortly to us.

Q:	Will there be Swiss withholding tax on future dividends, if any, by Weatherford-Switzerland?

A:	A Swiss withholding tax of 35% is due on dividends and similar distributions to Weatherford-Switzerland shareholders from Weatherford-Switzerland, regardless of the place of residency of the shareholder, subject to the exceptions discussed below. Weatherford-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Weatherford-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities.

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes will be exempt from the Swiss withholding tax.

Upon completion of the Transaction, we expect Weatherford-Switzerland to have a par value and qualifying additional paid-in capital per share for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization of Weatherford-Bermuda immediately prior to the completion of the Transaction. Because of the exemption from Swiss withholding tax to the distribution of qualifying paid-in capital, which applies from January 1, 2011, we plan to seek a tax ruling from the Swiss tax authorities to confirm that the shares of Weatherford-Bermuda may be contributed at their fair market value and that the contribution value may be split between par value and qualifying paid-in capital as mentioned above. If the Swiss tax authorities do not agree, the contribution of the shares of Weatherford-Bermuda may have to be made at a lower value or part of the qualifying paid-in capital recorded as free distributable reserves. Accordingly, the amount of the nominal share capital that can be repatriated free of withholding tax and/or qualifying paid-in capital that can be repatriated free of withholding tax as of January 1, 2011, may be lower. Assuming (1) the Swiss tax authorities confirm that the contribution of the shares of Weatherford-Bermuda may be made at fair market value, (2) the Transaction became effective [ • ], (3) a price of [ • ] per common share of Weatherford-Bermuda (which was the closing price of the Weatherford-Bermuda common shares reported on the New York Stock Exchange on [ • ]), (4) a par value of [ • ] Swiss francs per Weatherford-Switzerland share, (5) the issuance of ten million Formation Shares and (6) a foreign exchange rate of [ • ] Swiss francs to $1.00 (the rate on [ • ]), the aggregate amount of par value and qualifying additional paid-in capital of Weatherford-Switzerland’s outstanding shares would be $[ • ], respectively, after the completion of the Transaction. Assuming the price of Weatherford-Bermuda’s common shares were $[ • ] higher than the closing price on [ • ], the aggregate amount of par value and qualifying additional paid-in capital would increase by $[ • ]. Conversely, assuming the price of Weatherford-Bermuda’s common shares were $[ • ] lower than the closing price on [ • ], the aggregate amount of par value and qualifying additional paid-in capital would decrease by $[ • ]. For each $[ • ] that the price of Weatherford-Bermuda common shares is higher than $[ • ] per share, the aggregate par value would remain unchanged and the aggregate qualifying additional paid-in capital would increase by $[ • ]. As of [ • ], a Weatherford-Bermuda common share price of $[ • ] would result in a par value of [ • ] Swiss francs per Weatherford-Switzerland share, which is the maximum par value that the Weatherford-Switzerland shares would have upon completion of the Transaction.

Q:	What is qualifying additional paid-in capital?

A:	Under Swiss statutory reporting requirements, qualifying additional paid-in capital per share represents the amount by which the issue price of a share exceeds its par value. Following approval by shareholders of a reclassification of qualifying additional paid-in capital as freely distributable reserves, qualifying additional paid-in capital may, subject to the restrictions described under “Description of Weatherford-Switzerland Shares — Dividends” and “Description of Weatherford-Switzerland Shares — Repurchases of Registered Shares,” be returned to shareholders, including through dividends and share repurchases. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, which are expected to set forth the conditions in which qualifying paid-in capital may be paid back to shareholders, distributions to shareholders out of qualifying additional paid-in capital should be exempt from Swiss withholding tax. Currently, only distributions in relation to a reduction of par value are exempt from Swiss withholding tax. Please note that qualifying additional paid-

in capital for Weatherford-Switzerland’s statutory reporting purposes will not be the same as additional paid-in capital reflected on Weatherford-Switzerland’s consolidated financial statements prepared in accordance with U.S. GAAP.

Q:	How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?

A:	Qualifying additional paid-in capital in our Swiss statutory parent company financial statements will represent the issue price of Weatherford-Switzerland shares less their aggregate par value. This issue price will be determined based on the market price of Weatherford-Bermuda shares immediately prior to the effective time of the redomestication. As a result of the redomestication, qualifying additional paid-in capital will represent the market capitalization of Weatherford-Bermuda immediately prior to the effective time of the redomestication less the aggregate par value of the Weatherford-Switzerland issued shares (including the Formation Shares). The following table presents shareholders’ equity, as adjusted, in accordance with Swiss statutory reporting requirements as if the redomestication had occurred on December [ • ], 2008 (assuming a Weatherford-Bermuda share price of $[ • ] and a foreign exchange rate of [ • ] Swiss francs to $1.00, the closing market price and foreign exchange rate on December [ • ], 2008, and a par value of [ • ] Swiss francs per Weatherford-Switzerland share) (in millions, except share and per share amounts):

At December [ • ],
2008, as adjusted

Shareholders’ equity:
Shares, [ • ] Swiss francs par value, [ • ]issued(a)	$	[ • ]
Qualifying additional paid-in capital		[ • ]
Special reserves(b)		—
Retained earnings		—

Total shareholders’ equity	$	[ • ]

(a) Shares issued includes (1) [ • ] shares outstanding at December [ • ], 2008, (2) [ • ] million shares held by affiliates of Weatherford-Bermuda as treasury shares and (3) ten million Formation Shares representing the share capital issued to Weatherford-Bermuda in connection with the formation of Weatherford-Switzerland, assuming a par value of [ • ] Swiss francs per Weatherford-Switzerland share. The actual par value per Weatherford-Switzerland share after the completion of the redomestication will be the Swiss franc equivalent of US $1.

(b) Special reserves, in the amount of [ • ] Swiss francs, representing the purchase price paid by Weatherford-Bermuda to acquire the shares of Weatherford-Switzerland issued to Weatherford-Bermuda in connection with Weatherford-Switzerland’s initial incorporation (equal to the aggregate par value of Weatherford-Switzerland’s shares, without giving effect to the redomestication).

Q:	What vote of Weatherford-Bermuda shareholders is required to approve the Scheme of Arrangement?

A:	The affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of shareholders present and voting either in person or by proxy at the meeting, is required to approve the Scheme of Arrangement. The affirmative vote of holders of at least a majority of the Weatherford-Bermuda common shares present in person or by proxy at the first meeting and entitled to vote on the matter is required to approve the adjournment proposal. Please see “The Shareholders Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Q:	What vote of Weatherford-Bermuda shareholders is required at the second meeting to approve the 2009 Plan?

A:	The affirmative vote of a majority of the shares voted at the second meeting is required to approve the 2009 Plan.

Q:	What vote does the board of directors recommend?

A:	OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE SCHEME OF ARRANGEMENT, “FOR” THE MOTION FOR ADJOURNMENT AND “FOR” APPROVAL OF THE 2009 PLAN.

Parties to the Redomestication

Weatherford-Bermuda.  We are one of the world’s leading providers of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We were originally incorporated in Delaware in 1972 and, in 2002, we reincorporated in Bermuda. We operate in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world.

Weatherford-Switzerland.  Weatherford-Switzerland is a newly formed Swiss corporation and is currently wholly owned by Weatherford-Bermuda. Weatherford-Switzerland has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the proposed redomestication. As a result of the redomestication, Weatherford-Switzerland will become the parent holding company of Weatherford-Bermuda.

The principal executive offices of Weatherford-Bermuda are located at 515 Post Oak Blvd., Houston, Texas 77027. The telephone number of each party at the U.S. address is (713) 693-4000. The principal executive offices of Weatherford-Switzerland are currently located at Alpenstrasse 15, 6300 Zug, Switzerland, and the telephone number at that address is +41-41-729-4242. The principal executive offices of Weatherford-Switzerland are expected to be located in Zug, Switzerland with a branch office in Geneva, Switzerland following the completion of the redomestication.

The Redomestication (see page 20)

The redomestication will change our place of incorporation from Bermuda to Zug, Switzerland. In connection with the redomestication, we also plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland.

The redomestication involves several steps. First, we have formed Weatherford-Switzerland. Following the shareholders meeting to be held on January [ • ], 2009 and a hearing of the Supreme Court of Bermuda scheduled for February [ • ], 2009, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. As a result of the redomestication, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland.

After the redomestication, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by Weatherford-Bermuda before the redomestication. The number of shares you will own in Weatherford-Switzerland will be the same as the number of shares you owned in Weatherford-Bermuda immediately prior to the redomestication, and your relative economic interest in us will remain unchanged.

The completion of the redomestication will change the governing law that applies to our shareholders from Bermuda law to Swiss law. There are differences between Bermuda law and Swiss law, some of which are material. See “Comparison of Rights of Shareholders” for a summary of some of these differences.

Upon completion of the redomestication, we will remain subject to the U.S. Securities and Exchange Commission, which we refer to as the SEC, reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the NYSE, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles, which we refer to as U.S. GAAP.

The Transaction will be effected pursuant to the Scheme of Arrangement and in accordance with the Share Exchange Agreement, which are the legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B.

Assuming we obtain the requisite shareholder approval, we anticipate that the Transaction will become effective as soon as practicable following sanction of the Scheme of Arrangement by the Supreme Court of Bermuda at the hearing scheduled for February [ • ], 2009 upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies and the registration with the commercial register in the Canton of Zug, Switzerland of the capital increase covering the Weatherford-Switzerland registered shares to be issued in connection with the Scheme of Arrangement.

Reasons for the Redomestication (see page 20)

Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits.

Regulatory Matters (see page 25)

We are not aware of any other governmental approvals or actions that are required to complete the redomestication other than compliance with U.S. federal and state securities laws and Bermuda and Swiss corporate law (including sanction by the Supreme Court of Bermuda).

Tax Considerations (see page 28)

For U.S. federal income tax purposes, holders of shares of Weatherford-Bermuda generally should not recognize gain or loss on the exchange of such shares for shares of Weatherford-Switzerland in the Transaction. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of shares. Under Swiss tax law, no tax is due for non-Swiss holders of Weatherford-Bermuda shares on the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction. Please refer to “Material Tax Considerations” for a description of certain material U.S. federal, Swiss and Bermuda tax consequences of the Transaction to Weatherford-Bermuda shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Swiss, Bermuda and other non-U.S. tax consequences of the Transaction and ownership and disposition of the Weatherford-Switzerland shares in light of your particular situation.

Rights of Shareholders (see page 49)

Many of the principal attributes of Weatherford-Bermuda’s common shares and Weatherford-Switzerland’s registered shares will be similar. However, there are differences between your rights under Bermuda law and Swiss law, some of which are material. In addition, there are differences between Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s proposed articles of association and organizational regulations, some of which are material. We discuss these differences in detail under “Description of Weatherford-Switzerland Shares” and “Comparison of Rights of Shareholders.” Copies of Weatherford-Switzerland’s proposed articles of association and organizational regulations are attached as Annex E and Annex F to this proxy statement, respectively.

Stock Exchange Listing (see page 27)

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

Market Price and Dividend Information (see page 102)

On December 10, 2008, the last trading day before the public announcement of the proposed redomestication, the closing price of the Weatherford-Bermuda common shares on the NYSE was $11.02 per share. On December [ • ], 2008, the most recent practicable date before the date of this proxy statement, the closing price of the Weatherford-Bermuda common shares was $[ • ] per share.

Court Sanction of the Scheme of Arrangement (see page 23)

We cannot complete the redomestication without the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. Subject to the shareholders of Weatherford-Bermuda approving the Scheme of Arrangement, a Supreme Court hearing will be required to sanction the Scheme of Arrangement. At the hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Weatherford-Bermuda and Weatherford-Switzerland. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda, among other things, must be satisfied that shareholders have been notified of the meeting to approve the Scheme of Arrangement and have been provided with sufficient explanatory information about the Scheme of Arrangement and that the Scheme of Arrangement is fair and reasonable.

No Appraisal Rights (see page 25)

Under Bermuda law, the shareholders of Weatherford-Bermuda do not have any right to an appraisal of the value of their shares or payment for them in connection with the redomestication.

Accounting Treatment of the Redomestication (see page 27)

Under U.S. GAAP, the redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Weatherford-Switzerland will be reflected at their carrying amounts in the accounts of Weatherford-Bermuda at the effective time of the redomestication.

First Shareholders Meeting to Approve the Scheme of Arrangement (see page 96)

Time, Place, Date and Purpose.  The shareholders meeting to approve the Scheme of Arrangement will be held on January [ • ], 2009 at [ • ], local time, at 515 Post Oak Blvd., Room 604, Houston, Texas. At the meeting, our board of directors will ask the shareholders to vote to approve:

•	the Transaction, which will be effected by the proposed Scheme of Arrangement and in accordance with the Share Exchange Agreement, pursuant to which each issued and outstanding common share of Weatherford-Bermuda would be transferred to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) one share of Weatherford-Switzerland;

•	a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement; and

•	any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

Record Date.  Only holders of record of Weatherford-Bermuda common shares on December [ • ], 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Quorum.  The presence, in person or by proxy, of two persons or more at the start of the meeting and representing a majority of the total issued and outstanding voting shares of Weatherford-Bermuda throughout the meeting is required to constitute a quorum at the shareholders meeting. A majority in number of those present at the meeting may adjourn the meeting if a quorum is present, and if not present, the meeting will be adjourned. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the meeting.

Recommendation of the Board of Directors.  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE SCHEME OF ARRANGEMENT. OUR BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE OTHER PROPOSALS, WHICH ARE NOT CONDITIONS TO THE SCHEME OF ARRANGEMENT.

Required Vote.  The Scheme of Arrangement requires the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of shareholders present and voting either in person or by proxy at the meeting. The affirmative vote of holders of at least a majority of the Weatherford-Bermuda common shares voting on the matter is required to approve the adjournment proposal. An abstention or broker non-vote on either proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will have no effect when determining whether either proposal has received the required approval, but will be counted as present for purposes of determining whether there is a quorum at the meeting. See “The Shareholders Meetings — Record Date; Voting Rights; Vote Required for Approval” and “The Shareholders Meetings — Proxies”

Second Shareholders Meeting to Approve the Weatherford International Ltd. 2009 Omnibus Incentive Plan (see page 96)

The first meeting has been called at the direction of the Supreme Court of Bermuda pursuant to an Order we requested. Because the first meeting is a court-ordered meeting, Bermuda law does not permit other business to be conducted at that meeting. We will therefore convene a second meeting immediately after the first to conduct additional business.

Time, Place, Date and Purpose.  Immediately following the completion of the meeting to approve the Scheme of Arrangement, we will convene a second special meeting of shareholders. At the meeting, our board of directors will ask the shareholders to vote to approve:

•	the Weatherford International Ltd. 2009 Omnibus Incentive Plan, which we refer to as the 2009 Plan; and

•	any other matters that properly come before the meeting.

Record Date.  Only holders of record of Weatherford-Bermuda common shares on December [ • ], 2008 are entitled to notice of and to vote at the second meeting.

The 2009 Plan was adopted by our Board of Directors on December 9, 2008, subject to approval of our shareholders.

The 2009 Plan is substantially identical to our existing 2006 Omnibus Incentive Plan. The 2009 Plan authorizes the issuance of awards of restricted shares, restricted share units, options, share appreciation rights, performance based awards, other share-based awards and cash-based awards. The 2009 Plan provides that Awards may be granted up to an aggregate of seven million common shares.

Quorum.  The presence, in person or by proxy, of two persons or more at the start of the meeting and representing a majority of the total issued and outstanding voting shares of Weatherford-Bermuda throughout the meeting is required to constitute a quorum at the shareholders meeting. A majority in number of those present at the meeting may adjourn the meeting if a quorum is present, and if not present, the meeting will be adjourned. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the meeting.

Recommendation of the Board of Directors.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE 2009 PLAN, WHICH IS NOT A CONDITION TO THE APPROVAL OF THE SCHEME OF ARRANGEMENT.

Required Vote.  Approval of the 2009 Plan requires the affirmative vote of a majority of the shares voted on the proposal. An abstention or broker non-vote on the proposal has the effect of a vote note being cast with respect to the relevant shares in relation to the proposal. As a consequence, such share will have no effect when determining whether the proposal has received the required approval, but will be counted as present for purposes of determining whether there is a quorum at the second meeting. See “The Shareholders Meetings — Record Date; Voting Rights; Vote Required for Approval” and “The Shareholders Meeting — Proxies”.

Enclosed with this proxy statement is a separate blue proxy card for the second meeting. You may grant a proxy to vote on the 2009 Plan by marking your blue proxy card appropriately, signing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you have timely submitted a properly executed blue proxy card or appointed a proxy by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

Proxies (see page 97)

General.  Two proxy cards, a yellow proxy card regarding the meeting to approve the Scheme of Arrangement and a blue proxy card regarding the meeting to approve the 2009 Plan, are being sent to each shareholder as of the record date. If you properly received the proxy cards, you may grant a proxy to vote on the proposals by marking each of your proxy cards appropriately, signing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

Revocation.  You may revoke either of your proxy cards at any time before it is voted by:

•	giving written notice of the revocation to our Secretary;

•	appearing at the applicable meeting, notifying our Secretary and voting in person;

•	revoking the proxy by telephone or the Internet; or

•	properly completing and signing a later-dated proxy with respect to the meeting and delivering it to our Secretary at or before the meeting.

However, your attendance at the meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Selected Historical Financial Data

The following table presents selected consolidated financial data for Weatherford-Bermuda. We derived the statement of operations data for each of the years in the five-year period ended December 31, 2007, and the balance sheet data as of December 31, 2007, 2006, 2005, 2004 and 2003, from Weatherford-Bermuda’s audited consolidated financial statements. We derived the statement of operations data for the nine months ended September 30, 2008 and 2007, and the balance sheet data as of September 30, 2008 and 2007, from Weatherford-Bermuda’s unaudited interim consolidated financial statements. We prepared the unaudited interim consolidated financial statements on the same basis as the audited consolidated financial statements and included all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of Weatherford-Bermuda’s financial position and results of operations for the unaudited interim periods. The historical financial information may not be indicative of Weatherford-Switzerland’s future performance. Results of operations for the nine months ended September 30, 2008, may not be indicative of the results of operations that may be achieved for the entire year. The data should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Weatherford-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2007, and in Weatherford-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and Weatherford-Bermuda’s financial statements, related notes and other financial information incorporated by reference in this proxy statement.

We have included no data for Weatherford-Switzerland because that entity was not in existence during any of the periods shown below.

	Nine Months Ended
	September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(Unaudited)
	(In millions, except per share data and percentages)

Statement of operations data:
Operating revenues	$6,965,938	$5,640,221	$7,832,062	$6,578,928	$4,333,227	$3,131,774	$2,562,034
Operating income	1,447,198	1,162,744	1,624,336	1,354,687	570,598	402,995	279,365
Net income	1,005,785	739,595	1,070,606	896,369	467,420	330,146	143,352
Basic earnings per share	$1.48	$1.09	$1.58	$1.29	$0.78	$0.62	$0.28
Diluted earnings per share	$1.44	$1.06	$1.54	$1.26	$0.74	$0.57	$0.27
Balance sheet data (at end of period):
Total assets	$16,198,911	$12,439,402	$13,190,957	$10,139,248	$8,580,304	$5,543,482	$4,994,324
Debt due within one year	1,074,000	431,051	774,220	648,736	954,766	22,235	207,342
Long-term debt	4,544,110	3,064,508	3,066,335	1,564,600	632,071	1,404,431	1,379,611
Total shareholders’ equity	8,383,278	7,081,764	7,406,719	6,174,799	5,666,817	3,313,389	2,708,068
Other financial data:
Cash provided by operating activities	$584,356	$521,438	$872,506	$1,087,019	$503,094	$503,479	$285,402
Cash used in investing activities	(2,211,483)	(1,636,985)	(2,233,048)	(1,242,499)	(1,254,908)	(105,289)	(377,015)
Cash provided by (used in) financing activities	1,792,959	1,115,258	1,401,629	145,112	570,109	(139,609)	94,638
Capital expenditures	1,821,813	1,097,470	1,635,041	1,051,100	522,841	310,868	302,502
Operating margin	21%	21%	21%	21%	13%	13%	11%

Pro forma financial statements for Weatherford-Switzerland are not included in this proxy statement because no significant pro forma adjustments are required to be made to the historical condensed consolidated statement of operations and balance sheet of Weatherford-Bermuda for the nine months ended and as of September 30, 2008 and to the historical consolidated statement of operations of Weatherford-Bermuda for the year ended December 31, 2007. Those financial statements are included in Weatherford-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in its Annual Report on Form 10-K for the year ended December 31, 2007.

RISK FACTORS

You should consider carefully the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including our annual report on Form 10-K for the year ended December 31, 2007, our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and our subsequent filings with the SEC.

The anticipated benefits of moving our principal executive offices to Switzerland may not be realized, and difficulties in connection with moving our principal executive offices could have an adverse effect on us.

In connection with the redomestication, we plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland. We may face significant challenges in relocating our executive offices to a different country, including difficulties in retaining and attracting officers, key personnel and other employees and challenges in maintaining principal executive offices in a country different from the country where other employees, including corporate support staff, are located. Employees may be uncertain about their future roles within our organization pending or following the completion of the redomestication. Management may also be required to devote substantial time to the redomestication and related matters, which could otherwise be devoted to focusing on ongoing business operations and other initiatives and opportunities. In addition, we may not realize the benefits we anticipate from the redomestication, including the benefit of moving to a location that is more centrally located within our area of worldwide operations. See “First Meeting, Proposal 1: The Redomestication — Background and Reasons for the Redomestication.” Any such difficulties could have an adverse effect on our business, results of operations or financial condition.

Your rights as a shareholder will change as a result of the redomestication.

Because of differences between Swiss law and Bermuda law and differences between the governing documents of Weatherford-Switzerland and Weatherford-Bermuda, your rights as a shareholder will change if the redomestication is completed. For a description of these differences, see “Description of Weatherford-Switzerland Shares” and “Comparison of Rights of Shareholders.”

Following the redomestication, registered holders who hold share certificates must surrender their share certificates and apply for enrollment in our share register as shareholders with voting rights in order to exercise voting and certain other rights.

Once the redomestication is completed, our shareholders will own one registered share of Weatherford-Switzerland for each common share of Weatherford-Bermuda held before the redomestication. Although shareholders who hold share certificates in Weatherford-Bermuda will automatically continue to be entitled to dividends, preferential subscription rights and liquidation proceeds, such shareholders will not be able to exercise any voting rights, prove their ownership interest in Weatherford-Switzerland, transfer their shares or exercise other shareholder rights until they surrender their certificates and apply for enrollment in our share register as shareholders with voting rights. However, beneficial holders of shares held in “street name” will not be required to take any action.

The market for the Weatherford-Switzerland shares may differ from the market for the Weatherford-Bermuda shares, and Weatherford-Switzerland’s shares may be removed as a component of the Standard & Poor’s 500 Index and other indices or certain other funds.

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed. The market price, trading volume or volatility of the Weatherford-Switzerland shares could be different than those of the Weatherford-Bermuda shares.

Weatherford-Bermuda’s common shares are currently a component of the Standard & Poor’s 500 Index and other indices. S&P has considered Weatherford-Bermuda and a number of other “offshore registered companies” domestic companies for purposes of inclusion in the S&P 500. S&P may decide to remove

Weatherford-Switzerland’s shares as a component of the S&P 500, and, while we are uncertain as to when S&P will make its determination, this determination may not be made until after the shareholders meeting. S&P has removed the shares of another offshore registered company that has recently redomesticated from the Cayman Islands to Switzerland. Similar issues could arise with respect to whether Weatherford-Switzerland’s shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the redomestication. If Weatherford-Switzerland’s shares are removed as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors attempting to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would likely sell their shares, which could adversely affect the price of the Weatherford-Switzerland shares. Any such adverse impact on the price of the Weatherford-Switzerland shares could be magnified by the current heightened volatility in the financial markets.

Weatherford-Switzerland will have less flexibility than Weatherford-Bermuda with respect to certain aspects of capital management.

Upon the completion of the redomestication, the par value of Weatherford-Switzerland’s shares will be [ • ] Swiss francs per share. Under Swiss law, Weatherford-Switzerland generally may not issue its shares below par value. As of December [ • ], 2008, the closing price of Weatherford-Bermuda’s common shares on the NYSE was $[ • ], equivalent to [ • ] Swiss francs based on a foreign exchange rate of CHF [ • ] to $1.00 on such date. In the event Weatherford-Switzerland needs to raise common equity capital at a time when the trading price of its shares is below the par value of the shares, Weatherford-Switzerland will need to obtain approval of shareholders to decrease the par value of its shares or issue another class of shares with a lower par value. We cannot assure you that Weatherford-Switzerland would be able to obtain such shareholder approval. In addition, obtaining shareholder approval would require filing a proxy statement with the SEC and convening a meeting of shareholders, which would delay any capital raising plans. Furthermore, any reduction in par value would decrease Weatherford-Switzerland’s par value available for future repayment of share capital not subject to Swiss withholding tax. See “— Weatherford-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.”

As a result of increased shareholder approval requirements, Weatherford-Switzerland will have less flexibility than Weatherford-Bermuda with respect to certain aspects of capital management.

Under Bermuda law, Weatherford-Bermuda’s directors may issue, without shareholder approval, any common shares authorized in Weatherford-Bermuda’s memorandum of association that are not issued or reserved. Bermuda law also provides substantial flexibility in establishing the terms of preferred shares. In addition, Weatherford-Bermuda’s board of directors has the right, subject to statutory limitations, to declare and pay dividends on Weatherford-Bermuda’s common shares without a shareholder vote. Swiss law allows Weatherford-Switzerland’s shareholders to create authorized share capital that can be issued by the board of directors without shareholder approval, but this authorization is limited to 50% of the existing registered share capital and must be renewed by the shareholders every two years. Additionally, subject to specified exceptions, Swiss law grants preferential subscription rights to existing shareholders to subscribe for new issuances of shares. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. Swiss law also reserves for approval by shareholders many corporate actions over which Weatherford-Bermuda’s board of directors currently has authority. For example, dividends must be approved by shareholders. We cannot assure you that situations will not arise where flexibility that is otherwise available under Bermuda law and would have provided substantial benefits to our shareholders is not available under Swiss law.

The redomestication will result in additional costs to us, some of which will be incurred whether or not the redomestication is completed.

The completion of the redomestication will result in an increase in some of our ongoing expenses and require us to incur some new expenses. Some costs, including those related to employees in our Swiss offices and our holding board meetings in Switzerland, are expected to be higher than would be the case if our principal executive offices were not relocated to Switzerland. We also expect to incur new expenses, including professional fees to comply with Swiss corporate and tax laws. In addition, we will incur certain transaction costs in connection with the redomestication whether or not the redomestication is completed. The redomestication may also result in indirect costs by diverting attention of management and employees from our business and therefore increasing administrative costs and expenses.

Weatherford-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.

A Swiss withholding tax will be levied on dividends and similar distributions made by Weatherford-Switzerland to its shareholders at the statutory rate of 35% if we cannot structure the distributions as distributions made to shareholders in relation to a reduction of par value or number of shares, which would be exempt from Swiss withholding tax. Furthermore, effective January 1, 2011, distributions of qualifying additional paid-in capital will, as a matter of principle and subject to regulations still to be promulgated by the competent Swiss authorities, be exempt from the Swiss withholding tax. The Swiss withholding tax will also be levied at the statutory rate of 35% if, beginning on January 1, 2011, we cannot structure the distribution as a distribution in relation to a reduction of qualifying additional paid in capital. See “Material Tax Consideration — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction — Swiss Withholding Tax — Distributions to Shareholders” and “— Exemption from Swiss Withholding Tax — Distributions to Shareholders.”

A repurchase of shares for the purposes of capital reduction is treated as a partial liquidation subject to the 35% Swiss withholding tax to be levied on the difference (i) between par value and redemption price, and (ii) beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, between par value plus the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased and the redemption price. Although we plan to repurchase, when possible, our shares from Swiss institutional market participants able to receive a full refund of the Swiss withholding tax, there is risk that the Swiss federal tax administration could decide to levy the Swiss withholding tax on the repurchase of our shares if institutional investors or other parties able to benefit from the full Swiss withholding tax relief purchased our shares to resell them shortly to us. See “Material Tax Consideration — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction — Exemption from Swiss Withholding Tax — Distributions to Shareholders” and “— Repurchases of Shares.”

For a discussion of the conditions for Swiss Holders and non-Swiss Holders to obtain a full or partial relief or refund under Swiss tax law or under bilateral treaties for the avoidance of double taxation, see “Material Tax Consideration — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction — Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

The redomestication may not allow us to maintain a competitive worldwide effective corporate tax rate.

We believe that the redomestication should improve our ability to maintain a competitive worldwide effective tax rate. However, we cannot provide any assurances as to what our effective tax rate will be after the redomestication because of, among other things, uncertainty regarding the amount of business activities in any particular jurisdiction in the future and the tax laws of such jurisdictions, as well as changes in U.S. and other tax laws. Our actual effective tax rate may vary from our expectation and that variance may be material. Additionally, the tax laws of Switzerland and other jurisdictions could change in the future, and such changes could cause a material change in our worldwide effective tax rate.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements include statements about the following subjects:

•	benefits, effects or results of the redomestication;

•	operations and results after the redomestication;

•	business strategies;

•	expected financial position;

•	expected results of operations;

•	future cash flows;

•	dividends, share repurchases and other distributions;

•	plans and objectives of management;

•	timing and timeline of the redomestication;

•	tax treatment of the redomestication;

•	accounting treatment of the redomestication;

•	transaction-related expenses;

•	performance of contracts;

•	outcomes of legal proceedings;

•	compliance with applicable laws;

•	adequacy of insurance; and

•	any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements in this proxy statement are identifiable by use of the following words and other similar expressions, among others:

•	“anticipate”;

•	“believe”;

•	“budget”;

•	“could”;

•	“estimate”;

•	“expect”;

•	“forecast”;

•	“intend”;

•	“may”;

•	“might”;

•	“plan”;

•	“predict”;

•	“project”;

•	“schedule”; and

•	“should.”

The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this proxy statement or incorporated by reference:

•	an inability to realize expected benefits from the redomestication or the occurrence of difficulties in connection with the redomestication;

•	any unanticipated costs in connection with the redomestication;

•	an inability to obtain any necessary waivers from our lenders in connection with the redomestication;

•	material changes in oil and natural gas supply and demand, oil and natural gas prices, rig count or other market trends;

•	the volatility of the oil and natural gas industry;

•	changes in the level of drilling and production activity;

•	a shortage of available skilled labor;

•	increases in the prices and availability of our raw materials;

•	an inability to commercialize new products and services;

•	an inability to realize expected benefits from our acquisitions;

•	the cyclical nature of or a prolonged downturn in our industry;

•	adverse weather conditions affecting our operations;

•	political disturbances, war, or terrorist attacks and changes in global trade policies;

•	governmental and internal investigations;

•	risks of international operations and compliance with foreign laws;

•	compliance with or breach of environmental laws;

•	labor relations and wage negotiations with unions;

•	operating hazards;

•	political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations;

•	compliance with the Foreign Corrupt Practices Act;

•	the impact of governmental laws and regulations;

•	the adequacy of sources of liquidity;

•	the availability of adequate insurance at a reasonable cost and risks of uninsured or self-insured losses;

•	changes in the tax laws;

•	the effect of litigation and contingencies; and

•	fluctuations in the value of our shares.

The above factors are in addition to those factors discussed:

•	under “Risk Factors” and the “First Meeting, Proposal 1: The Redomestication — Background and Reasons for the Redomestication” and elsewhere in this proxy statement; and

•	in the documents that we incorporate by reference into this proxy statement, including in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and subsequent SEC filings.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

FIRST MEETING, PROPOSAL 1: THE REDOMESTICATION

Our board of directors has unanimously approved and recommends that you approve the proposed Scheme of Arrangement providing for a share exchange transaction to change our place of incorporation from Bermuda to Switzerland. The redomestication involves several steps.

First, we have formed Weatherford-Switzerland. Following the shareholders meeting to be held on January [ • ], 2009 and a hearing of the Supreme Court of Bermuda scheduled for February [ • ], 2009 and the filing of the corresponding court order with the Bermuda Registrar of Companies, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland. In exchange for each share of Weatherford-Bermuda, Weatherford-Switzerland will issue one share of Weatherford-Switzerland, which will be transferred to each shareholder by American Stock Transfer & Trust Company, LLC, as nominee acting on behalf and for the account of the shareholders, which we refer to as the Nominee. As a result, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. The Transaction will be effected pursuant to the Scheme of Arrangement and in accordance with the Share Exchange Agreement, which are the legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B. We encourage you to read these documents carefully.

After the redomestication, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by Weatherford-Bermuda before the redomestication. The number of shares you will own will be the same as the number of shares you owned in Weatherford-Bermuda immediately prior to the redomestication, and your relative economic interest in us will remain unchanged. Immediately after the redomestication, Weatherford-Switzerland will have outstanding the same number of shares as were outstanding for Weatherford-Bermuda immediately before the redomestication, plus the Formation Shares. As of December [ • ], 2008, the record date for the shareholders meeting, there were [ • ] common shares of Weatherford-Bermuda issued and outstanding. For a description of the shares of Weatherford-Switzerland, see “Description of Weatherford-Switzerland Shares.”

In connection with the redomestication, we also plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland.

Background and Reasons for the Redomestication

Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits.

•	Switzerland is more centrally located than our current executive offices to our worldwide operations, in terms of both time zone overlap and travel time. We expect that relocating our executive team to a more central location will permit them to coordinate and interact with worldwide operations during their normal business hours. Thus, the relocation will allow us to better support our worldwide operations and improve executive oversight of these operations.

•	We conduct a significant part of our business operations internationally, including in Europe, the Middle East, Africa, the Asia Pacific region and the Commonwealth of Independent States. A significant majority of our business is conducted outside of the United States. Our revenues from non-U.S. operations constituted 62-63% of our worldwide revenues for each of the years 2005, 2006 and 2007, and 64% of our revenues for the first three quarters of 2008. Based on global oil and gas activity, we anticipate that we will derive an increasing percentage of our future revenues from non-U.S. operations. The redomestication is intended to position our company to further benefit from these growth opportunities and allow our management to more effectively implement our global strategy and increase our focus on customer development in these areas by positioning our headquarters closer to these areas.

•	Switzerland has a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights. Generally, the rights of a shareholder of a Swiss company are substantially similar to, and in some cases more favorable to shareholders than, the rights of a shareholder of a Bermuda company. See “Description of Weatherford-Switzerland Shares” and “Comparison of Shareholder Rights”. We believe that, on the whole, the perception of a Swiss company among regulatory authorities, investors, creditors and customers is generally more favorable than of a Bermuda company.

•	Switzerland has numerous tax treaties with many taxing jurisdictions throughout the world. Bermuda has no comprehensive income tax treaties. Switzerland has a developed and stable tax regime. We believe that the redomestication will improve our global tax position and substantially lower our risk related to possible changes in tax and other laws, possible changes in tax treaties and disputes with tax and other authorities. As such, we believe the redomestication will provide greater predictability and improve our ability to maintain a competitive worldwide effective corporate tax rate.

•	It is important to the effective execution of our global strategy to be a multinational company. Our workforce is global in its composition, and we have operations in approximately 100 different countries. We believe that our relocation to Zug, Switzerland with a branch office in Geneva, Switzerland reflects the multinational nature of our company. Geneva is considered one of the most multinational cities in the world, being the location of the headquarters or key offices of the United Nations and many international non governmental organizations and companies.

In addition to the potential benefits described above, the redomestication will expose us and our shareholders to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that our shareholders vote for the Scheme of Arrangement. We cannot assure you, however, that the anticipated benefits of the redomestication will be realized.

The Scheme of Arrangement and the Share Exchange Agreement

There are several steps to the redomestication contemplated by the Scheme of Arrangement and the Share Exchange Agreement, including the following:

•	Weatherford-Bermuda has formed Weatherford-Switzerland;

•	assuming we obtain the necessary shareholder approval at the meeting on January [ • ], 2009 and assuming the Supreme Court of Bermuda sanctions the Scheme of Arrangement at a hearing scheduled for February [ • ], 2009, we will file the Court’s order with the Bermuda Registrar of Companies, at which time all common shares of Weatherford-Bermuda will be transferred to Weatherford-Switzerland;

•	Weatherford-Switzerland will deliver to the Nominee, acting on behalf and for the account of the shareholders, one share of Weatherford-Switzerland in exchange for each share of Weatherford-Bermuda;

•	immediately thereafter, the Nominee, acting on behalf and for the account of the shareholders, will transfer to each shareholder one new share of Weatherford-Switzerland as the sole consideration and in exchange for each share of Weatherford-Bermuda; and

•	Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights.

Additional Agreement

Weatherford-Bermuda will indemnify the directors and officers of Weatherford-Bermuda and its subsidiaries for at least six years after the effective time of the redomestication.

Amendment or Termination

The Share Exchange Agreement may be amended, modified or supplemented at any time before or after the Scheme of Arrangement is approved by our shareholders. However, after the Scheme of Arrangement is approved by our shareholders, no amendment, modification or supplement may be made to the Share Exchange Agreement that requires further approval by our shareholders without obtaining that approval.

Our board of directors may terminate the Share Exchange Agreement and abandon the redomestication at any time before the Scheme of Arrangement becomes effective without obtaining shareholder approval.

Nominee

Following the shareholders meeting on January [ • ], 2009 and a hearing of the Supreme Court of Bermuda scheduled for February [ • ], 2009, assuming we have obtained the necessary shareholder approval and court sanction, American Stock Transfer & Trust Company, LLC will be appointed to act as nominee on behalf and for the account of the shareholders to assist in effecting the Transaction, as described in “— The Scheme of Arrangement and the Share Exchange Agreement” and “— Court Sanction of the Scheme of Arrangement.” The Nominee will sign a subscription agreement for the shares of Weatherford-Switzerland to be transferred to the shareholders. It will own bare legal title to these shares upon the issuance thereof solely for the account and benefit of the shareholders and will act as trustee for the shareholders for the instant in time that it holds bare legal title to the shares. The Nominee is required to act in such capacity in order for the Transaction to comply with certain procedural provisions of Swiss law, and the Nominee has no power to dispose of the shares of Weatherford-Switzerland other than pursuant to the Transaction. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of the appointment of the Nominee.

Conditions to Completion of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by our shareholders;

•	there is no decree, order or injunction that prohibits the completion of the redomestication;

•	the capital increase covering the Weatherford-Switzerland registered shares to be issued under the terms of the Scheme of Arrangement and the articles of association of Weatherford-Switzerland, in the form attached as Annex E to this proxy statement, is registered with the commercial register in the Canton of Zug, Switzerland;

•	the requisite court order sanctioning the Scheme of Arrangement has been obtained from the Supreme Court of Bermuda and filed with the Registrar of Companies of Bermuda;

•	the Weatherford-Switzerland shares to be issued under the terms of the Scheme of Arrangement are authorized for listing on the NYSE, subject to official notice of issuance;

•	we receive an opinion from Baker & McKenzie LLP confirming, as of the effective date of the Transaction, the material U.S. federal income tax consequences of the Transaction, receiving distributions on Weatherford-Switzerland shares, and disposing of Weatherford-Switzerland shares, each as described under “Material Tax Considerations — U.S. Federal Income Tax Considerations”; and

•	we receive an opinion from Baker & McKenzie Geneva confirming, as of the effective date of the Transaction, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations.”

We are a party to certain credit agreements that require consents from third-party lenders prior to implementing the redomestication. See “— Credit Facilities” for more information.

Court Sanction of the Scheme of Arrangement

Pursuant to section 99 of the Companies Act 1981, as amended, of Bermuda, which we refer to as the Companies Act, the Scheme of Arrangement must be sanctioned by the court in Bermuda. This requires Weatherford-Bermuda to file a petition in the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, Weatherford-Bermuda obtained directions from the Supreme Court of Bermuda providing for the convening of the shareholders meeting to approve the Scheme of Arrangement and other procedural matters regarding that meeting and the Supreme Court of Bermuda proceeding, including a date upon which the Supreme Court of Bermuda will hear the petition. A copy of the Supreme Court’s order is attached as Annex C to this proxy statement. Subject to our shareholders approving the Scheme of Arrangement, a subsequent Supreme Court of Bermuda hearing will be required to hear the petition and seek the sanction of the Scheme of Arrangement, which we refer to as the sanction hearing. The Supreme Court has fixed the date of the sanction hearing at [ • ] a.m. on February [ • ], 2009 at the courthouse in Hamilton, Bermuda. At the sanction hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Weatherford-Bermuda and Weatherford-Switzerland. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair and reasonable. If you are a shareholder, you may appear or be represented and present evidence or arguments at the sanction hearing. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. See “The Shareholders Meetings” for more information. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Bermuda as required by section 99 of the Companies Act. See “— Conditions to Completion of the Redomestication” for more information on these conditions.

The Scheme of Arrangement, which would effect the redomestication, is attached as Annex B to this proxy statement and sets forth the specific terms of the redomestication. At the first shareholders meeting, our shareholders will be asked to approve the Scheme of Arrangement. If the shareholders approve the Scheme of Arrangement, then we will ask the Supreme Court to sanction the Scheme of Arrangement. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Supreme Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or their implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify us in writing of its intention at least ten business days prior to commencing a new proceeding. After the effective time of the Scheme of Arrangement, no shareholder may commence a proceeding against Weatherford-Switzerland or Weatherford-Bermuda in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When, under any provision of the Scheme of Arrangement after its effective time, a matter is to be determined by us, then we will have discretion to interpret those matters under the Scheme of Arrangement in a manner that we consider fair and reasonable, and our decisions will be binding on all concerned.

We may consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court may think fit to approve or impose.

Federal Securities Law Consequences; Resale Restrictions

The issuance of Weatherford-Switzerland shares to our shareholders in connection with the redomestication will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. At the sanction hearing, at which shareholders may appear, the Supreme Court will consider whether the terms and conditions of the redomestication are fair. The Weatherford-Switzerland shares issued to our shareholders in connection with the redomestication will be freely transferable, except for restrictions applicable to certain “affiliates” of Weatherford-Bermuda under the Securities Act, as follows:

•	Persons who were not affiliates of Weatherford-Bermuda at the date of the redomestication and have not been affiliates within 90 days prior to such date will be permitted to sell any Weatherford-Switzerland shares received in the redomestication without regard to Rule 144 under the Securities Act.

•	Persons who were affiliates of Weatherford-Bermuda at the date of the redomestication or were affiliates within 90 days prior to such date will be permitted to resell any Weatherford-Switzerland shares they receive in the redomestication in the manner permitted by Rule 144. In computing the holding period of the Weatherford-Switzerland shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Weatherford-Bermuda shares held prior to the effective time of the redomestication.

Persons who may be deemed to be affiliates of Weatherford-Bermuda and Weatherford-Switzerland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Weatherford-Bermuda and Weatherford-Switzerland, and would include shareholders who are executive officers, directors or significant shareholders of Weatherford-Bermuda and Weatherford-Switzerland.

We have not filed a registration statement with the SEC covering any resales of the Weatherford-Switzerland shares to be received by our shareholders in the redomestication. Weatherford-Switzerland will file certain post-effective amendments to existing effective registration statements of Weatherford-Bermuda concurrently with the completion of the redomestication.

Effective Time

If the Scheme of Arrangement is approved by the requisite shareholder vote and sanctioned by the Supreme Court of Bermuda, we anticipate that the Scheme of Arrangement itself will become effective as soon as practicable following sanction of the Scheme of Arrangement by the Supreme Court of Bermuda at the hearing scheduled for February [ • ], 2009. The redomestication will be completed upon the later of: (i) our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies and (ii) the registration with the commercial register in the Canton of Zug, Switzerland of the capital increase covering the Weatherford-Switzerland registered shares to be issued in connection with the Scheme of Arrangement and the transfer of the shares in Weatherford-Bermuda to Weatherford-Switzerland. We currently expect to complete the redomestication in early 2009.

If the conditions to the redomestication are not satisfied, the redomestication may be abandoned or delayed, even after our shareholders approve the Scheme of Arrangement. In addition, our board of directors may abandon or delay the redomestication for any reason at any time before the Scheme of Arrangement becomes effective, even after our shareholders have approved the Scheme of Arrangement.

Management of Weatherford-Switzerland

The executive officers and directors of Weatherford-Bermuda immediately prior to the completion of the redomestication will be the executive officers and directors of Weatherford-Switzerland. Weatherford-Bermuda’s directors will carry their terms of office over to the Weatherford-Switzerland board of directors.

Interests of Certain Persons in the Redomestication

You should be aware that some of our executive officers have interests in the redomestication that are different from, or in addition to, the interests of our other shareholders.

We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland. We expect to provide certain allowances and reimbursements to these relocating executive officers, such as cost of living, housing, car, moving and dependent schooling allowances. The terms and conditions of these relocation allowances and reimbursements will be determined prior to the relocation of any of our executive officers.

Weatherford-Switzerland plans to enter into indemnification agreements with each of its directors and executive officers upon the completion of the redomestication that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. See “— The Scheme of Arrangement and the Share Exchange Agreement — Additional Agreement” and “Comparison of Rights of Shareholders — Indemnification of Directors and Officers; Insurance.”

In connection with the redomestication, Weatherford-Switzerland will enter into employment and other agreements (such as the nonqualified executive retirement plan) with each of our executive officers that are similar to the agreements and other agreements that each executive officer has with Weatherford-Bermuda. For our executive officers who relocate to Switzerland, their employment agreements and other benefit arrangements and plans will be modified for compliance with applicable Swiss law.

We will provide tax equalization to the executive officers who become subject to Swiss income, social and wealth taxes. The terms and conditions of these tax equalization arrangements will be determined prior to the relocation of any executive officer. In general, each of the executive officers will be responsible for their “theoretical tax” reflecting U.S. income and social security tax rates on their compensation, other than certain expatriate benefits and allowances which will be provided on a fully grossed up basis. Each of the executive officers will be fully reimbursed for any obligation such officer may have to pay Swiss wealth tax. A tax equalization settlement for each executive officer will be completed annually following the preparation of the applicable tax returns.

Required Vote; Board Recommendation

The Scheme of Arrangement requires the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of shareholders present and voting either in person or by proxy at the meeting. See “The Shareholders Meetings — Record Date; Voting Rights; Vote Required for Approval.”

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL TO APPROVE THE SCHEME OF ARRANGEMENT.

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the redomestication other than compliance with U.S. federal and state securities laws and compliance with Bermuda and Swiss corporate law (including sanction by the Supreme Court of Bermuda).

No Appraisal Rights

Under Bermuda law, none of the shareholders of Weatherford-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the redomestication.

Exchange of Shares

If you hold Weatherford-Bermuda common shares in uncertificated book-entry form, at the effective time of the redomestication your Weatherford-Bermuda common shares will be exchanged solely for Weatherford-Switzerland shares without any action on your part. Your Weatherford-Switzerland shares will also be issued in uncertificated book-entry form.

We will appoint American Stock Transfer & Trust Company, LLC as exchange agent to handle the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares. Following the effective time of the Transaction, we will cause certificates representing a sufficient number of Weatherford-Switzerland shares to be deposited with the exchange agent for the purpose of enabling shareholders to exchange their Weatherford-Bermuda common shares for an equal number of Weatherford-Switzerland shares. Soon after the closing of the redomestication, the exchange agent will send a letter of transmittal, which is to be used to exchange Weatherford-Bermuda share certificates for Weatherford-Switzerland share certificates and to apply for enrollment in Weatherford-Switzerland’s share register as shareholders with voting rights, to each former Weatherford-Bermuda shareholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Weatherford-Bermuda share certificates and enrolling in Weatherford-Switzerland’s share register as shareholders with voting rights. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARDS.

Weatherford-Bermuda shareholders who surrender their share certificates, together with a properly completed letter of transmittal, will receive the Weatherford-Switzerland shares to which they are entitled on the basis of the one-for-one exchange. After the redomestication, each certificate that previously represented shares of Weatherford-Bermuda common shares will represent only the right to receive shares of Weatherford-Switzerland. Although shareholders who hold share certificates in Weatherford-Bermuda will automatically continue to be entitled to dividends, preferential subscription rights and liquidation proceeds, such shareholders will not be able to exercise any voting rights, prove their ownership interest in Weatherford-Switzerland, transfer their shares or exercise other shareholder rights until they surrender their share certificates and register as shareholders entitled to voting rights in Weatherford Switzerland’s share register. Beneficial holders of shares held in “street name” will not be required to take any action.

Dividend Policy

We have not declared or paid cash dividends since 1984. Any future declaration and payment of any cash dividends by Weatherford-Switzerland following the completion of the redomestication will:

•	depend upon our results of operations, financial condition, cash requirements and other relevant factors;

•	be subject to shareholder approval;

•	be subject to restrictions contained in our credit facilities and other debt covenants; and

•	be subject to restrictions on dividends imposed by Swiss law.

For a description of restrictions on dividends imposed by Swiss law, see “Description of Weatherford-Switzerland Shares — Dividends,” “Description of Weatherford-Switzerland Shares — Repurchases of Registered Shares” and “Material Tax Considerations — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction.”

Share Compensation Plans

We have a variety of equity incentive plans, deferred compensation plans, and other plans, agreements, awards and arrangements outstanding that provide for options, restricted shares or other rights to purchase or receive shares of Weatherford-Bermuda (or the right to receive benefits or amounts by reference to those shares). We refer to these plans, agreements, awards and arrangements as our equity incentive plans. Some of our equity incentive plans are sponsored by Weatherford-Bermuda, and others are sponsored by some of our subsidiaries or affiliates. In furtherance of the redomestication, our equity incentive plans require amendments or other modifications. For instance, if the redomestication is completed, Weatherford-Switzerland will assume

Weatherford-Bermuda’s existing obligations to deliver shares under our equity incentive plans pursuant to those plans’ terms (as they may be amended or modified to take into account the redomestication). As explained in more detail in the Share Exchange Agreement, to the extent Weatherford-Bermuda currently sponsors those equity incentive plans, Weatherford-Switzerland will assume or adopt those equity incentive plans. At the same time, equity incentive plans sponsored by Weatherford subsidiaries or other affiliates are expected to continue to be sponsored by those or other affiliates, even though Weatherford-Switzerland may have to assume some obligations under those equity incentive plans. The amendments or other modifications will be necessary, among other things to: (1) facilitate the assumption or adoption by Weatherford-Switzerland of the various equity incentive plans it will sponsor or various rights, duties or obligations under the equity incentive plans; (2) provide that shares of Weatherford-Switzerland will be issued, acquired, purchased, held, available or used to measure benefits or calculate amounts as appropriate under the equity incentive plans, instead of shares of Weatherford-Bermuda; and (3) provide for the appropriate substitution of Weatherford-Switzerland in place of references to Weatherford-Bermuda under the equity incentive plans. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of these amendments or modifications and the relevant adoption and assumption of the equity incentive plans by Weatherford-Switzerland.

Stock Exchange Listing

Weatherford-Bermuda’s common shares are currently listed on the NYSE. There is currently no established public trading market for the shares of Weatherford-Switzerland. We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

Accounting Treatment of the Redomestication

Under U.S. GAAP, the redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Weatherford-Switzerland will be reflected at their carrying amounts in the accounts of Weatherford-Bermuda at the effective time of the transaction.

Treatment of Warrants

If the redomestication is completed, any outstanding warrants to purchase common shares of Weatherford-Bermuda will be assumed by Weatherford-Switzerland and the warrant agreements and all of the rights and obligations of Weatherford-Bermuda thereunder shall immediately be assigned to Weatherford-Switzerland in accordance with the terms of the warrant agreements.

Guarantees of Senior Notes

If the redomestication is completed, Weatherford-Switzerland will fully and unconditionally guarantee the obligations of Weatherford-Bermuda and Weatherford-Delaware under:

•	Weatherford-Bermuda’s 4.95% senior notes due 2013, 5.15% senior notes due 2013, 5.50% senior notes due 2016, 6.00% senior notes due 2018, 6.50% senior notes due 2036, 7.00% senior notes due 2038, and notes issued under our commercial paper programs; and

•	Weatherford-Delaware’s 6.625% senior notes due 2011, 5.95% senior notes due 2012, 6.35% senior notes due 2017, and 6.80% senior notes due 2037.

Credit Facilities

The credit agreements governing our $1.5 billion credit facility and our $250 million credit facility require that we obtain consent for the redomestication to Switzerland from lenders under the credit agreements, which consent may not be unreasonably withheld. The credit agreement governing our new

$500 million credit facility does not require lender consent for the redomestication to Switzerland. We are seeking the necessary consents from our lenders in connection with the redomestication. If the redomestication is completed, Weatherford-Switzerland will fully and unconditionally guarantee the obligations of Weatherford-Bermuda under each of our credit facilities.

Effect of the Redomestication on Potential Future Status as a Foreign Private Issuer

Upon completion of the redomestication, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the NYSE, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

We do not currently believe that Weatherford-Switzerland will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act upon completion of the redomestication. The definition of a “foreign private issuer” has two parts — one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer if either part of the definition is satisfied. We do not expect to qualify as a foreign private issuer under the shareholder test because we currently expect that more than 50% of Weatherford-Switzerland’s outstanding voting securities will continue to be held by U.S. residents after the completion of the redomestication. However, under the business contacts test, if after the redomestication (1) more than 50% of Weatherford-Switzerland’s assets were located outside the United States, (2) Weatherford-Switzerland’s business was not administered principally in the U.S. and (3) a majority of Weatherford-Switzerland’s executive officers and directors were neither U.S. citizens nor U.S. residents, then Weatherford-Switzerland would qualify as a foreign private issuer. We do not expect that Weatherford-Switzerland will meet the requirements of clause (3) of this test upon the completion of the redomestication, as we believe a majority of Weatherford-Switzerland’s executive officers and directors will continue to be U.S. citizens or U.S. residents. However, Weatherford-Switzerland may satisfy this element of the test some time in the future and, as a result, qualify for status as a foreign private issuer at such later date. If and when that occurs, Weatherford-Switzerland would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Weatherford-Switzerland would then be allowed to:

•	file annual reports within six months after the end of a fiscal year;

•	include more limited compensation disclosure in its filings with the SEC;

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if International Financial Reporting Standards, or IFRS, is not used; and

•	choose which reporting currency to use in presenting its financial statements.

MATERIAL TAX CONSIDERATIONS

This section contains a general discussion of certain material tax consequences of (1) the Transaction, (2) post-Transaction ownership and disposition of Weatherford-Switzerland shares and (3) post-Transaction operations of Weatherford-Switzerland.

The discussion under the caption “U.S. Federal Income Tax Considerations” addresses certain material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of (1) exchanging Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction and (2) owning and disposing of Weatherford-Switzerland shares received in the Transaction, and to Weatherford-Bermuda and Weatherford-Switzerland of the Transaction.

The discussion under the caption “Swiss Tax Considerations” addresses certain material Swiss tax consequences (1) to shareholders resident for tax purposes in a country other than Switzerland of the Transaction and of ownership and disposition of the Weatherford-Switzerland shares and (2) to Weatherford-Switzerland of the Transaction and subsequent operations.

The discussion under the caption “Bermuda Tax Considerations” addresses the Bermuda income tax consequences of the Transaction.

The below discussion is not a substitute for an individual analysis of the tax consequences of the Transaction, post-Transaction ownership and disposition of Weatherford-Switzerland shares or post-Transaction operations of Weatherford-Switzerland. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Swiss, Bermuda and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the Transaction or of holding and disposing of Weatherford-Switzerland shares, and does not address all tax considerations that may be relevant to Weatherford-Bermuda shareholders. In particular, the below discussion addresses tax consequences to holders that hold their Weatherford-Bermuda shares, and whom will hold their Weatherford-Switzerland shares, solely as capital assets. The below discussion does not address any tax consequences to Weatherford-Bermuda or Weatherford-Switzerland shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;

•	tax-exempt entities;

•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

•	persons who have been, but are no longer, citizens or residents of the United States;

•	persons holding shares through a partnership or other fiscally transparent person;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts;

•	persons who received the Weatherford-Bermuda shares through the exercise of employee share options or otherwise as compensation or through a tax qualified retirement plan;

•	persons who, at any time within the five-year period ending on the date of the Transaction, have owned (directly or through attribution) 10% or more of the total combined voting power of all classes of shares entitled to vote of Weatherford-Bermuda; or

•	persons who, immediately after the Transaction, own (directly or through attribution) 10% or more of the total combined voting power of all classes of shares entitled to vote of Weatherford-Switzerland.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder, which we refer to as a the Treasury Regulations, judicial and administrative interpretations thereof and the Convention Between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with respect to Taxes on Income (the “Swiss-U.S. Tax Treaty”), in each case as in effect and available on the date of this proxy statement. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this proxy. The discussion assumes, as is the case under current law, that Weatherford-Bermuda is treated as a foreign person for U.S. federal tax purposes and will be so treated as of the effective time of the Transaction. Neither Weatherford-Bermuda nor Weatherford-Switzerland will request a ruling from the United States Internal Revenue Service, which we refer to as the IRS, as to the U.S. federal tax consequences of the Transaction, post-Transaction ownership and disposition of Weatherford-Switzerland shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Weatherford-Bermuda shares or, after the completion of the Transaction, Weatherford-Switzerland shares, that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A “non-U.S. holder” is a beneficial owner of Weatherford-Bermuda shares or, after the completion of the Transaction, Weatherford-Switzerland shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a Partnership. If a Partnership is a beneficial owner of Weatherford-Bermuda shares or Weatherford-Switzerland shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of Weatherford-Bermuda shares or Weatherford-Switzerland shares that are Partnerships and partners in such Partnerships should consult their tax advisor regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of Weatherford-Switzerland shares. For purposes of this discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

Material Tax Consequences of the Transaction to Weatherford-Bermuda and Weatherford-Switzerland

Weatherford-Bermuda and Weatherford-Switzerland.  Neither Weatherford-Bermuda nor Weatherford-Switzerland should be subject to U.S. federal income tax as a result of the Transaction. The receipt by Weatherford-Bermuda shareholders of Weatherford-Switzerland shares in exchange for their Weatherford-Bermuda shares in the Transaction should constitute a “reorganization” under Section 368(a)(1)(B) and/or an exchange under Section 351 of the Code. The below discussion describes the general consequences to U.S. holders and non-U.S. holders of the Transaction qualifying under Section 368(a)(1)(B) and/or Section 351 of the Code.

Material Tax Consequences to U.S. Holders

The Transaction

U.S. Holders Owning Less Than Five Percent of Weatherford-Switzerland.  Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) less than five percent of the shares of Weatherford-Switzerland immediately after the Transaction will recognize no gain or loss upon the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction. U.S. holders whose tax basis in their Weatherford-Bermuda shares exceeds the fair market value of such shares at the time of the Transaction will be able to carry over the tax basis (and thus the inherent “loss”) of their Weatherford-Bermuda shares to their Weatherford-Switzerland shares. Thus, subject to any subsequent changes in the fair market value of the Weatherford-Switzerland shares, any loss will be preserved. The tax basis of the Weatherford-Switzerland shares received by U.S. holders in exchange for their Weatherford-Bermuda shares will be equal to the tax basis of their Weatherford-Bermuda shares exchanged. The holding period of the Weatherford-Switzerland shares received by U.S. holders will include the period those holders held their Weatherford-Bermuda shares. U.S. holders who hold their Weatherford-Bermuda shares with differing tax bases or holding periods are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular Weatherford-Switzerland shares received in the Transaction.

U.S. Holders Owning Five Percent or More of Weatherford-Switzerland.  Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) five percent or more of the shares of Weatherford-Switzerland immediately after the Transaction generally will be required to timely file and maintain with the IRS a Gain Recognition Agreement and related materials, which we refer to as a GRA, in order to defer gain, if any, realized upon the exchange of their Weatherford-Bermuda shares for Weatherford-Switzerland shares. Such U.S. holders should consult their own tax advisor to determine whether and when to file a GRA and the tax implications thereof. Five percent or greater U.S. holders whose tax basis in their Weatherford-Bermuda shares exceeds the fair market value of such shares at the time of the Transaction will carry over the tax basis (and thus the inherent “loss”), as well as the holding period, of their Weatherford-Bermuda shares to their Weatherford-Switzerland shares. Thus, subject to any subsequent changes in the fair market value of the Weatherford-Switzerland shares, any loss will be preserved. Provided five percent or greater U.S. holders with gain in their Weatherford-Bermuda shares at the time of the Transaction timely file and maintain a GRA, (1) the tax basis of the Weatherford-Switzerland shares received by the U.S. holders in exchange for their Weatherford-Bermuda shares will be equal to the tax basis of their Weatherford-Bermuda shares exchanged and (2) the holding period of the Weatherford-Switzerland shares received by U.S. holders will include the period those holders held their Weatherford-Bermuda shares. Five percent or greater U.S. holders who hold their Weatherford-Bermuda shares with differing tax bases or holding periods, or who recognize gain in the Transaction as a result of not timely filing or maintaining a GRA, are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular Weatherford-Switzerland shares received in the Transaction.

Receiving Distributions on Weatherford-Switzerland Shares.   Subject to the discussion below under “— Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the Weatherford-Switzerland shares to the extent that the distribution is paid out of Weatherford-Switzerland’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the Weatherford-Switzerland shares are listed on the New York Stock Exchange (or certain other stock exchanges) and/or Weatherford-Switzerland qualifies for benefits under the Swiss-U.S. Tax Treaty, Weatherford-Switzerland will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisor regarding the application of the relevant rules to their particular circumstances. Dividends from Weatherford-Switzerland will not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of Weatherford-Switzerland will be applied first to reduce the U.S. holder’s tax basis in its Weatherford-Switzerland shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for such Weatherford-Switzerland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Weatherford-Switzerland shares, and any such U.S. holders are urged to consult their own tax advisor with regard to such rules.

Subject to complex limitations, Swiss withholding tax on dividends paid will be treated for U.S. federal tax purposes as a creditable foreign tax against the U.S. federal income tax liability of a U.S. holder. At least a portion of dividends paid by Weatherford-Switzerland generally would be U.S. source income if, and to the extent that, more than a de minimis amount of the earnings and profits of Weatherford-Switzerland out of which the dividends are paid is from sources within the United States. At least a portion of dividends paid by Weatherford-Switzerland could also be U.S. source income under certain other circumstances that Weatherford considers unlikely to arise. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisor to determine whether and to what extent a credit would be available. In lieu of claiming a foreign tax credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year.

Dispositions of Weatherford-Switzerland Shares.  Subject to the discussion below under “— Passive Foreign Investment Company Provisions,” U.S. holders of Weatherford-Switzerland shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Weatherford-Switzerland shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such Weatherford-Switzerland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses are subject to limitations.

Passive Foreign Investment Company Provisions.  The treatment of U.S. holders of Weatherford-Switzerland shares in some cases could be materially different from that described above if, at any relevant time, Weatherford-Bermuda or Weatherford-Switzerland were a passive foreign investment company, which we refer to as a PFIC.

For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. Weatherford believes that Weatherford-Bermuda it is not a PFIC, and has not been a PFIC in any prior taxable year. Weatherford further believes that Weatherford-Switzerland will not be a PFIC following the Transaction.

The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, Weatherford cannot assure U.S. holders that Weatherford-Switzerland will not become a PFIC. If Weatherford-Switzerland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Weatherford-Switzerland shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Weatherford-Switzerland shares should consult their own tax advisor about the PFIC rules, including the availability of certain elections.

Material Consequences to Non-U.S. Holders

Consequences of the Transaction.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares.

Consequences of Owning and Disposing of Weatherford-Switzerland Shares.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends from Weatherford-Switzerland unless: (1) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (2) such non-U.S. holder is subject to backup withholding.

In addition, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Weatherford-Switzerland shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent of Weatherford-Bermuda immediately before the Transaction will be required to file certain Section 368(a) reorganization and/or Section 351 statements. Other information reporting could also apply to the Transaction. Shareholders of Weatherford-Bermuda should consult their own tax advisor about the information reporting requirements that could be applicable to the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction.

Dividends on Weatherford-Switzerland shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient (including generally non-U.S. holders who establish such foreign status) or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of Weatherford-Switzerland shares within the United States. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS. Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

If a U.S. holder of Weatherford-Switzerland shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH WEATHERFORD-BERMUDA SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Swiss Tax Considerations

Scope of Discussion

The discussion below does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal stamp duty. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Transaction or of holding and disposing of Weatherford-Switzerland shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 2001, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to as the

“Swiss tax law,” existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements and the Swiss-U.S. Tax Treaty, each as in effect on the date of this proxy statement or with a known future effective date. These laws may change, possibly with retroactive effect. The Federal Harmonization of Cantonal and Communal Income Tax Act of 1990 is intended to harmonize cantonal tax legislations and contains provisions that the Swiss cantons have to incorporate in their cantonal tax acts. It is however possible that certain cantonal tax acts or specific cantonal tax practices differ in certain respects from the Federal Harmonization of Cantonal and Communal Income Tax Act.

For purposes of this discussion, a “Swiss holder” is any beneficial owner of Weatherford-Bermuda shares, or, after the completion of the Transaction, Weatherford-Switzerland shares, that for Swiss federal income tax purposes is:

•	an individual resident of Switzerland or otherwise subject to unlimited or limited Swiss taxation under article 3, 4 or 5 of the Federal Income Tax Act of 2001, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended;

•	a corporation or other entity taxable, on an unlimited or limited basis, as a corporation organized under the laws of the Switzerland under article 50 or 51 of the Federal Income Tax Act of 2001, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended; or

•	an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

A “non-Swiss holder” of Weatherford-Bermuda shares, or, after the completion of the Transaction, Weatherford-Switzerland shares, is a holder that is not a Swiss holder. For purposes of this summary, “holder” or “shareholder” means either a Swiss holder or a non-Swiss holder or both, as the context may require.

Consequences of the Transaction

Shareholder Tax Consequences

No Swiss tax will be due for non-Swiss holders upon the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction. If Swiss holders are beneficial owners of Weatherford-Bermuda shares or Weatherford-Switzerland shares, they are urged to consult their tax advisers regarding the Swiss tax consequences to them of the Transaction.

Swiss Corporate Tax Consequences

Under Swiss tax law as it applies to corporations, the Transaction will be considered to be a tax neutral restructuring for Weatherford-Bermuda and Weatherford-Switzerland. Therefore, no Swiss income taxes will be due with respect to these companies as a result of the Transaction. As a tax neutral restructuring, the Transaction will also be exempt from the Swiss withholding tax and issuance stamp tax.

Taxation of Weatherford-Switzerland Subsequent to the Transaction

Income Tax

A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. However, a holding company, such as Weatherford-Switzerland, is exempt from cantonal and communal income tax. Because Weatherford-Switzerland also plans to relocate certain management group functions in the canton of Geneva, it will have a taxable permanent establishment in the canton of Geneva, and it is planned to seek a tax ruling in the canton of Geneva. Weatherford-Switzerland shall also be subject to Swiss federal income tax. However, participation relief will be granted to Weatherford-Switzerland at the federal level on dividend income and capital gains from qualifying investments. Due to the applicable formula to compute the federal participation relief, which does not consist in a straight exemption, there could be a risk of marginal taxation of dividend income and capital gains from qualifying investments.

Cantonal and Municipal Equity Tax

As holding company, Weatherford-Switzerland will be subject to an annual cantonal and municipal capital tax levied on equity at the place of its incorporation. A portion of the taxable equity could be allocated to the permanent establishment that Weatherford-Switzerland would have in the canton of Geneva.

Issuance Stamp Tax

Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss corporations. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by Weatherford-Switzerland may be subject to the issuance stamp tax unless the shares are issued in the context of a merger or other qualifying restructuring transaction.

The issuance stamp tax is also levied on the issuance of certain debt instruments. In such case, the rate would amount to 0.06% to 0.12% of nominal value per year of duration of the instrument (the rate depending on the instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by non-Swiss subsidiaries of Weatherford-Switzerland, if Weatherford-Switzerland does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Although Weatherford-Switzerland intends to guarantee debt of its subsidiary Weatherford-Bermuda, none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

Transfer Stamp Tax

Weatherford-Switzerland will qualify as a Swiss securities dealer and be subject to the federal transfer stamp tax on any acquisition or sale of taxable securities against consideration to which it acts as a party (seller or purchaser) or as an intermediary. The current transfer stamp tax rate is 0.15% on the transfer of Swiss securities and 0.3% on the transfer of foreign (non-Swiss) securities. A Swiss securities dealer must pay 50% of the transfer stamp tax for its own account and the other 50% for the account of the other party, if the other party does not qualify as a Swiss securities dealer. There are, however, many exceptions under which the transfer stamp tax is not levied (transfers in the course of tax — neutral restructuring, transfer within the groups), and Weatherford-Switzerland intends to organize its operations in such a way as to avoid entering into transactions subject to the transfer stamp tax.

Swiss Withholding Tax on Certain Interest Payments

A federal withholding tax is levied on the interest payments of certain debt instruments (such as bonds, debentures and bank deposits). For Swiss withholding tax purposes, the definition of bonds, debentures and bank deposits is more extensive than the legal definition. For instance, the Swiss withholding tax could apply on interest payments if a Swiss entity borrows from more than 20 (in specific cases from more than 10) creditors.

In such case, the rate would amount to 35% of the gross interest payment to the debtholders. Weatherford-Switzerland, however, does not plan on entering into debt instruments which could subject it to Swiss withholding tax.

Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction

The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of Weatherford-Switzerland shares and the procedures for claiming a refund of withholding tax.

Swiss Income Tax on Dividends and Similar Distributions

A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of Weatherford-Switzerland shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “— Swiss Withholding Tax — Distributions to Shareholders.”

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes, which are levied at by the cantons and the municipalities, unless the holder’s Weatherford-Switzerland shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder.

Swiss Capital Gains Tax upon Disposal of Weatherford-Switzerland Shares

A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder’s shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.

Swiss Withholding Tax — Distributions to Shareholders

A Swiss withholding tax of 35% is due on dividends and similar distributions to Weatherford-Switzerland shareholders from Weatherford-Switzerland, regardless of the place of residency of the shareholder (subject to the exceptions discussed under “— Exemption from Swiss Withholding Tax — Distributions to Shareholders” below). Weatherford-Switzerland will be required to withhold at the rate of 35% and remit on a net basis any payments made to a holder of Weatherford-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities. Please see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

Exemption from Swiss Withholding Tax — Distributions to Shareholders

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, distributions to shareholders of qualifying paid-in capital shall, as a matter of principle, be exempt from the Swiss withholding tax. The particulars of this general principle are, however, subject to regulations still to be promulgated by the competent Swiss authorities; it will further require that the current draft corporate law bill, which proposes an overhaul of certain aspects of Swiss corporate law, be modified in the upcoming legislative process to reflect the recent change in the tax law.

Upon completion of the Transaction, we expect Weatherford-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization of Weatherford-Bermuda immediately prior to the completion of the Transaction. Because of the exemption from Swiss withholding tax to the distribution of qualifying paid-in capital, which applies from January 1, 2011, we plan to seek a tax ruling from the Swiss tax authorities to confirm that the shares of Weatherford-Bermuda may be contributed at their fair market value and that the contribution value may be split between par value and qualifying paid-in capital as mentioned above. If the Swiss tax authorities do not agree, the contribution of the shares of Weatherford-Bermuda may have to be made at a lower value or part of the qualifying paid-in capital recorded as free distributable reserves. Accordingly, the amount of the nominal share capital that can be repatriated free of withholding tax and/or qualifying paid-in capital that can be repatriated free of withholding tax as of January 1, 2011, may be lower. Assuming (1) the Swiss tax authorities confirm that the contribution of the shares of Weatherford-Bermuda may be made at fair market value, (2) the Transaction became effective [ • ], (3) a price of [ • ] per common share of Weatherford-Bermuda (which was the closing price of the Weatherford-Bermuda common shares reported on the New York Stock Exchange on [ • ]), (4) a par value of [ • ] Swiss francs per

Weatherford-Switzerland share, (5) the issuance of ten million Formation Shares and (6) a foreign exchange rate of [ • ] Swiss francs to $1.00 (the rate on [ • ]), the aggregate amount of par value and qualifying additional paid-in capital of Weatherford-Switzerland’s outstanding shares would be $[ • ], respectively, after the completion of the Transaction. Assuming the price of Weatherford-Bermuda’s common shares were $[ • ] higher than the closing price [ • ], the aggregate amount of par value and qualifying additional paid-in capital would increase by $[ • ]. Conversely, assuming the price of Weatherford-Bermuda’s common shares were $[ • ] lower than the closing price on [ • ], the aggregate amount of par value and qualifying additional paid-in capital would decrease by $[ • ]. For each $[ • ] that the price of Weatherford-Bermuda common shares is higher than $[ • ] per share, the aggregate par value would remain unchanged and the aggregate qualifying additional paid-in capital would increase by $[ • ]. As of [ • ], a Weatherford-Bermuda common share price of $[ • ] would result in a par value of [ • ] Swiss francs per Weatherford-Switzerland share, which is the maximum par value that the Weatherford-Switzerland shares would have upon completion of the Transaction. Consequently, Weatherford-Switzerland expects that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how qualifying additional paid-in capital can be distributed under the Swiss Code of Obligations, which we refer to as the Swiss Code, as in effect as of the date of this proxy statement, see “Description of Weatherford-Switzerland Shares — Dividends.”

Repurchases of Shares

Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law (see above remarks under the section “— Exemption from Swiss Withholding Tax — Distributions to Shareholders”), the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Weatherford-Switzerland would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the related amount of qualifying additional paid-in capital. Weatherford-Switzerland would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of Weatherford-Switzerland shares and pay the withholding tax to the Swiss federal tax authorities.

With respect to the refund of Swiss withholding tax from the repurchase of shares, see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.

In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX, carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on the second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line. There is, however, a risk that the Swiss federal tax administration could nevertheless decide to levy the Swiss withholding tax on the repurchase of our shares if institutional investors or other parties able to benefit from the full Swiss withholding tax relief purchased our shares to resell them shortly to us.

The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, warrants, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. However, see “Comparison of Rights of Shareholders” for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

Refund of Swiss Withholding Tax on Dividends and Other Distributions

Swiss Holders.  A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the Weatherford-Switzerland shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident’s income tax return, or in the case of an entity, includes the taxable income in such resident’s income statement.

Non-Swiss Holders.  If the shareholder that receives a distribution from Weatherford-Switzerland is not a Swiss tax resident, does not hold the Weatherford-Switzerland shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

As of January 1, 2008, Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with the following countries, whereby under certain circumstances all or a part of the above-mentioned withholding tax may be refunded:

Albania	Lithuania
Argentina	Luxembourg
Armenia	Macedonia
Azerbaijan	Malaysia
Australia	Mexico
Austria	Moldova
Belarus	Mongolia
Belgium	Montenegro
Bulgaria	Morocco
Canada	The Netherlands
Cote d’Ivoire	New Zealand
Croatia	Norway
Czech Republic	Pakistan
Denmark	People’s Republic of China
Ecuador	Philippines
Egypt	Poland
Estonia	Portugal
Finland	Romania
France	Russia
Germany	Serbia
Greece	Singapore
Hungary	Slovak Republic

Iceland	Slovenia
India	South Africa
Indonesia	Spain
Republic of Ireland	Sri Lanka
Israel	Sweden
Italy	Thailand
Jamaica	Trinidad and Tobago
Japan	Tunisia
Kazakhstan	Ukraine
Republic of Korea (South Korea)	United Kingdom
Kyrgyzstan	United States
Kuwait	Uzbekistan
Latvia	Venezuela
Vietnam

U.S. Holders.  The Swiss-U.S. Tax Treaty provides that, for U.S. residents eligible for benefits under the treaty, the Swiss withholding tax on dividends cannot exceed 15%. According to the Swiss federal ordinance to the treaty, Weatherford-Switzerland must levy the Swiss withholding tax at the statutory rate of 35% and the holders must apply for a refund of the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. Please refer to the discussion under “— U.S. Federal Income Tax Considerations — Material Tax Consequences to U.S. Holders — Receiving Distributions on Weatherford-Switzerland Shares” for applicability of U.S. foreign tax credits for any net withholding taxes paid.

As a general rule, the refund will be granted under the Swiss-U.S. Tax Treaty if the U.S. resident can show evidence of:

•	beneficial ownership;

•	U.S. tax residency; and

•	meeting the U.S.-Swiss tax treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland) no later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above or on the following website: http://www.estv.admin.ch/e/vst/dokumentation/form_ausland.htm. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

Stamp Duties in Relation to the Transfer of Weatherford-Switzerland Shares.  The purchase or sale of Weatherford-Switzerland shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Bermuda Tax Considerations

The Transaction will not result in any income tax consequences under Bermuda law to Weatherford-Bermuda, Weatherford-Switzerland or their shareholders.

DESCRIPTION OF WEATHERFORD-SWITZERLAND SHARES

The following description of Weatherford-Switzerland’s share capital is a summary. This summary is not complete and is subject to the complete text of Weatherford-Switzerland’s proposed articles of association and organizational regulations (the latter being analogous to bye-laws) attached as Annex E and Annex F, respectively, to this proxy statement. Except where otherwise indicated, the description below reflects Weatherford-Switzerland’s articles of association and organizational regulations as those documents will be in effect upon completion of the redomestication. We encourage you to read those documents carefully.

Capital Structure

Immediately after the redomestication, Weatherford-Switzerland will only have one class of shares outstanding, so all references to “voting rights” in this “Description of Weatherford-Switzerland Shares” will mean the voting rights of Weatherford-Switzerland’s registered shares, par value [ • ] Swiss francs per share, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Weatherford-Switzerland’s registered shares, par value [ • ] Swiss francs per share.

Issued Share Capital.  Immediately prior to the redomestication, the registered share capital of Weatherford-Switzerland will amount to [ • ] Swiss francs, comprised of [ • ] registered shares with a par value of [ • ] Swiss francs per share. In the redomestication, Weatherford-Switzerland will issue one registered share for each Weatherford-Bermuda common share. Prior to such issuance, the registered shares with a par value of [ • ] Swiss francs per share will be consolidated into registered shares with a par value of [ • ] Swiss francs per share. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. Upon completion of the redomestication, the registered share capital of Weatherford-Switzerland is expected to be approximately [ • ] Swiss francs, comprised of approximately [ • ] registered shares with a par value of [ • ] Swiss francs per share, including [ • ] treasury shares and the Formation Shares held by Weatherford-Bermuda.

Authorized Share Capital.  Immediately prior to the redomestication, Weatherford-Switzerland will not have any share capital authorized for future issuance. Upon completion of the redomestication, the board of directors will be authorized to issue new registered shares at any time during a two-year period and thereby increase the share capital, by a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately [ • ] Swiss francs, or approximately [ • ] registered shares) without obtaining additional shareholder approval. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if new authorized capital is created to that effect by the shareholders.

The board of directors determines the time of the issuance, the issuance price, the manner in which the new registered shares have to be paid in, the date from which the new registered shares carry the right to dividends and the conditions for the exercise of the preferential subscription rights with respect to the issuance and the allotment of preferential subscription rights that are not exercised. The board of directors may allow preferential subscription rights that are not exercised to expire, or it may place such rights or registered shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Weatherford-Switzerland.

In an authorized capital increase, Weatherford-Switzerland shareholders would have preferential subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preferential subscription rights in certain circumstances as set forth in Weatherford-Switzerland’s articles of association. For further details on these circumstances, see “— Preferential Subscription Rights and Advance Subscription Rights.”

Conditional Share Capital.  Immediately prior to the redomestication, Weatherford-Switzerland will not have any conditional share capital. Upon completion of the redomestication, Weatherford-Switzerland’s articles of association will provide for a conditional share capital that will allow the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately [ • ] registered shares) without obtaining additional shareholder approval. These registered shares may be issued:

•	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the company, one or more of its subsidiaries, or any of their respective predecessors; or

•	through the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to Weatherford-Switzerland or its subsidiaries.

The advance subscription rights and preferential subscription rights of shareholders shall be excluded in connection with the issuance of any shares or rights entitling their holders to receive or acquire any shares out of the company’s conditional capital as set forth in Weatherford-Switzerland’s articles of association. See “— Preferential Subscription Rights and Advance Subscription Rights” below.

Other Classes or Series of Shares.  The board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. The shareholders may create preferred shares with a relative majority of the votes cast at a general meeting.

Preferential Subscription Rights and Advance Subscription Rights

Under the Swiss Code, the prior approval of a general meeting of shareholders is required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will generally have preferential subscription rights in relation to such registered shares for authorized share capital and conditional share capital or advance subscription rights in relation to such rights for conditional share capital in proportion to the respective par values of their holdings.

If the general meeting of shareholders has approved the creation of authorized capital, it thereby delegates the decision whether to withdraw or limit the preferential subscription rights for cause to the board of directors. Weatherford-Switzerland’s articles of association provide for this delegation with respect to Weatherford-Switzerland’s authorized share capital in the circumstances described below under “— Authorized Share Capital.” Furthermore, the advance subscription rights and preferential subscription rights of shareholders shall be excluded in connection with the issuance of any shares or rights with respect to Weatherford-Switzerland’s conditional share capital in the circumstances described below under “— Conditional Share Capital.”

Authorized Share Capital.  The board of directors is authorized to withdraw or limit the preferential subscription rights with respect to the issuance of registered shares from the authorized capital for cause, in particular if:

•	the issue price of the new registered shares is determined by reference to the then-prevailing market conditions;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Weatherford-Switzerland;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of the company in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

•	for the participation in a benefit or other plan by directors, employees, contractors, consultants and other persons performing services for the benefit of Weatherford-Switzerland or any of its subsidiaries; or

•	if the shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

Conditional Share Capital.  In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Weatherford-Switzerland registered shares, the advance subscription rights and the preferential subscription rights of shareholders are excluded with respect to registered shares issued from Weatherford-Switzerland’s conditional share capital and to the relevant bond, note or other right issued by the company.

Dividends

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of Weatherford-Switzerland’s registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction. The “freely distributable reserves” of a Swiss corporation consist of the portion of its general reserves, other free reserves, retained earnings and current net profits which is in excess of its “restricted equity” (the concept of “restricted equity” covering primarily (1) the corporation’s share capital and (2) its general reserve up to an amount equal to one half of the share capital or 20% in case of holding companies). See “— Reduction of Share Capital” for more information. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). Weatherford-Switzerland may seek to reclassify part of its qualifying additional paid-in capital to freely distributable reserves, to the extent that it exceeds 50% of its share capital, as early as its first general meeting following completion of the redomestication. The affirmative vote of shareholders representing a relative majority of the votes cast at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Weatherford-Switzerland’s general reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Weatherford-Switzerland’s registered capital), then at least 5% of Weatherford-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Weatherford-Switzerland’s articles of association permit Weatherford-Switzerland to accrue additional general reserves. In addition, Weatherford-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Weatherford-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment. Weatherford-Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Weatherford-Switzerland and are allocated to the general reserves. For information about deduction of the withholding tax from dividend payments, see “Material Tax Considerations — Swiss Tax Considerations.”

Weatherford-Switzerland will be required under Swiss law to declare any dividends and other capital distributions in Swiss francs. Weatherford-Switzerland intends to make any dividend payments to holders of Weatherford-Switzerland shares in U.S. dollars, unless the holders provide notice to our transfer agent, American Stock Transfer & Trust Company, LLC, that they wish to receive dividend payments in Swiss francs. American Stock Transfer & Trust Company, LLC will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Repurchases of Registered Shares

The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Weatherford-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under “— Dividends.” The aggregate par value of all Weatherford-Switzerland registered shares held by Weatherford-Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Weatherford-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders representing a relative majority of the votes cast at the general meeting. Repurchased registered shares held by Weatherford-Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see “Material Tax Considerations — Swiss Tax Considerations.”

Reduction of Share Capital

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Weatherford-Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders representing a relative majority of the votes cast at the general meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders

The general meeting of shareholders is Weatherford-Switzerland’s supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

•	adoption and amendment of Weatherford-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	payments of dividends and any other distributions of capital to shareholders (excluding share repurchases below 10% of the registered share capital, to the extent that sufficient freely distributable reserves are available);

•	discharge of the members of the board of directors from liability for business conduct during the previous fiscal year; and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Weatherford-Switzerland’s articles of association or by voluntary submission by the board of directors

(unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Under the Swiss Code and Weatherford-Switzerland’s articles of association, Weatherford-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce and sent to the shareholders of record at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

An extraordinary general meeting of Weatherford-Switzerland may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Under Weatherford-Switzerland’s articles of association, any shareholder satisfying the formal requirements of the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election.

Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, a request for inclusion of an item on the agenda or a nominee must be in writing and requested at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published or communicated may not be adjourned without publishing or communicating a new notice of meeting.

Weatherford-Switzerland’s annual report and auditor’s report must be made available for inspection by the shareholders at Weatherford-Switzerland’s place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

Each Weatherford-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Weatherford-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Weatherford-

Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Weatherford-Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Pursuant to Weatherford-Switzerland’s articles of association, the shareholders generally take resolutions and decide elections upon a relative majority of the votes cast at the general meeting of shareholders (broker non — votes, abstentions and blank and invalid ballots and withdrawals shall be disregarded), unless otherwise provided by law or Weatherford-Switzerland’s articles of association. If the number of directors nominated for election is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors. Weatherford-Switzerland’s articles of association do not provide for cumulative voting for election of directors.

The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

The Swiss Code and/or Weatherford-Switzerland’s articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

•	the amendment to or the modification of the purpose of Weatherford-Switzerland;

•	the creation or cancellation of shares with privileged voting rights;

•	the restriction on the transferability of shares and any amendment in relation thereto;

•	the restriction on the exercise of the right to vote and any amendment in relation thereto;

•	an authorized or conditional increase in the nominal share capital;

•	an increase in the nominal share capital through (1) the conversion of capital surplus, (2) a contribution in kind for an acquisition of assets, or (3) a grant of special privileges;

•	the limitation or withdrawal of preferential subscription rights or advance subscription rights;

•	a change in the place of incorporation of Weatherford-Switzerland;

•	the conversion of registered shares into bearer shares and vice versa;

•	the dissolution of Weatherford-Switzerland; and

•	the removal of a member of the board of directors.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by Weatherford-Switzerland. See “— Appraisal Rights and Compulsory Acquisitions.”

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least two thirds of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of the following business:

•	the adoption of a resolution with respect to the removal of a serving director; and

•	the adoption of a resolution to amend Article 21 — which sets forth the quorum at a general meeting required for certain matters, Articles 18 and 20 — which set forth the level of shareholder approval required for certain matters, Article 23 — which sets forth the term of office of a director and Article 24 — which sets forth the organization and remuneration of the board of directors.

The presence of shareholders, in person or by proxy, holding at least one-third of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of any other business.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to seek information from the board of directors with regard to the information in the share register concerning his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Weatherford-Switzerland.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Weatherford-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Weatherford-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least 2 million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can credibly establish that the board of directors, any member of the board or an officer of Weatherford-Switzerland infringed the law or Weatherford-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Weatherford-Switzerland and only in exceptional cases to the petitioners.

Appraisal Rights and Compulsory Acquisitions

Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Weatherford-Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Weatherford-Switzerland may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Anti-Takeover Provisions

Weatherford-Switzerland’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Weatherford-Switzerland’s articles of association.

Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Weatherford-Switzerland’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the voting rights and the absolute majority of the registered shares represented at that meeting as well as a quorum of at least two-thirds of the registered shares recorded in Weatherford-Switzerland’s share register.

Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Upon completion of the redomestication, Weatherford-Switzerland’s articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares up to 50% of the share capital registered in the commercial register and to limit or withdraw the preferential subscription rights of the existing shareholders for a proper cause.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preferential Subscription Rights and Advance Subscription Rights” “— General Meetings of Shareholders” and “— Voting” above, see “Comparison of Rights of Shareholders — Other Anti-Takeover Measures” below.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Weatherford-Switzerland is Weatherford International Ltd. Weatherford-Switzerland was initially formed, and its articles of association registered on November 26, 2008. Weatherford-Switzerland is incorporated and domiciled in Zug, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Weatherford-Switzerland is recorded in the Commercial Register of the Canton of Zug with the registration number CH-170.3.032. Weatherford-Switzerland’s fiscal year is the calendar year.

The address of Weatherford-Switzerland’s registered office is Weatherford International Ltd., Alpenstrasse 15, 6300 Zug, Switzerland, and the telephone number at that address is +41-41-729-4242.

Corporate Purpose

Currently, Weatherford-Switzerland is a subsidiary of Weatherford-Bermuda, and its business purpose is to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities. Upon completion of the redomestication, Weatherford-Switzerland will become the new holding company of Weatherford-Bermuda and its subsidiaries. Weatherford-Switzerland’s amended business purpose will be to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the use of natural energy and of the financing of such activities. Weatherford-Switzerland may also acquire, administer and transfer patents, trademarks and technical and industrial know-how as well as real estate assets, and engage in any commercial, financial or other activities which are directly or indirectly related to these purposes. Weatherford-Switzerland may also participate in the financing, including by providing of guarantees and sureties, of affiliates of the company.

Duration; Dissolution; Rights upon Liquidation

Weatherford-Switzerland’s duration is unlimited. Weatherford-Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if Weatherford-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Weatherford-Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Certificated and Uncertificated Shares

Weatherford-Switzerland is authorized to issue registered shares in certificated or uncertificated form.

Stock Exchange Listing

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

No Sinking Fund

The registered shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The registered shares to be issued in the redomestication will be duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The registered shares are not convertible into shares of any other class or series or subject to redemption either by Weatherford-Switzerland or the holder of the shares.

Transfer and Registration of Shares

Weatherford-Switzerland has not imposed any restrictions applicable to the transfer of Weatherford-Switzerland registered shares. Weatherford-Switzerland’s share register will initially be kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of Weatherford-Switzerland shares. Swiss law does not recognize fractional share interests.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of Weatherford-Bermuda are governed by Bermuda law and Weatherford-Bermuda’s memorandum of association and bye-laws. After the redomestication, you will become a shareholder of Weatherford-Switzerland, and your rights will be governed by Swiss law and Weatherford-Switzerland’s articles of association and organizational regulations (the latter being analogous to bye-laws).

Many of the principal attributes of Weatherford-Bermuda’s common shares and Weatherford-Switzerland’s registered shares will be similar. However, there are differences between your rights under Swiss law and under Bermuda law. In addition, there are differences between Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s articles of association and organizational regulations. The following discussion is a summary of material changes in your rights resulting from the redomestication. This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s articles of association and organizational regulations. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Swiss Code of Obligations, in particular articles 620 through 763 of the Swiss Code, and Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, the Companies Act 1981, as amended, of Bermuda, which we refer to as the Companies Act, Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s articles of association and organizational regulations. We encourage you to read those laws and documents. Weatherford-Switzerland’s articles of association and organizational regulations are attached to this proxy statement as Annex E and Annex F, respectively. For information as to how you can obtain Weatherford-Bermuda’s memorandum of association and bye-laws, see “Where You Can Find More Information.”

Capitalization

Weatherford-Bermuda.  The authorized share capital of Weatherford-Bermuda is comprised of 1,000,000,000 common shares, par value $1.00 per share, and 10,000,000 undesignated preference shares, par value $1.00 per share. The board of directors of Weatherford-Bermuda may authorize the issuance of additional shares up to the amount of the authorized capital without obtaining additional shareholder approval.

Weatherford-Switzerland.  Upon completion of the redomestication, the registered share capital of Weatherford-Switzerland is expected to be approximately [ • ] Swiss francs, comprised of approximately [ • ] registered shares with a par value of [ • ] Swiss francs per share. Shares with increased voting powers may only be issued with the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Preferred shares may only be issued with the approval of a relative majority of the votes cast at a general meeting. Immediately after the redomestication, Weatherford-Switzerland will only have one class of shares outstanding, so all references to “voting rights” in this “Comparison of Rights of Shareholders” will mean the voting rights of Weatherford-Switzerland’s registered shares, par value [ • ] Swiss francs per share, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Weatherford-Switzerland’s registered shares, par value [ • ] Swiss francs per share.

Immediately prior to the redomestication, Weatherford-Switzerland will not have any share capital authorized for future issuance. Upon completion of the redomestication, the board of directors will be authorized to issue new registered shares at any time during a two-year period and thereby increase the share capital, without additional shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which is expected to be approximately [ • ] Swiss francs, or approximately [ • ] registered shares. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if new authorized capital is created to that effect by the shareholders.

In an authorized capital increase, Weatherford-Switzerland shareholders would have preferential subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preferential subscription rights in certain circumstances as set forth in Weatherford-Switzerland’s articles of association. For further details on these circumstances, see “— Preferential Subscription Rights and Advance Subscription Rights.”

Immediately prior to the redomestication, Weatherford-Switzerland will not have any conditional share capital. Upon completion of the redomestication, Weatherford-Switzerland’s articles of association will provide for a conditional capital that will allow the board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately [ • ] registered shares) without obtaining additional shareholder approval. These registered shares may be issued:

•	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the company, one or more of its subsidiaries, or any of their respective predecessors; or

•	through the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to Weatherford-Switzerland or its subsidiaries.

The preferential subscription rights and advance subscription rights of shareholders is excluded in connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Weatherford-Switzerland registered shares. See “— Preferential Subscription Rights and Advance Subscription Rights” below.

Preferential Subscription Rights and Advance Subscription Rights

Weatherford-Bermuda.  Holders of Weatherford-Bermuda common shares have no preemptive or preferential right to purchase any securities of Weatherford-Bermuda. As a result, as described below under “— Other Anti-Takeover Measures,” the board of directors may authorize the issuance of securities that could discourage a takeover or other transaction without offering the securities to each holder of Weatherford-Bermuda common shares.

Weatherford-Switzerland.  Under the Swiss Code, the prior approval of a general meeting of shareholders is required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will generally have preferential subscription rights in relation to such registered shares for authorized share capital and conditional share capital or advance subscription rights in relation to such rights for conditional share capital in proportion to the respective par values of their holdings.

The board of directors is authorized to withdraw or limit the preferential subscription rights with respect to the issuance of registered shares from the authorized capital for cause, including if:

•	the issue price of the new registered shares is determined by reference to the then-prevailing market conditions;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Weatherford-Switzerland;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of the company in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

•	for the participation in a benefit or other plan by directors, employees, contractors, consultants and other persons performing services for the benefit of Weatherford-Switzerland or any of its subsidiaries; or

•	if the shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Weatherford-Switzerland registered shares, the advance subscription rights and the preferential subscription rights of shareholders are excluded with respect to registered shares issued from Weatherford-Switzerland’s conditional share capital and to the relevant bond, note or other right issued by the company.

Distributions and Dividends; Repurchases and Redemptions

Weatherford-Bermuda.  Weatherford-Bermuda is not required to present proposed dividends to its shareholders for approval or adoption. However, the board of directors is prohibited from declaring or paying dividends, or making distributions out of contributed surplus, if there are reasonable grounds for believing that:

•	the company is, or would after the payment be, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts.

Pursuant to Weatherford-Bermuda’s bye-laws, its board of directors may exercise its powers to purchase all or any part of its own shares pursuant to the Companies Act. Any issued shares may be purchased by Weatherford-Bermuda, to the extent not prohibited by applicable law, by action of the board. Upon purchase by Weatherford-Bermuda, such shares will be cancelled.

Weatherford-Switzerland.  Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of Weatherford-Switzerland’s registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction, as described below. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). Weatherford-Switzerland may seek to reclassify its qualifying additional paid-in capital to freely distributable reserves as early as its first general meeting following completion of the redomestication. The affirmative vote of shareholders representing a relative majority of the votes cast at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Weatherford-Switzerland’s general reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Weatherford-Switzerland’s registered capital), then at least 5% of Weatherford-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Weatherford-Switzerland’s articles of association permit Weatherford-Switzerland to accrue additional general reserves. In addition, Weatherford-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Weatherford-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment. Weatherford-Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Weatherford-Switzerland and are allocated to the general reserves. For information about deduction of the withholding tax from dividend payments, see “Material Tax Considerations — Swiss Tax Considerations.”

The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Weatherford-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all Weatherford-Switzerland registered shares held by Weatherford-Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Weatherford-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders representing a relative majority of the votes cast at the general meeting. Repurchased registered shares held by Weatherford-Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax and share repurchases, see “Material Tax Considerations — Swiss Tax Considerations.”

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Weatherford-Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders representing a relative majority of the votes cast at the general meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

Weatherford-Switzerland will be required under Swiss law to declare any dividends and other capital distributions in Swiss francs. Weatherford-Switzerland intends to make any dividend payments to holders of Weatherford-Switzerland shares in U.S. dollars, unless the holders provide notice to our transfer agent, American Stock Transfer & Trust Company, LLC, that they wish to receive dividend payments in Swiss francs. American Stock Transfer & Trust Company, LLC will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Shareholder Approval of Business Combinations

Weatherford-Bermuda.  The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at a meeting is required to approve the amalgamation agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company.

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Weatherford-Bermuda’s bye-laws contain provisions regarding “Business Combinations,” which include amalgamations, mergers, consolidations and similar transactions involving us. Pursuant to our bye-laws, Weatherford-Bermuda can not engage in a Business Combination unless the Business Combination has been approved by our board of directors and by a resolution of the holders of a majority of the shares entitled to vote on the resolution.

Weatherford-Switzerland.  Business Combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting Rights.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Weatherford-Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation. For more information, see “— Appraisal Rights and Compulsory Acquisitions.”

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Weatherford-Switzerland may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Other Anti-Takeover Measures

Weatherford-Bermuda.  Weatherford-Bermuda does not have a shareholder rights plan, but the ability to adopt a shareholder rights plan has been upheld by Bermuda courts. In addition, the board of directors of Weatherford-Bermuda is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this proxy statement.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preferential Subscription Rights and Advance Subscription Rights,” see “— Special Meetings of Shareholders,” “— Election of Directors; Terms of Directors,” “— Removal of Directors,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Weatherford-Switzerland.  Weatherford-Switzerland does not have a shareholder rights plan. Rights plans generally discriminate in the treatment of shareholders by imposing restrictions on any shareholder who exceeds a level of ownership interest without the approval of the board of directors. Anti-takeover measures such as rights plans that are implemented by the board of directors would be restricted under Swiss corporate law by the principle of equal treatment of shareholders and the general rule that new shares may only be issued based on a shareholders’ resolution. However, upon completion of the redomestication, Weatherford-Switzerland’s articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares of up to 50% of the share capital registered in the commercial register and to limit or withdraw the preferential subscription rights of the existing shareholders for a proper cause.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preferential Subscription Rights and Advance Subscription Rights,” see “— Special Meetings of Shareholders,” “— Election of Directors; Terms of Directors,” “— Removal of Directors,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Appraisal Rights and Compulsory Acquisitions

Weatherford-Bermuda.  Under Bermuda law in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for such shareholder’s shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares. In addition, if the holders of 95% or more of a Bermuda company’s shares, or a class thereof, seek to compulsorily acquire the shares of the remaining minority shareholders, a minority shareholder may apply to a Bermuda court to appraise the fair value of its shares.

Weatherford-Switzerland.  For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation.

Election of Directors; Terms of Directors

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that the board will consist of no less than three nor more than 18 directors. The board has the power to set the exact number of directors within that range. The board currently has seven directors.

With respect to the election of directors, each holder of common shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. Weatherford-Bermuda’s bye-laws do not provide for cumulative voting in the election of directors.

Weatherford-Bermuda’s bye-laws provide that directors may be elected at a general meeting by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.

Weatherford-Switzerland.  Weatherford-Switzerland’s articles of association provide for the same range in the number of directors as Weatherford-Bermuda. Upon completion of the redomestication, Weatherford-Switzerland will have the same directors as Weatherford-Bermuda. The board has the power to set the exact number of directors within the range, subject to election of the directors by the general meeting of shareholders.

With respect to the election of directors, each holder of registered shares entitled to vote at the general meeting has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. If the number of directors nominated for election is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors. Weatherford-Switzerland’s articles of association do not provide for cumulative voting for election of directors.

Under the Swiss Code, board members may at any time, with or without cause and with immediate effect, resign from office.

Vacancies on Board of Directors

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that a vacancy or a newly created directorship may be filled by the decision of a majority of the remaining directors.

Weatherford-Switzerland.  The Swiss Code provides that a vacancy or a newly created directorship as proposed by Weatherford-Switzerland’s board of directors may only be filled upon approval by shareholders at a general meeting.

Removal of Directors

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that a director may be removed, only with cause, by the shareholders, provided notice is given to the director of the shareholders’ meeting convened for the purpose of removing the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Weatherford-Switzerland.  Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Weatherford-Switzerland’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the voting rights and the absolute majority of the par value of the registered shares represented at that meeting as well as a quorum of at least two thirds of the registered shares recorded in the share register of the company.

Duties of the Board of Directors

Weatherford-Bermuda.  Bermuda law does not impose an all-embracing code of conduct on directors. Many of the duties and obligations of a director are statutory, while others are found only in common law. The Companies Act requires a director, in the exercise of his powers and in the discharge of his duties to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, at common law a director owes two types of duty to the company: fiduciary duties and a duty of skill and care. The fiduciary duties include a duty to act in good faith, a duty to exercise powers for a proper purpose, a duty not to put himself in a position where he has a conflict of interest and a duty not to profit from any opportunities that result from the directorship (unless the bye-laws provide otherwise). The duty of skill and care requires that a director exercise the skill that may reasonably be expected from a person of like knowledge and experience and display the reasonable care that an ordinary person would be expected to take in the same circumstances on his own behalf.

Weatherford-Switzerland.  A director of a Swiss company is bound to performance standards as specified in the Swiss Code. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily objective: a director is required to apply the care a reasonable person would apply under the same circumstances. To some extent, particular skills and functions of a board member may be taken into consideration. The members of the board of directors of Weatherford-Switzerland are liable to Weatherford-Switzerland, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties.

To the extent that the Swiss Code allows the delegation by the board of directors to executive management, and such delegation is actually made by virtue of Weatherford-Switzerland’s organizational regulations, the responsibility of the board of directors is limited to the due election, instruction and supervision of the executive management.

The members of the board of directors, officers and other persons authorized by the board of directors to represent Weatherford-Switzerland have joint signature powers, as determined from time to time by the board of directors.

Indemnification of Directors and Officers; Insurance

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that the company’s directors and officers will be indemnified against all actions, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or in their respective offices, provided that this indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of such persons. The bye-laws also provide that, subject to the Companies Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to the bye-laws will be paid by Weatherford-Bermuda in advance of the final disposition of such action if the indemnified party undertakes to repay such amount in the event it is ultimately determined that the indemnified party was not entitled to be indemnified.

Under the Companies Act, any indemnification of a director or officer against liability for his fraud or dishonesty shall be void (unless a court grants relief pursuant to section 281 of the Companies Act).

Under Weatherford-Bermuda’s bye-laws, each shareholder waives any claim, whether on his behalf or on behalf of the company, against any director or officer for any action taken by the director or officer, or the failure of the director or officer to take any action in the performance of his duties, provided that this waiver does not extend to any matter involving any fraud or dishonesty on the part of the director or officer.

The indemnification provided for in the bye-laws is not exclusive of other rights to which a director or officer may be entitled, including rights provided pursuant to the memorandum of association, bye-laws, any agreement, any insurance purchased by Weatherford-Bermuda, vote of shareholders, or otherwise, provided that indemnification does not extend to fraud and dishonesty.

Weatherford-Switzerland.  We believe, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that under Swiss law the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Weatherford-Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Weatherford-Switzerland to the fullest extent allowed by law. Under Weatherford-Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Weatherford-Switzerland may obtain such insurance from one or more third party insurers or captive insurance companies. Weatherford-Switzerland also plans to enter into indemnification agreements with each of its directors and executive officers upon the completion of the redomestication that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements will be substantially similar to the agreements our officers and directors currently have in place with Weatherford-Bermuda. The agreements will provide that Weatherford-Switzerland will indemnify each such director and executive officer, except in case of gross negligence or willful intent. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors of Weatherford-Switzerland or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the board or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Weatherford-Switzerland has the burden of proof in seeking to overcome such presumption. If the board or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under his agreement.

Limitation on Director Liability

Weatherford-Bermuda.  In addition to the indemnification discussed above under “— Indemnification of Directors and Officers; Insurance,” unless a director is fraudulent or dishonest, his liability for damages will be proportionate to the extent to which he caused or contributed to the loss, as determined by the court.

Weatherford-Switzerland.  Swiss law does not permit a company to exempt any member of its board of directors from any liability for damages suffered by the company, the shareholders or the company’s creditors caused by intentional or negligent violation of that director’s duties. However, the general meeting of shareholders may pass a resolution discharging the members of the board of directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution. The right to claim damages on behalf of the company for shareholders who do not consent to the release expires six months after the shareholders pass a resolution approving the release.

Directors’ Conflicts of Interest

Weatherford-Bermuda.  As a matter of the common law applied in Bermuda, the director of a Bermuda company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party. Pursuant to the Companies Act, if a director is interested in a material contract or a proposed material contract with the company or any of its subsidiaries, or has a material interest in any party to such a contract or proposed contract, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty to avoid conflicting interests extends to contracts with the company, the use of information or opportunities that come to him by virtue of his directorship and actions competing with the company.

A director shall be at liberty to vote in respect of any contract or arrangement in which he is so interested, provided the nature of the interest of the director in any such contract or arrangement is disclosed by him as required by the Companies Act prior to any vote on the matter (unless disqualified by the chairman of the meeting).

Weatherford-Switzerland.  Swiss law does not have a general provision on conflicts of interest. However, under the Swiss Code a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. This requirement generally disqualifies a director from participating in decisions directly affecting him. Breach of these principles may also entail personal liability of the directors to the company. In addition, the Swiss Code requires a director to return to the company payments made to a director if such payments are not made on an arm’s length basis or if the recipient of the payment was acting in bad faith.

Shareholders’ Suits

Weatherford-Bermuda.  Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to a Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.

Weatherford-Switzerland.  Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.

Shareholders who suffer a direct loss due to an intentional or grossly negligent breach of a director’s or senior officer’s duties may sue in their personal capacity for monetary compensation.

Shareholder Consent to Action Without Meeting

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that shareholders may take action by written consent provided that it obtains 100% shareholder consent required.

Weatherford-Switzerland.  Under Swiss corporate law, shareholders are not permitted to act by written consent in lieu of a general meeting of shareholders.

Annual Meetings of Shareholders

Weatherford-Bermuda.  Under Weatherford-Bermuda’s bye-laws, a general meeting of shareholders is required to be held at least annually. Weatherford-Bermuda’s bye-laws provide that at the annual meeting elections will be held for directors and such other business may be transacted as may properly be brought before such meeting. The annual meeting may be held anywhere.

Weatherford-Switzerland.  Under the Swiss Code and Weatherford-Switzerland’s articles of association, Weatherford-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce and sent to the shareholders of record at least 20 calendar days prior to the relevant general meeting of shareholders. Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

Special Meetings of Shareholders

Weatherford-Bermuda.  Under Weatherford-Bermuda’s bye-laws, a special general meeting of Weatherford-Bermuda may be called by the chairman or the board of directors, and at least 10 days notice of such meeting is required.

Weatherford-Switzerland.  An extraordinary general meeting of Weatherford-Switzerland may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures. Any shareholder satisfying the formal requirements set out in the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. See “— Director Nominations; Proposals of Shareholders” for more information.

Director Nominations; Proposals of Shareholders

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the Secretary of Weatherford-Bermuda accompanied by certain background and other information specified in the bye-laws. Written notice of a shareholder’s intention to make such nominations must be received by the Secretary at Weatherford-Bermuda’s principal executive offices and its registered office in Bermuda (1) in connection with any annual general meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, not later than the 7th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first, and (2) in connection with a special general meeting, not later than the 7th day following the day on which such notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever occurs first.

In order for a shareholder to bring other business before an annual general meeting of shareholders, timely notice must be received by the Secretary of Weatherford-Bermuda within the time limits described above. The notice must include a description of the proposed item and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in Weatherford-Bermuda’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities Exchange Commission relating to the exercise of discretionary voting authority. These time limits are separate from those which apply to the shareholder requisition rights under the Companies Act.

Weatherford-Switzerland.  Under Weatherford-Switzerland’s articles of association, any shareholder satisfying the formal requirements set out in the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, a request for inclusion of an item on the agenda or a nominee must be in writing and requested at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Adjournment of Shareholder Meetings

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that the chairman of any general meeting at which a quorum is present may, with the consent of a majority of the shareholders present and entitled to vote at the meeting (and shall if directed by such majority), adjourn the meeting. The chairman may also adjourn the meeting without such consent or direction if it appears to the chairman that:

•	it is likely to be impracticable to hold or continue that meeting because of the number of shareholders wishing to attend who are not present;

•	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

•	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each shareholder.

Weatherford-Switzerland.  Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published or communicated may not be adjourned without publishing or communicating a new notice of meeting.

Voting Rights

Weatherford-Bermuda.  Under Bermuda law, a company’s bye-laws can make provision for a specific majority in voting on a particular matter at shareholder meetings, but, in the absence of such a provision, the general rule is that any matter proposed for consideration by the meeting is decided by a simple majority of votes cast. There are, however, certain matters in respect of which the Companies Act provides that another specified majority is required. These include the following:

•	the re-registration of a limited liability company as an unlimited liability company must be approved by all shareholders;

•	the variation of the rights of a particular class of shares must be approved by the written consent of 75% of the issued shares of that class or by a resolution passed by a simple majority of votes cast at a separate general meeting of the holders of the shares of that class, at which meeting the quorum is one-third of the issued shares of that class (unless the bye-laws otherwise provide);

•	an amalgamation (other than with certain affiliated companies) requires the approval of 75% of those voting at a meeting at which the quorum is at least two persons holding or representing by proxy more than one-third of the issued shares;

•	a scheme of arrangement or a compromise between a company and its shareholders requires the approval of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting;

•	the removal of a company’s auditor requires the approval of at least two-thirds of the votes cast;

•	a loan by a company to one of its directors or to a director of its own holding company, or a guarantee or security in connection with such a loan, requires the approval of at least 90% of the total voting rights of all shareholders.

Weatherford-Switzerland.  Each Weatherford-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Weatherford-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Weatherford-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Weatherford-Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Pursuant to the Swiss Code, registered shareholders have the exclusive right to determine the following matters:

•	adoption and amendment of Weatherford-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	payments of dividends and any other distributions of capital to shareholders (excluding share repurchases below 10% of the registered share capital);

•	discharge of the members of the board of directors from liability for previous business conduct to the extent such conduct is known to the shareholders; and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Weatherford-Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Pursuant to Weatherford-Switzerland’s articles of association, the shareholders generally take resolutions and decide elections of directors upon the relative majority of the votes cast at the general meeting of shareholders (broker non-votes, abstentions, withdrawals and blank and invalid ballots shall be disregarded), unless otherwise provided by law or Weatherford-Switzerland’s articles of association. See “— Election of Directors; Terms of Directors” for a discussion of voting for the election of directors. The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

The Swiss Code and/or Weatherford-Switzerland’s articles of association require the affirmative vote of at least two-thirds of the voting rights and an absolute majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

•	the amendment to or the modification of the purpose of Weatherford-Switzerland;

•	the creation or cancellation of shares with privileged voting rights;

•	the restriction on the transferability of shares and any amendment in relation thereto;

•	the restriction on the exercise of the right to vote and any amendment in relation thereto;

•	an authorized or conditional increase in the nominal share capital;

•	an increase in the nominal share capital through (1) the conversion of capital surplus, (2) a contribution in kind or in exchange for an acquisition of assets, or (3) a grant of special privileges;

•	the limitation or withdrawal of preferential subscription rights and advance subscription rights;

•	a change in the place of incorporation of Weatherford-Switzerland;

•	the conversion of registered shares into bearer shares and vice versa;

•	the dissolution of Weatherford-Switzerland; and

•	the removal of a member of the board of directors.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by Weatherford-Switzerland. See “— Appraisal Rights and Compulsory Acquisitions” and “— Shareholder Approval of Business Combinations.”

Amendment of Governing Documents

Weatherford-Bermuda.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Under Bermuda law, the holders an aggregate of not less than 20% in par value of the company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Weatherford-Bermuda’s bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of Weatherford-Bermuda’s board of directors and by a resolution of the shareholders. In the case of the bye-law setting out the amendment or repeal of the majority necessary to approve a business combination, any rescission, alteration or amendment must be approved by a resolution of the shareholders holding a majority of the shares entitled to vote on such business combination.

Weatherford-Switzerland.  Under the Swiss Code and Weatherford-Switzerland’s articles of association, Weatherford-Switzerland’s articles of association may only be amended by a resolution of its shareholders at a general meeting. See “— Voting Rights.” Weatherford-Switzerland’s board of directors may not effect amendments to Weatherford-Switzerland’s articles of association on its own, other than to reflect an increase in registered share capital after an issuance of shares out of authorized share capital or conditional share capital. Under Weatherford-Switzerland’s articles of association, the board of directors may pass and amend organizational regulations. Under Swiss law, shareholders may not pass or amend organizational regulations but may pass resolutions amending the articles of association to effectively supersede provisions in the organizational regulations.

Quorum Requirements

Weatherford-Bermuda.  Two or more persons present in person at the beginning of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares throughout the meeting constitutes a quorum. At any meeting duly called, a majority in number of those present at the meeting may direct the chairman to adjourn the meeting if a quorum is present, and if not present, the meeting shall be adjourned.

Weatherford-Switzerland.  The presence of shareholders, in person or by proxy, holding at least two thirds of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of the following business:

•	the adoption of a resolution with respect to the removal of a serving director; and

•	the adoption of a resolution to amend Article 21 — which sets forth the quorum at a general meeting required for certain matters, Articles 18 and 20 — which set forth the level of shareholder approval required for certain matters, Article 23 — which sets forth the term of office of a director and Article 24 — which sets forth the organization and remuneration of the board of directors.

The presence of shareholders, in person or by proxy, holding at least one-third of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of any other business.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records; Special Investigation

Weatherford-Bermuda.  Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association and registered charges. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Weatherford-Switzerland.  Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Weatherford-Switzerland.

In addition, if the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Weatherford-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Weatherford-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can credibly establish that the board of directors, any member of the board or an officer of Weatherford-Switzerland infringed the law or Weatherford-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Weatherford-Switzerland and only in exceptional cases to the petitioners.

Transfer and Registration of Shares

Weatherford-Bermuda.  Under Weatherford-Bermuda’s bye-laws, its board may in its absolute discretion refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained. If the board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with Weatherford-Bermuda, send to the transferor and transferee notice of the refusal. Weatherford-Bermuda’s bye-laws also expressly provide for the issuance of fractional shares.

Weatherford-Switzerland.  No restrictions apply to the transfer of Weatherford-Switzerland registered shares. Weatherford-Switzerland’s share register will initially be kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of Weatherford-Switzerland shares. Swiss law does not recognize fractional share interests.

Rights upon Liquidation

Weatherford-Bermuda.  In the event of Weatherford-Bermuda’s liquidation, dissolution or winding up, the holders of its common shares are entitled to share equally and ratably in Weatherford-Bermuda’s assets, if any, remaining after the payment of all of Weatherford-Bermuda’s debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Weatherford-Switzerland.  Weatherford-Switzerland’s duration is unlimited. Weatherford-Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if Weatherford-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Weatherford-Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Enforcement of Civil Liabilities Against Foreign Persons

Weatherford-Bermuda.  The rights of shareholders of a Bermuda company are governed by Bermuda law and the company’s memorandum of association and bye-laws. If some of the company’s directors are not residents of the United States, or a substantial portion of its assets are located outside the United States, it may be difficult to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against the company or those directors based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against a Bermuda company’s directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against a Bermuda company’s directors or officers under the securities laws of other jurisdictions.

Weatherford-Switzerland.  Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the

Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	no reason for refusal in the sense of Article 27 Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, legal precedent and similar requirements.

SECOND MEETING, PROPOSAL 1: APPROVAL OF THE
WEATHERFORD INTERNATIONAL LTD. 2009 OMNIBUS INCENTIVE PLAN

You are being asked to consider and vote on a proposal to approve the Weatherford International Ltd. 2009 Omnibus Incentive Plan. The Plan was adopted by our Board of Directors on December 9, 2008, subject to approval of our shareholders. Approval of the 2009 Plan requires the affirmative vote of a majority of the votes cast at the second meeting.

Since our inception, we have recognized the importance of aligning the interests of our employees with those of our shareholders. The Plan reflects this philosophy by providing those persons who have substantial responsibility for our management and growth with additional performance incentives and an opportunity to obtain or increase their proprietary interest in Weatherford, thereby encouraging them to continue in their employment or affiliation with us.

The 2009 Plan is substantially identical to our existing 2006 Omnibus Incentive Plan. As of the record date for the second meeting, December [ • ], 2008, we had approximately 8.3 million shares available for issuance under the 2006 Omnibus Incentive Plan, which will continue to be available for granting awards. As of December [ • ], 2008, the closing price of our common shares on the New York Stock Exchange was $[ • ].

Following is a summary of the material terms of the 2009 Plan and of certain tax effects of participation in the 2009 Plan. The summary is qualified in its entirety by reference to the complete text of the 2009 Plan, which is attached hereto as Annex I. To the extent that there is a conflict between this summary and the 2009 Plan, the terms of the 2009 Plan will govern. Any capitalized terms used but not defined in the summary have the meaning given to them in the 2009 Plan.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE PLAN AT THE SECOND MEETING, WHICH IS NOT A CONDITION TO THE APPROVAL OF THE SCHEME OF ARRANGEMENT AT THE FIRST MEETING.

Sponsorship and Maintenance of the 2009 Plan

Approval of the 2009 Plan is not a condition to the Scheme of Arrangement, but how the 2009 Plan is implemented depends on whether the Scheme of Arrangement is approved. If the 2009 Plan is approved and the Scheme of Arrangement is also approved, then Weatherford-Switzerland will adopt the 2009 Plan and the 2009 Plan will apply to and be a plan of Weatherford-Switzerland. However, if only the 2009 Plan is approved, and the Scheme of Arrangement is not, then the 2009 Plan will apply to and be a plan of Weatherford-Bermuda.

General Terms

The aggregate number of common shares available for grant under the 2009 Plan is seven million. Each share that is subject to an award counts as one share against the aggregate number. The maximum number of common shares subject to an option or share appreciation rights (SARs) that may be granted under the 2009 Plan to an employee or director of Weatherford or any of its affiliates during any fiscal year is two million.

Generally, if an award granted under the 2009 Plan is forfeited or cancelled for any reason or is settled in cash in lieu of shares, the shares allocable to the forfeited or cancelled portion of the award are added back to the aggregate available for grant under the 2009 Plan and may again be subject to an award granted under the 2009 Plan. If shares are delivered or tendered to Weatherford for repurchase to satisfy the exercise price of any option award, those shares will not be added back to the aggregate number of shares available for grant under the 2009 Plan. If any shares are withheld from issuance to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available for grant under the 2009 Plan.

The Compensation Committee will administer the 2009 Plan. Any employee or non-employee director of Weatherford or one of its affiliates is eligible for awards under the 2009 Plan. We currently have approximately 46,700 employees and six non-employee directors. Any discretionary awards to non-employee directors must be approved by the Compensation Committee. The Compensation Committee may from time to time authorize our chief executive officer to grant awards to employees who are not, or prospective employees who will not be, executive officers or directors of the Company.

The Plan provides for awards of options, SARs, restricted shares, restricted share units, performance share awards, performance unit awards, other share-based awards and cash-based awards.

The Board of Directors may amend the terms of the 2009 Plan at any time, subject to the shareholder approval requirements of the NYSE and other rules and regulations applicable to Weatherford.

Awards granted under the 2009 Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder’s lifetime only by the holder.

In case of certain corporate acquisitions by Weatherford, awards may be granted under the 2009 Plan in substitution for share options or other awards held by employees of other entities who are about to become employees of Weatherford or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the 2009 Plan to such extent as the Compensation Committee may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

The Compensation Committee may establish certain performance goals applicable to performance share awards and performance unit awards granted under the 2009 Plan.

The Plan will continue indefinitely until it is terminated pursuant to its terms.

Options

For options granted under the 2009 Plan, the Compensation Committee will specify the option price, size and term (which cannot exceed ten years), and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant.

The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer, or (iii) in any other form of payment that is acceptable to the Compensation Committee. The Compensation Committee may permit a holder to pay the option price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the common shares acquired upon exercise of the option and remit to Weatherford a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.

All options granted under the 2009 Plan are granted with an exercise price equal to or greater than the fair market value of the common shares at the time the option is granted.

The Plan prohibits any repricing of options after their grant, other than in connection with a share split or the payment of a share dividend.

SARs

Subject to the terms and conditions of the 2009 Plan, a SAR provides its holder with the right to receive an amount equal to the excess of (i) the fair market value of one common share of Weatherford on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs granted under the 2009 Plan must have a grant price equal to or greater than the fair market value of the common shares at the time the SAR is granted.

The Compensation Committee may determine the term of any SAR, so long as the term does not exceed 10 years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable, including any vesting or transferability provisions. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance of service with Weatherford.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a common share on the date of exercise over the grant price of the SAR by (ii) the number of common shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in shares of equivalent value, in some combination thereof, or in any other form that may be approved by the Compensation Committee.

Restricted Shares

The Compensation Committee may grant restricted shares to any eligible persons selected by it. The amount of an award of restricted shares, and any vesting or transferability provisions relating to such an award, are determined by the Compensation Committee in its sole discretion.

Each recipient of a restricted share award will have the rights of a shareholder of Weatherford with respect to the restricted shares included in the restricted share award during any period of restriction established for the restricted share award. Dividends paid with respect to restricted shares (other than dividends paid by means of common shares or rights to acquire common shares) will be paid to the holder of restricted shares currently. Dividends paid in common shares or rights to acquire common shares will be added to and become a part of the holder’s restricted shares.

Restricted Share Unit Awards

The Compensation Committee determines the material terms of restricted share unit awards, including the vesting schedule, the price (if any) to be paid by the recipient in connection with the award, and any transferability restrictions or other conditions applicable to the award, which may include the attainment of specified performance objectives described below.

A restricted share unit award is similar in nature to a restricted share award except that in the case of a restricted share unit, no common shares are actually issued or transferred to the holder until a later date as specified in the applicable award agreement. As a result, a recipient of a restricted share unit award will not have the rights of a shareholder of Weatherford until such date as the common shares are issued or transferred to the recipient. Each restricted share unit will have a value equal to the fair market value of a common share.

Payment under a restricted share unit award will be made in either cash and/or common shares, as specified in the applicable award agreement. Any payment under a restricted share unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted share unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2009 Plan) or (ii) at a time that is permissible under section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”).

In its discretion, the Compensation Committee may specify that the holder of a restricted share unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted share units may be determined by the Compensation Committee at the time of grant.

Performance Share Awards and Performance Unit Awards

The Compensation Committee determines the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award will be measured.

Performance unit awards are payable in cash or common shares, or a combination of cash and common shares, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2009 Plan) or (ii) at a time that is permissible under section 409A of the Code.

Each holder of a performance share award will have all the rights of a shareholder with respect to the common shares issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture (including the right of Weatherford to repurchase such shares) and restrictions on transfer. These rights include the right to vote such shares.

Any performance goal for a particular performance share award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25% of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.

Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.

No performance share awards or performance unit awards will be granted under the 2009 Plan unless and until Weatherford’s shareholders approve the material items of the performance criteria applicable to such awards. At this time, Weatherford’s shareholders are not being asked to approve the performance criteria applicable to performance share awards or performance unit awards.

Other Share-Based Awards

The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the 2009 Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. These awards may involve the issuance or transfer of common shares to holders, or payment in cash or otherwise of amounts based on the value of our common shares, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each other share-based award will be expressed in terms of our common shares or units based on common shares, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other share-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of other share-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.

Any payment with respect to any other share-based award will be made in cash and/or common shares, as determined by the Compensation Committee.

The Compensation Committee will determine the extent to which a holder’s rights under any other share-based award will be affected by the holder’s termination of employment or other severance from service with Weatherford. Other terms and conditions applicable to other share unit awards may be determined by the Compensation Committee at the time of grant.

Cash-Based Awards

The Compensation Committee may grant cash-based awards in such amounts and upon such terms as the Compensation Committee may determine. Any payment with respect to a cash-based award will be made in cash.

The Compensation Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with Weatherford. Other terms and conditions applicable to cash-based awards may be determined by the Compensation Committee at the time of grant.

Effects of Certain Transactions and Change of Control

The Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our issued and outstanding common shares by reason of recapitalization, reorganization, subdivision, merger, amalgamation, consolidation, combination, exchange, share dividend, bonus issue or other relevant changes to our capital structure. For any award granted under the 2009 Plan, the Compensation Committee may specify the effect of a change in control of Weatherford with respect to that award.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2009 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2009 Plan, nor does it address state, local, or non-U.S. taxes.

Options, SARs, Performance Share Awards, Performance Unit Awards, Restricted Share Unit Awards and Other Share-Based Awards.  A participant generally is not required to recognize income on the grant of an option, SAR, performance share award, restricted share unit awards, performance unit award or other share-based award. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised, or in the case of performance share awards, restricted share unit awards, performance unit awards or other share-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance share awards, restricted share unit awards, performance unit awards or other share-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Cash-Based Awards.  Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award.

Restricted Common Shares.  Unless a participant who receives an award of restricted common shares makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted common shares. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted common shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted common shares, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares granted or awarded under the 2009 Plan will be treated as capital gain or loss, provide that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Weatherford.  To the extent that a participant recognizes ordinary income in the circumstances described above, Weatherford or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below).

Performance Based Compensation.  In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 2009 Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from share options and other performance-based awards that are made under shareholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based compensation under the 2009 Plan in the form of options and SARs. In the event Weatherford’s shareholders approve the material terms of the performance criteria for performance share awards and performance unit awards, such awards may constitute qualifying exempt performance-based compensation for purposes of Section 162(m).

Parachute Payments.  Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

Withholding. Awards under the 2009 Plan may be subject to tax withholding.  When an award results in income subject to withholding, Weatherford may require the participant to remit the withholding amount to Weatherford or cause our common shares to be withheld from issuance or sold in order to satisfy the tax withholding obligations.

Section 409A.  Awards of SARs, performance share awards, performance unit awards, other share-based awards or cash-based awards under the 2009 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of Weatherford that awards under the 2009 Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the 2009 Plan. Any grants of awards under the 2009 Plan are to be made in the discretion of the Compensation Committee. Therefore, it is not possible at present to determine the amount of future benefits that may be received by participants under the 2009 Plan if adopted or that would have been received during the last fiscal year had the 2009 Plan been in effect.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2007 about the number of shares to be issued upon vesting or exercise of equity awards including options, restricted shares, warrants and deferred share units as well as the number of shares remaining available for issuance under our equity compensation plans, not including the 2009 Plan.

			Number of Shares
			Remaining Available
	Number of Shares to		for Future Issuance
	be Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options, Warrants	Options, Warrants	Reflected in the
	and Rights	and Rights	First Column)
	(In thousands, except share prices)

Plan Category:
Equity compensation plans approved by shareholders	4,812	$24.41	14,860
Equity compensation plans not approved by shareholders(a)	32,706	11.59	—

Total	37,518	13.23	14,860

(a)	The Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended (the “1998 Plan”), is administered by the Compensation Committee of the Board of Directors, and all employees are eligible to receive options under the 1998 Plan. The 1998 Plan provides for the grant of nonqualified options to purchase common shares of Weatherford-Bermuda. The price at which shares may be purchased is based on the market price of the shares and cannot be less than the aggregate par value of the shares on the date the option was granted. Unless otherwise provided in an option agreement, no option may be exercised after one day less than 10 years from the date of vesting. Options generally become fully exercisable after three to four years from the date of grant, subject to earlier vesting in the event of the death, disability or retirement of the employee or in the event of a change of control of Weatherford. The 1998 Plan provided for the grant of options to purchase up to 88,000,000 shares. As of December 31, 2007, there were options to purchase an aggregate of 11,046,524 common shares outstanding under this 1998 Plan, of which options to purchase an aggregate of 10,846,524 common shares were vested. Subsequent to the shareholder approval of the Company’s Omnibus Plan in May 2006, future grants under this plan have been suspended.

On September 8, 1998, July 5, 2000, and September 26, 2001, we granted to each of our directors other than Mr. Duroc-Danner an option or warrant to purchase 374,528, 240,000 and 240,000 common shares, respectively, at a purchase price per share equal to $2.9038, $9.1875 and $5.9425, respectively, which was the fair market value of our common shares as of the day we granted the options or warrant. The options and warrants were issued under agreements between us and the directors. Each option or warrant is exercisable for a period of ten years from the date which it becomes fully exercisable. The options and warrant granted on September 8, 1998 and July 5, 2000 become fully exercisable three years from the date of grant, and the options and warrant granted on September 26, 2001 become fully exercisable four years from the date of grant, in each case subject to earlier vesting in the event of the death, disability or retirement of the optionee or warrantholder or a change of control of Weatherford. Under these agreements there were options and warrants to purchase an aggregate of 3,345,984 common shares outstanding as of December 31, 2007, all of which are fully vested.

Under our Non-Employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid by us. The deferred fees are converted into non-monetary units representing common shares that could have been purchased with the deferred fees based on the market price of the common shares on the last day of the month in which fees were deferred. If a non-employee director elects to defer at least 5% of his fees, we will make an additional contribution to the director’s account equal to the sum of (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director. The non-employee directors are fully vested at all times. Our directors may generally determine when distributions will be made from the plan. The amount of the distribution will be a number of Common Shares equal to the number of units at the time of distribution. Distributions are made in Common Shares. As of December 31, 2007, there were 128,960 deferred units outstanding under this plan.

We established our Foreign Executive Deferred Compensation Stock Ownership Plan for key foreign employees. Under our Foreign Executive Deferred Compensation Stock Ownership Plan, we contribute 15% of each participant’s total salary, bonus and commission compensation each year. Our contributions vest over a five-year period on the basis of 20% per year for each year of service. Under the Foreign Executive Deferred Compensation Stock Ownership Plan, our contributions are converted into non-monetary units equal to the number of common shares that could have been purchased with the amounts contributed based on the average closing price of the common shares for each day of the month in which contributions are made. Distributions are made under the Foreign Executive Deferred Compensation Stock Ownership Plan after a participant retires, becomes disabled or dies or after his employment is terminated. Distributions under the Foreign Executive Deferred Compensation Stock Ownership Plan are made in a number of common shares equal to the number of units allocated to the participant’s account at the time of distribution. As of December 31, 2007, there were 194,072 deferred units outstanding under this plan.

We have outstanding warrants to purchase up to 12,928,856 common shares at a price of $15.00 per share. The warrants are exercisable through February 28, 2012. The warrant holders may exercise the warrants and settlement may occur through physical delivery, net share settlement, net cash settlement or a combination thereof in accordance with their terms.

In 2003, our Board of Directors approved a restricted share plan that allows for the grant of up to 15,340,000 of our common shares to our key employees and directors. Restricted shares are subject to forfeiture restrictions that generally lapse after a specified period from the date of grant and are subject to earlier vesting in the event of death, retirement or a change in control. As of December 31, 2007, there were 13,204,246 shares granted under this plan, of which 8,142,368 shares are vested. Subsequent to the shareholder approval of the our 2006 Plan in May 2006, future grants under this plan have been suspended.

BOARD COMPENSATION

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the level of knowledge and experience that we require of members of our Board. Our Corporate Governance and Nominating Committee is responsible for reviewing and structuring our compensation policy regarding fees and equity compensation paid and granted to our directors.

Pearl Meyer & Partners (“Pearl Meyer”), a global human resources consulting firm, has been retained by the Corporate Governance and Nominating Committee as an independent compensation consultant to advise the committee on the appropriate compensation for the Board. Pearl Meyer annually assists the Corporate Governance and Nominating Committee by providing comparative market data on board compensation practices and programs based on an analysis of publicly available information on our peer group and U.S. industry practices.

Directors’ Fees

The directors who are not employees of the Company are paid the following fees:

•	$5,000 for each Board meeting attended;

•	$2,000 for each Committee meeting attended;

•	$60,000 as an annual retainer;

•	$10,000 as an annual retainer for each Committee chair (other than the Audit Committee chair) and the Presiding Director;

•	$20,000 as an additional annual retainer for the Audit Committee chair; and

•	$10,000 as an additional annual retainer for each Audit Committee member.

Annual retainers are paid quarterly. No changes were made in 2007 to the fees paid to directors. Effective September 2008, we provide $15,000 as an additional annual retainer for the Compensation Committee Chair and a $20,000 as an additional annual retainer for the Presiding Director. We do not compensate Mr. Duroc-Danner for his service on the Board.

Restricted Share Awards

On September 20, 2007, we granted to each of the non-employee directors a restricted share award of 8,000 common shares pursuant to our 2006 Omnibus Incentive Plan. The awards vest in three equal annual installments, beginning on September 20, 2008, subject to earlier vesting in the event of the death or disability of the director or a change of control of the Company. The Corporate Governance and Nominating Committee believes that providing a majority of the overall Board compensation in our common shares aligns the interests of our directors with our shareholders.

Director Deferred Compensation Plan

Under our Non-Employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid by us. The deferred fees are converted on a monthly basis into non-monetary units representing common shares that could have been purchased with the deferred fees based on the average of the high and low price of the common shares on the last day of the month in which the fees were deferred. If a non-employee director elects to defer at least 5% of his fees, we will make an additional contribution to the director’s account equal to (1) 7.5% of the director’s fees plus (2) the amount of fees deferred by the director. Our directors may generally determine when distributions will be made from the plan. The amount of the distribution will be a number of common shares equal to the number of units in the director’s account at the time of the distribution.

All of our non-employee directors have elected to defer 7.5% of the fees paid by us and to have distributions begin upon their cessation of service with the Board. As of December 31, 2007, Messrs. Brady, Butters, Lubar, Macaulay, Millard, Moses and Rayne had 4,692, 60,898, 16,082, 9,598, 7,624, 9,962 and 20,104 units allocated to their respective accounts, including units purchased with their own deferrals. Based on the closing market price of our common shares on December 31, 2007 ($34.30), the value of the units in each of Messrs. Brady’s, Butters’, Lubar’s, Macaulay’s, Millard’s, Moses’ and Rayne’s accounts as of December 31, 2007 was $160,936, $2,088,801, $551,613, $329,211, $261,503, $341,697 and $689,567, respectively.

Retirement Plan

The Company maintains the Weatherford International Incorporated Non-Employee Director Retirement Plan for former eligible directors of Weatherford Enterra. Under this plan, former non-employee directors of Weatherford Enterra with at least five years of service as a director are entitled to receive an annual benefit amount equal to 50% of the annual cash retainer fee in effect at the time of retirement, with benefits increased by 10% (up to 100%) for each additional full year of service in excess of five years. The benefits are payable monthly for the lesser of the number of months that the director served on the Board or ten years. If the director dies while serving on the Board or after his retirement from the Board, benefits are paid to his beneficiaries. After the merger of EVI, Inc. and Weatherford Enterra in June 1998, we discontinued this plan. Mr. Moses is the only current director who was fully vested and eligible to participate in this plan at the time of the plan’s discontinuance. Mr. Moses had over 10 years of credited service on the Board of Weatherford Enterra at the time the plan was discontinued, and his annual benefit amount upon his retirement will be $20,000. Benefits will be payable for ten years.

Summary of Board Compensation for 2007

The following table sets forth the compensation paid to each of our non-employee directors for the year ended December 31, 2007. Mr. Duroc-Danner was an executive officer and director in 2007, and information about his compensation is listed in the Summary Compensation Table in this proxy statement.

Director Compensation

	Fees Earned
	or Paid			All Other
	in Cash	Share Awards	Option Awards	Compensation
Name	($)(1)	($)(2)(3)	($)(2)(3)	($)(4)	Total ($)

Nicholas F. Brady	83,000	196,401	—	12,450	291,851
David J. Butters	164,000	196,401	—	24,600	385,001
Sheldon B. Lubar	134,000	196,401	—	20,100	350,501
William E. Macaulay	83,000	196,401	—	12,450	291,851
Robert B. Millard	90,500	196,401	—	13,575	300,476
Robert K. Moses, Jr.	83,000	196,401	—	12,450	291,851
Robert A. Rayne	120,500	196,401	—	18,075	334,976

(1)	Includes fees deferred pursuant to our Non-Employee Director Deferred Compensation Plan, described above under “Director Deferred Compensation Plan.” In 2007, Messrs. Brady, Butters, Lubar, Macaulay, Millard, Moses and Rayne deferred $6,225, $12,300, $10,050, $6,225, $6,788, $6,225 and $9,038 in fees, respectively, which represented 228, 430, 362, 226, 248, 228 and 324 units allocated to their respective accounts.

(2)	Restricted share grants of 8,000 shares were awarded to each of our non-employee directors on September 20, 2007, pursuant to our 2006 Omnibus Incentive Plan. For more information, see “Restricted Share Awards” above. The grant date fair value of each of the awards, as determined pursuant to Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), was $34.65. The value shown in the table is what is included in our financial statements pursuant to FAS 123(R) and includes amounts from awards granted prior to 2007. Awards of restricted shares granted prior to 2007 for which amounts are included in the table are 10,000 shares granted to each director on October 2, 2006, which vest over three years and have a per share fair value of $20.45, 12,000 shares granted to each director on September 8, 2004, which vest over three years and have a per share fair value of $11.83, and 12,000 shares granted to each director on September 29, 2005, which vest over three years and have a per share fair value of $17.47. Assumptions used in the calculation of this amount are included in footnote 16 to our audited financial statements included in our Annual Report on 10-K for the year ended December 31, 2007.

No options were granted in 2007, and all previously granted options were fully vested as of January 1, 2007. As a result, there was no expense included in our financial statements pursuant to FAS 123(R) for options in 2007.

(3)	As of December 31, 2007, aggregate outstanding restricted share and option awards for each non-employee director were as follows:

		Aggregate Number of
	Aggregate Number of	Shares Underlying
Name	Restricted Shares	Options

Nicholas F. Brady	18,666	0
David J. Butters	18,666	302,400
Sheldon B. Lubar	18,666	854,528
William E. Macaulay	18,666	854,528
Robert B. Millard	18,666	854,528 (a)
Robert K. Moses, Jr.	18,666	0
Robert A. Rayne	18,666	480,000

(a)	Options with respect to 144,036 of such shares had been transferred to family trusts as of December 31, 2007.

(4)	Represents amounts contributed by us to each director’s account under our Non-Employee Director Deferred Compensation Plan, described above under “Director Deferred Compensation Plan.” Our 2007 contributions to the accounts of Messrs. Brady, Butters, Lubar, Macaulay, Millard, Moses and Rayne, represented 456, 860, 722, 452, 496, 456 and 648 units allocated to their respective accounts.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Administration of Executive Compensation Program

The Compensation Committee of the Board oversees our compensation programs and establishes and implements our compensation philosophy applicable to our executive officers. The Compensation Committee annually reviews our compensation programs and policies for our executive officers, and together with all of the non-management members of the Board of Directors, determines and approves the compensation of our executive officers.

The Compensation Committee consists of four directors who are not employees of the Company and who are independent, as defined by the standards of the New York Stock Exchange. No Compensation Committee member participates in any of our employee compensation programs. Each year, the Board of Directors reviews all relationships that each director has with the Company. The Board of Directors has determined that none of the members of the Compensation Committee had any material business relationships with us in 2007.

Compensation Philosophy and Objectives

The Compensation Committee believes that our executive compensation program should be designed to reward the achievement of enhanced financial performance of the Company and should promote the improvement of shareholder value by aligning the interests of our executive officers with those of our shareholders. In furtherance of these objectives, the Compensation Committee has structured the Company’s annual and long-term incentive compensation to provide competitive salary levels and compensation incentives that we believe (1) attract and retain individuals of outstanding ability in key executive positions, (2) drive and reward strong business performance to create superior value for our shareholders and (3) encourage our executives to focus on both the short-term and long-term performance goals of the Company.

The Compensation Committee believes that a significant portion of executive compensation should be tied to Company and common share performance. During periods when our financial performance meets or exceeds established objectives, executive officers should be rewarded under our incentive compensation programs for their efforts in achieving our goals. Likewise, when our performance does not meet the established goals, incentive compensation should be reduced or eliminated. There is no pre-established policy for the allocation of compensation between cash and non-cash or short-term and long-term incentive compensation because the Compensation Committee believes it is important to maintain flexibility in establishing the proper mix of compensation from year to year.

Incentive compensation is designed to balance short-term annual results and long-term success of the Company. To achieve this balance, executive officers are regularly awarded both short-term and long-term incentives. To motivate our executives to achieve long-term success for the Company and align their interests with those of our shareholders, we provide them and other key employees with various equity-based compensation incentives, including share options and restricted share and restricted share unit awards, participation in our deferred compensation plans and the opportunity to purchase our common shares through our 401(k) plan. These incentives create a focus on share value appreciation and serve as a retention tool to encourage our key employees to remain in our employ.

The Compensation Committee annually reviews the compensation data prepared by Pearl Meyer, the financial performance of the Company and the performance of each executive officer to determine the appropriate level and combination of salary and incentive compensation for executive officers. The procedures used to establish the total compensation levels for all executive officers are the same; however, there are variations in the levels of compensation paid among our executive officers. These variations are based upon each executive officer’s position (both in terms of function and responsibilities), tenure, individual performance and market pay levels.

The Compensation Committee believes that making a significant portion of an executive officer’s compensation contingent on our annual financial results and share price performance more closely aligns the interests of the executive officers with those of our shareholders. Accordingly, in 2007 and 2008, a majority of executive compensation was awarded in the form of incentive compensation (annual performance incentive and long-term equity incentives) as opposed to annual salary. Incentive compensation (annual performance and long-term equity compensation) represented, on average, over 70% of our executive officers’ total compensation (excluding changes in pension value) in 2007 and 2008.

The Compensation Committee, together with the Board of Directors, intends to review the Company’s compensation philosophies on an ongoing basis to ensure that executive compensation appropriately reflects corporate and individual performance and yields awards that are reflective of the individual’s contribution to the achievement of our goals.

Compensation Consultant

Pearl Meyer has been retained by the Compensation Committee to serve as an independent compensation consultant to provide advice regarding executive compensation and our compensation programs. The Compensation Committee meets with Pearl Meyer annually and as requested from time to time. In 2008, the Compensation Committee expects to formally meet with Pearl Meyer three times to review and discuss executive compensation matters. Weatherford’s management communicates with Pearl Meyer from time to time but does not direct its activities for the Compensation Committee. Pearl Meyer has in the past infrequently provided general compensation advice to the Company regarding general compensation data for our employees at all levels.

Pearl Meyer assists the Compensation Committee by providing general guidance and comparative market data on compensation practices and programs based on an analysis of publicly available information on our peer group and U.S. industry practices. Pearl Meyer advises the Compensation Committee in analyzing and establishing the compensation levels for our executive officers. This advice includes providing detailed compensation information for each of our executive officers individually. This information covers base salary, annual performance incentives, long term incentives, perquisites and other compensation.

Peer Group

The Compensation Committee currently utilizes a broad peer group consisting of publicly traded energy service and exploration and production companies. With the assistance of Pearl Meyer, the peer group was revised and expanded in 2007 to include similarly sized exploration and production companies as these are companies from which we would potentially recruit executive management. In addition, the Compensation Committee selected a “focused peer group” which consists of certain companies from the peer group that compete directly with us in the oilfield services industry and that were deemed to be the most appropriate for performance benchmarking and compensation monitoring. Although the companies in the focused peer group differ in size (both in terms of market capitalization and revenues), all of the companies compete head to head in the global market for executive talent and business. The peer group and the focused peer group are both used to benchmark our executive compensation levels against companies that have executive positions with responsibilities similar to ours and that compete with us for executive talent. The Compensation Committee intends to periodically review the composition of our peer group and focused peer group to ensure that the companies in the group are relevant for comparative purposes.

The following companies comprise the peer group: Anadarko Petroleum, Apache Corp., Baker Hughes, BJ Services, Cameron International, Chesapeake Energy, GlobalSantaFe, Halliburton, National Oilwell Varco, Schlumberger, Smith International and Transocean. The “focused peer group” consists of Baker Hughes, BJ Services, Halliburton, Schlumberger and Smith International.

The Compensation Committee reviews survey data and analysis prepared by Pearl Meyer to ensure that our total executive compensation program is comparable to the programs of other companies in our peer group and the focused peer group. Pearl Meyer compiles this data based upon its review of our peer group as well as other general U.S. industry compensation data. Pearl Meyer also provides the Compensation Committee with general financial performance data for the Company versus the focused peer group. This includes revenue, earnings per share and total shareholder return for the preceding one- and three-year periods.

Pearl Meyer’s information is just one of many factors that are considered in setting executive compensation. The Compensation Committee has discretion in determining the extent to which it will be used and may elect to not use the information at all when making compensation decisions.

Annual Reviews and Recommendations

The Compensation Committee, together with the other non-management members of our Board of Directors (other than Mr. Rayne), annually reviews the performance of Mr. Duroc-Danner. Mr. Duroc-Danner annually reviews the performance of each of our executive officers (other than himself) and provides a summary of those reviews to the Compensation Committee. The Compensation Committee reviews supporting documentation, regarding the total compensation of the officers (base salary, annual performance compensation, long-term incentives, perquisites and other compensation), including the compensation information and data prepared by Pearl Meyer. The Compensation Committee also receives recommendations from Mr. Duroc-Danner concerning the annual base salary, annual performance compensation and long-term incentives of our executive officers, other than Mr. Duroc-Danner. Mr. Duroc-Danner’s recommendations are based upon his review of Pearl Meyer’s data and his view of each officer’s responsibilities, capabilities, future contributions and tenure with the Company. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the executive officers. The Board of Directors, other than Mr. Duroc-Danner, reviews the recommendations and determinations of the Compensation Committee.

2007 Executive Compensation Components

The Compensation Committee reviews the total direct compensation, including all the components thereof, of each executive officer when making compensation decisions. The Compensation Committee utilizes the data and information provided by Pearl Meyer in making their determinations regarding compensation. The primary components of total direct compensation are base salary, annual performance compensation, long-term incentive compensation, perquisites and costs of retirement benefits. Pearl Meyer prepares a summary of the total compensation of each executive officer, including all components of total compensation. This summary includes comparative data for similarly situated officers at each of the companies in the peer group and focused peer group.

When compared to the total compensation of the executive officers in the focused peer group, our goal was to set Mr. Duroc-Danner’s total compensation in 2007 and 2008 at or above the 75th percentile. With regard to our other executive officers, their total compensation varied from the 25th percentile to the 75th percentile. These percentiles varied among our other executive officers depending on the various factors described in this report (such as tenure, responsibilities and individual performance). In general, the goal is for the total compensation of the other executive officers to be in the 50th to 75th percentile range.

Base Salary

Base salaries for our executive officers are reviewed annually. Base salaries also may be adjusted during the year due to a significant increase in job responsibilities or duties. Increases to base salaries are approved by the Compensation Committee and all of our non-employee directors following recommendations from Mr. Duroc-Danner, other than for his base salary. The Compensation Committee does not rely solely on predetermined formulas or criteria when evaluating executive base salaries. Base salaries for the named executive officers are targeted at median or higher levels of the compensation data provided by Pearl Meyer, but this data is only one of many factors that are taken into account when setting base salary. Increases to base salary in 2007 and 2008 were based on a combination of factors, including:

•	The executive’s level of experience and responsibility;

•	Retention of executive officers;

•	Salaries of similarly situated executives in our peer group;

•	The scope and complexity of the position held;

•	The executive’s individual efforts in achieving business results;

•	Demonstration of leadership and team work abilities; and

•	The Company’s previous annual financial performance.

Based upon its review of our executive officers’ and our financial performance in 2006 and 2007, each executive received an increase in base salary in 2007 and 2008. Mr. Duroc-Danner’s salary increases in 2007 and 2008 were approximately 3% and 6.5%, respectively. The average increase in salary in 2007 for all current executive officers was approximately 14% and ranged individually from 3% to 27%. The average increase in salary in 2008 for all current executive officers was approximately 14.5% and ranged individually from 6.5% to 26%.

Annual Performance Compensation

Annual performance compensation is provided to the executive officers in the form of cash bonuses relating to certain financial and operational achievements of the Company. Our executive officers and all other key employees participate in the Weatherford Variable Compensation Plan. The Variable Compensation Plan provides all participants with the opportunity to earn annual cash bonuses based on the achievement of specific financial and operational performance targets for each fiscal year. The Compensation Committee and management jointly establish the Company’s annual performance targets in the first quarter of each year. Performance objectives are established at two levels: target and maximum. Performance targets are set at levels that are achievable but that require better than expected performance and are believed to be competitive with the Company’s peer group and focused peer group. The maximum levels generally set approximately 15% above the target level. Generally, targets are established at levels such that the relative difficulty of achieving the target level is consistent from year to year. Performance compensation, if any, is generally paid in cash in March of each year for the prior year’s fiscal performance. The Compensation Committee has the discretion to reduce or increase any performance compensation.

The Chief Executive Officer may make adjustments to the financial performance goals used to determine performance compensation if circumstances such as unanticipated economic and market conditions had or are expected to have a positive or negative effect on the Company. He also may suspend or terminate the Variable Compensation Plan at any time, even if financial objectives have been achieved, if conditions or circumstances exist that had or may have a negative effect on the Company. If the Company’s financial performance does not generate an award in any given year, an alternative bonus calculation may be performed. All decisions regarding changes in financial objectives or alternative bonus calculations are reviewed and approved by the Compensation Committee in advance.

For fiscal 2007, the performance targets were based 100% on our earnings before interest and taxes. The target and maximum levels, as a percentage of base salary, for Mr. Duroc-Danner in 2007 were 120%, and 180%, respectively, and the levels for all of our other named executive officers were 95% and 145%, respectively. The amount payable under the plan is based upon the Company’s actual financial results versus the performance targets established for each level.

In 2007, we failed to meet the target level of performance under the plan. Our target level of earnings before interest and taxes was $1,691 million, however, our 2007 earnings before interest and taxes fell short of our target. As a result, no cash bonuses were earned under the terms of the plan.

As an incentive for each executive officer’s continuing and future service and performance, the Compensation Committee determined and recommended that discretionary cash awards be granted to each of the executive officers in February 2008. The discretionary awards granted to Messrs, Duroc-Danner, Becnel, Martin, Morley and Ferguson were $3 million, $525,000, $500,000, $475,000 and $400,000, respectively.

Long-Term Incentive Compensation

The Compensation Committee considers long-term incentives to be a key component of the executive officer compensation program. Long-term equity incentives are designed to motivate management to work toward long- term performance of the Company and serve to link a significant portion of the executive officers’ compensation to shareholder value. The Compensation Committee believes that making a significant portion of an executive officer’s compensation contingent on our share price performance more closely aligns the interests of the executive officers with those of our shareholders. Accordingly, in 2007 and 2008, a majority of executive compensation has been in the form of long-term equity incentive compensation as opposed to annual salary. Long-term equity incentive compensation represented, on average, over 50% and over 60% of our executive officers’ total compensation (excluding changes in pension value) in 2007 and 2008, respectively.

These long-term incentives are equity-based and may consist from year to year of both share options and restricted share or restricted share unit awards. Historically, share options were exclusively used by the Compensation Committee as we only had a share option plan. In more recent years, we adopted a restricted share plan, thus restricted shares were used. Beginning in 2006, the 2006 Omnibus Incentive Plan was established and provided the Compensation Committee with the ability to grant a variety of equity-based long-term incentives, including share options and restricted shares.

These types of long-term incentive awards provide our executive officers with a benefit that will increase only to the extent that the value of our common shares increases, thereby giving them an incentive to work to increase shareholder value. The factors considered by the Compensation Committee in determining the number of options and restricted share or restricted share unit awards to be granted to each executive officer are generally the same as those used in establishing the total compensation package of executive officers and include the position of the officer and the scope of his responsibilities and the long-term incentive compensation of similarly situated executives in our peer group and focused peer group.

Equity-based awards are service-based and generally vest over a period of three to four years. Vesting is accelerated upon death or disability and, if specified in the award agreement, upon retirement under our established policies or as a result of a change of control. Awards also may vest if the executive officer terminates his employment for good reason pursuant to his employment agreement. See below under “Employment Agreements.” The Compensation Committee has historically granted long-term equity-based awards to our executive officers on a bi-annual basis. The Compensation Committee has granted Mr. Duroc-Danner the discretion to approve and grant long-term equity-based awards to our other employees from time to time. Generally, these awards are granted to a broad group of employees and also are granted to employees upon promotion or employment with the Company. All equity-based compensation decisions for the named executive officers are approved by our full Board of Directors following recommendations from the Compensation Committee and Mr. Duroc-Danner (with respect to the other named executive officers). Mr. Duroc-Danner abstains from voting on these matters and does not participate in discussions regarding his compensation.

Share options become valuable only if and to the extent that the price of our common shares exceeds the exercise price of the options, which motivates our executive officers and employees to create shareholder value. Share options have exercise prices equal to the closing market price of our common shares on the date of grant. Options granted under our 2006 Omnibus Incentive Plan may have a term of not more than ten years from the date of grant. Options granted under earlier plans generally have a term of ten years from the date of vesting. Mr. Duroc-Danner was the only named executive officer who received a share option in 2007. The option was granted under our 2006 Omnibus Incentive Plan and was awarded as a component of Mr. Duroc-Danner’s 2007 total compensation package. The option is for 673,300 shares and vests in two equal increments on February 28, 2009 and 2011, subject to earlier vesting in the event of a change of control of the Company.

Restricted share and restricted share unit awards further motivate our key employees, including our executive officers, to strive for share price appreciation. We generally award restricted shares to employees in the United States and restricted share units to employees outside the United States. Restricted share units are different from restricted shares in that we do not actually issue common shares until the vesting requirements are met. Upon vesting, the holder of restricted share units receives one common share for each unit that vested. Holders of restricted shares are allowed to vote their shares and are entitled to receive dividends if we pay dividends.

In February 2007, each named executive officer other than Ms. Brown was awarded restricted shares or restricted share units as part of total compensation package. The awards vest over four years. In addition, in lieu of receiving a cash payment under the Variable Compensation Plan for 2006, each named executive officer other than Ms. Brown received an award of restricted shares or restricted share units that vested in full of December 2007.

In February 2008, the Compensation Committee, as approved by our Board, granted restricted shares to each of our current executive officers as part of their overall total compensation package for 2008. The market value of the restricted shares, as of the date of the grant, to Messrs. Duroc-Danner, Becnel, Martin, Morley and Ferguson were $9,000,000, $2,500,000, $2,000,000, $1,500,000 and $1,500,000, respectively.

Retirement Plan

In 2003, we implemented the Weatherford International Ltd. Nonqualified Executive Retirement Plan for our executive officers in order to provide post-employment benefits that were not wholly dependent on the value of our common shares and to remain competitive with the compensation practices of our peer group and general industry practices. We have purchased life insurance on our executive officers to partially offset the potential benefits payable under this plan. Any benefits payable under these life insurance policies are payable to us, not the executive officers or their estate. The Committee annually reviews the terms and costs of the plan and the potential benefits payable under the plan. The cost to us of the life insurance premiums for each executive officer is part of the other compensation that is used by the Compensation Committee to determine total compensation for each executive officer.

Benefits are the product of an annual benefit percentage (2.75% for each of the named executive officers) multiplied by the participant’s compensation in effect as of his or her retirement, multiplied by the participant’s years of service. The benefits are limited to a maximum amount equal to the participant’s compensation multiplied by a maximum benefit percentage (60% for each of the named executive officers). The normal retirement age under the plan is 62, but a participant may elect early retirement beginning at age 55.

In early 2008, the Compensation Committee and the Board agreed to amend the plan to exclude all incentive compensation and bonuses from the calculation of potential benefits payable under the plan to any persons who join the plan after February 6, 2008.

Deferred Compensation

We maintain an executive deferred compensation plan and a foreign executive deferred compensation plan that provide our executive officers and other key employees with long-term incentive compensation through benefits that are directly linked to future increases in the value of our common shares and that may only be realized upon the employee’s retirement, termination or death. Mr. Ferguson is a participant in our foreign executive deferred compensation plan. All other current named executive officers are participants in our executive deferred compensation plan.

Perquisites

The Company provides the named executive officers with minimal perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the practices of our peer group. The Compensation Committee annually reviews the perquisites provided to executive officers to determine if adjustments are appropriate. Perquisites made available to our named executive officers in 2007 and 2008 included an annual car allowance or the use of a company car, payment of club dues and payment of life insurance premiums. Any named executive officers who are requested to temporarily relocate to a foreign country are also eligible for other perquisites that are available to all of our full-time employees who are requested to temporarily relocate to a foreign country. These perquisites include reimbursement of relocation expenses and housing, schooling and travel benefits.

Other Generally Available Benefits

Our named executive officers are eligible for additional Company-wide benefits on the same basis as other full-time employees. These include a 401(k) plan and other health, medical and welfare programs.

Our 401(k) plan gives our employees an opportunity to save a percentage of their compensation for their retirement on a pre-tax or after-tax basis. Employees may contribute from 1% to 50% of their gross pay on a pre-tax basis and up to 16% in after-tax contributions. The Company matches the first 4% of the employee’s pre-tax contributions beginning one year after employment. Employees are fully vested in the Company’s contributions after one year of service. Employees may direct how their contributions are invested among a number of investment options, including an option to invest in our common shares. Only U.S. employees are eligible to participate in our 401(k) plan. Employees outside the United States are covered under different retirement plans.

Our health, medical and welfare programs for U.S. employees include medical, pharmacy, dental and vision insurance if the employee pays the required copayment, life insurance in the amount of one time the person’s salary or salary bracket, accidental death and dismemberment coverage of up to one time the person’s salary, counseling through our employee assistance program, critical illness coverage of up to $10,000 and business travel accident coverage equal to four times annual salary up to a maximum of $1 million. We also offer short-term and long-term disability benefits. Employees outside the United States are eligible to participate in different plans, depending upon availability of the benefit and the requirements of local law.

Employment Agreements

We have entered into employment agreements with each of the named executive officers. We believe that the terms of the employment agreements are generally consistent with the employment agreements of executive officers in our peer group. In addition, these agreements help us to attract and retain our named executive officers by providing them with security in the event that they are terminated involuntarily. There is currently no plan or determination to alter or limit these agreements, however, the Compensation Committee will review the terms of these agreements from time to time and may make recommendations to the Board regarding changes to the agreements if deemed necessary.

The employment agreements provide for a term of three years and are automatically renewable annually so as to terminate three years from the renewal date. The agreements generally provide for an annual base salary, which may not be decreased, that is reviewable annually but with no guarantee of increase, eligibility to participate in incentive, equity and other benefit plans and our deferred compensation plan, four weeks of vacation, a company-provided car or car allowance and the perquisites described above. The agreements require us to pay legal fees and expenses incurred by the officer in any disputes regarding the agreement.

Under the terms of the employment agreements, if we terminate an officer’s employment for any reason other than “cause,” if the officer terminates his employment for “good reason” or if the employment is terminated as a result of the officer’s death or “disability”, as defined in the employment agreements, the officer will be entitled to receive (1) an amount equal to three times the sum of the highest base salary during the five years prior to the year of termination plus the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to three times all employer contributions to our 401(k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal and state taxes thereon, (4) an amount equal to three times all perquisites and (5) any benefits payable under our retirement plan as of the date of termination (unless a change of control has occurred or is pending, in which case the terms of the retirement plan will govern the payment of benefits under such plan). In addition, under such circumstances, all benefits under all deferred compensation and other benefit plans, including share options and restricted share grants, will automatically vest, and all health and medical benefits will be maintained after termination for a period of three years provided the executive makes his required contribution. We also would be required to pay the executive a “gross up payment” to ensure that the executive receives the total benefit intended by his agreement with us.

Share Ownership Guidelines

The Compensation Committee believes that it is important to align the interests of management with the interests of our shareholders. In furtherance of this philosophy, we encourage all of our key employees to become shareholders through our equity-based awards, deferred compensation plans and 401(k) plan. Although we do not maintain minimum ownership requirements for our executive officers, we believe that each executive officer, through a combination of equity awards and participation in our deferred compensation and 401(k) plans, has a significant interest in increasing our long-term shareholder value.

Tax and Accounting Matters

Section 162(m) of the Internal Revenue Code

The Compensation Committee considers the tax impact of our executive compensation programs. Section 162(m) of the Internal Revenue Code imposes a $1 million limitation on the deductibility of certain compensation paid to the five highest paid executives. Although the Compensation Committee takes into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions, it may approve compensation that will not meet these requirements in order to ensure competitive levels of compensation for our executive officers.

Nonqualified Deferred Compensation

In 2004, the tax rules applicable to nonqualified compensation arrangements changed with the enactment of Section 409A. We believe we are operating in good faith compliance with the statutory provisions that became effective on January 1, 2005.

FAS 123(R)

Beginning on January 1, 2006, we began accounting for share-based payments, including share options, restricted share awards and restricted share unit awards, in accordance with FAS 123(R).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee’s members are Messrs. Brady, Macaulay, Millard (Chair) and Moses, all of whom are independent, non-employee directors. None of the Compensation Committee members has served as an officer or employee of the Company.

Mr. Rayne is Chief Executive Officer of LMS Capital plc. Mr. Duroc-Danner has been a director of LMS Capital since April 2006. From January 2004 until January 2007, Mr. Duroc-Danner served on the board of London Merchant Securities, and Mr. Rayne was Chief Executive of London Merchant Securities until June 2006. Mr. Rayne does not serve on our Compensation Committee and abstained from voting on Mr. Duroc-Danner’s compensation for 2008 when the Board approved it. Mr. Duroc-Danner does not serve on the Compensation Committee, or any other committee, of LMS Capital and did not serve on the compensation committee of London Merchant Securities.

SUMMARY COMPENSATION TABLE

This table shows the total compensation paid for the years ended December 31, 2007 and 2006 to Mr. Duroc-Danner, Mr. Becnel, our three other most highly compensated executive officers during 2007, and two other former officers. These officers and former officers are referred to in this proxy statement as the “named executive officers”.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Option	Incentive Plan	Compensation		All Other
Name and		Salary	Share Awards	Awards	Compensation	Earnings		Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)		($)(5)	($)

Bernard J. Duroc-Danner	2007	1,403,041	7,591,579	1,073,865	—	10,876,434		675,511	21,620,430
Chairman of the Board, President and Chief Executive Officer	2006	1,372,604	4,492,828	1,009,211	—	6,634,786		523,455	14,032,884
Andrew P. Becnel	2007	496,920	1,501,898	654,443	—	900,704		191,245	3,745,210
Senior Vice President and Chief Financial Officer	2006	311,058	460,348	527,170	—	1,066,050		126,632	2,491,258
Stuart E. Ferguson	2007	447,581	1,089,850	—	—	834,158		211,192	2,582,781
Senior Vice President — Reservoir and Production and Chief Technology Officer	2006	342,180	375,172	49,424	—	278,369		146,466	1,191,611
Burt M. Martin	2007	475,541	2,040,215	—	—	972,599		200,004	3,688,359
Senior Vice President and General Counsel	2006	419,231	1,013,502	—	—	965,746		163,662	2,562,141
Keith R. Morley	2007	405,316	1,080,562	—	—	3,568,519		151,768	5,206,165
Senior Vice President — Well Construction and Operations and Chief Safety Officer	2006	299,531	462,736	300,712	—	386,941		115,708	1,565,628
Hazel A. Brown(6)	2007	24,770	808,581	—	—	—	(7)	1,762,028	2,595,379
Former Officer	2006	236,317	272,513	—	—	59,739		70,171	638,740
E. Lee Colley, III(8)	2007	341,546	3,504,902	—	—	—	(9)	17,772,812	21,619,260
Former Officer	2006	449,339	1,074,794	177,294	—	1,865,372		170,104	3,736,903

(1)	Includes amounts deferred by each of the named executive officers under our deferred compensation plans described under “Nonqualified Deferred Compensation” in this proxy statement, as well as amounts deferred under our 401(k) plan.

(2)	Amounts shown do not reflect compensation actually received. Instead, the amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Our Variable Compensation plan provides for annual awards based upon the attainment of certain financial performance goals. The awards are paid in the first quarter of the year following the year in which they are earned. No payments were made under the plan for 2007. See “Annual Performance Compensation” in the Compensation Discussion and Analysis section of this proxy statement for more information. In lieu of receiving any awards under this plan for 2006, Messrs. Duroc-Danner, Becnel, Ferguson, Martin, Morley and Colley received a grant of restricted shares (restricted share units in the case of Mr. Ferguson, who is located outside the U.S.) in the first quarter of 2007 pursuant to our 2006 Omnibus Incentive Plan. Ms. Brown did not receive an award for 2006.

(4)	The amounts shown reflect the actuarial increase in the present value of benefits using interest rate and mortality assumptions consistent with those used in our financial statements and include amounts that the officer may not currently be entitled to receive because such amounts are not vested.

(5)	Other Annual Compensation consists of the following:

		Company			Matching
		Contributions		Club	Contributions	Contribution
		to Executive	Car/Car	Membership	Under 401(k)	to Foreign	Life Insurance	Termination
		Deferred Plan	Allowance	Dues	Plan	Pension Plan	Premiums	Payments
	Year	($)	($)	($)	($)	($)	($)	($)(a)

Bernard J. Duroc-Danner	2007	637,681	10,914	4,937	9,000	—	12,979	—
	2006	487,704	11,504	4,397	8,800	—	11,050	—
Andrew P. Becnel	2007	168,372	8,100	4,194	9,000	—	1,579	—
	2006	106,659	7,200	3,027	8,800	—	946	—
Stuart E. Ferguson	2007	150,224	15,128	—	—	38,975	6,865	—
	2006	100,077	13,907	—	—	26,746	5,736	—
Burt M. Martin	2007	176,393	8,100	4,758	9,000	—	1,753	—
	2006	141,635	7,200	4,612	8,800	—	1,415	—
Keith R. Morley	2007	122,953	8,100	7,476	9,000	—	4,239	—
	2006	89,930	7,200	6,660	8,800	—	3,118	—
Hazel A. Brown	2007	3,715	—	—	916	—	83	1,757,314
	2006	57,947	—	2,869	8,800	—	555	—
E. Lee Colley, III	2007	163,833	674	—	9,000	—	1,937	17,597,368
	2006	157,401	1,095	—	8,800	—	2,808	—

(a)	See “Payments Made to Former Officers in 2007” under “Potential Payments Upon Termination or Change in Control” below for further information regarding the payments made to Ms. Brown and Mr. Colley in connection with the terminations of their employment.

The table does not reflect amounts paid for housing, travel and schooling for employees stationed overseas. These benefits are paid to executive officers on the same basis as all other employees.

(6)	Ms. Brown left the Company on January 31, 2007.

(7)	Ms. Brown’s retirement benefit in the executive retirement plan decreased by $222,062 in connection with the termination of her employment. Ms. Brown was not vested in the plan and did not receive a lump sum benefit.

(8)	Mr. Colley ceased to be an executive officer on June 11, 2007.

(9)	Mr. Colley’s retirement benefit in the executive retirement plan decreased by $5,955,591 in connection with his departure from the Company. His lump sum benefit amount of $12,001,203 is included in the termination payment amount in the All Other Compensation column. The difference in his accrued balance at the beginning of the year and his lump sum benefit is due to regular pension costs accrued during the year, the accelerated accrual of his prior service costs and the revaluation of his benefit to include 2007 salary and bonus amounts.

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table provides information regarding plan-based awards granted in 2007 to the named executive officers. For any named executive officer not listed in the table, no information was applicable.

								All Other
						All Other		Option
						Share		Awards:
						Awards:		Number of		Exercise or	Grant Date
			Estimated Possible Payouts under			Number of		Securities		Base Price	Fair Value
			Non-Equity Incentive Plan Awards(1)			Restricted		Underlying		of Option	of Share
			Threshold	Target	Maximum	Shares/Units		Options		Awards	and Option
Name	Grant Date		($)	($)	($)	(2)(#)		(#)		($/sh)	Awards

Bernard J. Duroc-Danner	—		845,625	1,691,250	2,536,875	—		—		—	—
	2/28/07		—	—	—	—		673,300	(3)	20.05	5,127,180
	2/28/07		—	—	—	142,052	(4)	—		—	2,848,143
	2/28/07		—	—	—	224,440		—		—	4,500,022
Andrew P. Becnel	—		275,000	522,500	797,500	—		—		—	—
	2/28/07		—	—	—	31,200	(4)	—		—	625,560
	2/28/07		—	—	—	100,000		—		—	2,005,000
Stuart E. Ferguson	—		237,538	451,321	688,859	—		—		—	—
	2/28/07		—	—	—	27,636		—		—	554,102
	2/28/07		—	—	—	40,000		—		—	802,000
Burt M. Martin	—		250,000	475,000	725,000	—		—		—	—
	2/28/07		—	—	—	34,944	(4)	—		—	700,627
	2/28/07		—	—	—	80,000		—		—	1,604,000
Keith R. Morley	—		237,500	451,250	688,750	—		—		—	—
	2/28/07		—	—	—	20,658	(4)	—		—	414,193
	2/28/07		—	—	—	50,000		—		—	1,002,500
E. Lee Colley, III	2/28/07		—	—	—	37,440	(4)	—		—	750,672
	2/28/07	(5)	—	—	—	150,000		—		—	3,007,500

(1)	Represents potential payments for the year ended December 31, 2007 under the terms of our Variable Compensation Plan. No payments were made for 2007 under this plan. See “Annual Performance Compensation” in the Compensation Discussion and Analysis section of this proxy statement for more information. Ms. Brown and Mr. Colley were no longer eligible to participate in the Variable Compensation Plan as of December 31, 2007.

(2)	All awards were granted under our 2006 Omnibus Incentive Plan.

(3)	Option was granted under our 2006 Omnibus Incentive Plan. Option vests in equal increments on each of February 28, 2009 and 2011, subject to earlier vesting pursuant to the terms of Mr. Duroc-Danner’s employment agreement in the event of a termination of his employment. The exercise price was the closing market price of our common shares on the date of grant. The option expires on February 28, 2016.

(4)	Includes shares that were surrendered at the time of grant pursuant to the Company’s deferred compensation plans.

(5)	This award was forfeited prior to vesting in connection with Mr. Colley’s departure from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under the terms of the current employment agreements that we have entered into with the named executive officers, if we terminate an officer’s employment for any reason other than “Cause,” if the officer terminates his employment for “Good Reason” or if the employment is terminated as a result of the officer’s death or “Disability”, as defined in the employment agreements, the officer (or his estate) will be entitled to receive the following lump sum compensation:

•	any accrued salary or bonus (pro-rated to the date of termination) (the “Accrued Obligation Payment”). For these purposes, the bonus amount that is used is the greater of the highest annual bonus paid in the five years prior to the year of termination or the amount that would be payable in the year of termination;

•	an amount equal to three times the sum of the highest base salary during the five years prior to the year of termination and the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year (the “Salary and Bonus Payment”);

•	an amount equal to three times all employer contributions to our 401(k) plan and other deferred compensation plans (other than our retirement plan) in the last year of employment, grossed-up to account for federal and state taxes thereon (the “Contribution Payment”);

•	an amount equal to three times the total value of all fringe benefits on an annualized basis (the “Fringe Benefit Payment”); and

•	any benefits payable under our retirement plan as of the date of termination (unless a change of control has occurred or is pending, in which case the terms of the retirement plan will govern the payment of benefits under such plan) (the “NQERP Payment”). For more information regarding our retirement plan, see “Pension Benefits” in this proxy statement.

In addition, under such circumstances, the following benefits also would be provided or paid:

•	all benefits under all deferred compensation and other benefit plans, including share options and restricted share grants, will automatically become fully vested to the extent not already vested;

•	all health and medical benefits and all other benefits under any plans that are provided to the officer and his or her family prior to termination would be maintained after termination for a period of three years or such longer period as the plans may require, provided the executive makes his required contribution (the “Healthcare Benefit”). However, participants who are eligible to receive benefits under the retirement plan are provided with medical insurance for life for the officer and his or her spouse, provide they pay the required monthly contributions up to a maximum of $2,000 per year. See “Other Generally Available Benefits” in the Compensation Discussion and Analysis section of this proxy statement for more information regarding the benefits that we provide to our employees;

•	We would pay, as incurred, for outplacement services for the officer, the scope and provider of which would be selected by the officer (the “Outplacement Payment”);

•	Any one club membership, luncheon club and other membership that we provided for the officer or his family prior to termination would be transferred to the officer at no cost to the officer;

•	We would either transfer ownership and title to the officer’s company car at no cost (other than individual income taxes owed by the officer) to the officer, or if the officer received a monthly car allowance, we would pay the officer a lump sum in cash equal to the annual car allowance multiplied by three (the “Car Payment”);

•	We would pay any other benefits that the officer is entitled to receive under any of our other plans or programs (the “Other Benefits Payment”). In the case of the officer’s death, this would include death benefits to the officer’s estate at least equal to the most favorable benefits provided by us on the date of the agreement or at the time of death, if more favorable. In the case of Disability, this would include disability and other benefits equal to the most favorable benefits provided by us on the date of agreement or at the time of Disability, if more favorable. See “Other Generally Available Benefits” in the Compensation Discussion and Analysis section of the proxy statement for more information regarding the benefits that we provide to our employees.

Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both us and the executive to adverse U.S. federal income tax consequences. Each of the employment agreements provides that we would be required to pay the executive a “gross up payment” to ensure that the executive receives the total benefit intended by his agreement with us.

Under the employment agreements, “Cause” is defined as the willful and continued failure to substantially perform the officer’s job, after written demand is made by the Chief Executive Officer or the Board, or the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. “Disability” is defined as the absence of the officer from his duties on a substantial basis for 120 calendar days as a result of incapacity due to mental or physical illness. If we determine that the officer is disabled, the officer has 30 days from the date of our notice to the officer of intent to terminate employment by reason of Disability to return to full-time performance of his duties. The officer may terminate his employment for Disability if a physician selected by the officer determines that a disability has occurred.

Termination by the executive for “Good Reason” is generally defined as:

•	a reduction in title and/or responsibilities of the officer;

•	a relocation of the officer;

•	a reduction in the officer’s benefits;

•	the breach by the Company of the employment agreement;

•	any termination by the Company of the officer’s employment; and

•	the failure by the Company to renew the employment agreement after a change of control.

In the event of a change of control or other transaction in which our common shares cease to be publicly traded, “Good Reason” also will be deemed to exist if the officer is assigned to any position, authority, duties or responsibilities that are not at the ultimate parent and publicly traded company of the surviving entity or that are inconsistent with the current position, authority, duties or responsibilities set out in the employment agreement. Any good faith determination of “Good Reason” made by the officer is conclusive.

A change of control is generally deemed to occur under the employment agreements if:

•	any person acquires 20% or more of our common shares;

•	at least two-thirds of the members of the current Board of Directors cease to be directors other than in specified circumstances;

•	upon the consummation of a merger or similar transaction other than (a) a transaction in which at least two-thirds of the common shares outstanding immediately prior to the transaction continue to represent at least two-thirds of the voting power immediately after the transaction or (b) a transaction in which no person owns 20% or more of the outstanding common shares or voting power of the surviving entity; and (c) a transaction in which at least two-thirds of the members of the surviving entity are current members of the Board of Directors at the time the transaction was approved; or

•	approval or adoption by the Board or the shareholders of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company’s assets or a dissolution of the Company.

None of the current named executive officers is eligible for retirement under our plans and policies. Mr. Morley is eligible for early retirement under our retirement plan. For additional information regarding our retirement plan and benefits available in the event of early retirement, see “Pension Benefits” in this proxy statement.

Payments Made to Former Officers in 2007

The following tables show cash and non-cash compensation paid or to be paid to Ms. Brown and Mr. Colley in connection with the terminations of their employment.

Cash Compensation

	Accrued	Salary and		Fringe			Other
	Obligation	Bonus	Contribution	Benefit	Car	NQERP	Benefit	Gross-Up
	Payments	Payment	Payment	Payment	Payment	Payment	Payment	Payment	Total
Name	($)	($)	($)	($)(1)	($)	($)	($)	($)(2)	($)

Hazel A. Brown	321,337	1,012,000	217,600	28,800	—	—	32,207	145,370	1,757,314
E. Lee Colley, III	396,226	4,051,947	693,626	29,799	—	12,001,203	—	373,491	17,546,292

(1)	Includes allowances for yearly physical, financial planning, phone, club dues and professional fees, if applicable.

(2)	Payment was made to account for federal and state taxes on the Contribution Payment.

Non-Cash Compensation

				Deferred
	Vested Equity	Healthcare	Car	Compensation
	Awards	Benefit	Ownership	Distribution
Name	($)(1)	($)(2)	($)(3)	($)(4)

Hazel A. Brown(5)	1,211,400	3,681	—	117,354
E. Lee Colley, III(6)	6,617,296	383,150	51,076	2,946,720

(1)	Does not include the value of any units that vested upon termination under our deferred compensation plans. Any such amounts are included in the values shown for the column entitled “Deferred Compensation Distribution.”

(2)	Includes medical, dental and vision insurance for the officer, his or her spouse and their dependents, plus supplemental life insurance, if the officer elected to purchase it. For Mr. Colley, the coverage will last for three years, and for Ms. Brown, the life coverage will last for two years and the medical coverage lasted for six months following termination. Ms. Brown elected to only continue medical coverage for the first six months following her termination and was paid an equivalent value for the remaining two-year period in accordance with her employment agreement. The payment (in lieu of medical coverage) is included in the “Other Benefit Payment” column in the Cash Compensation table above.

(3)	Value was determined by the amount paid by the Company to transfer ownership.

(4)	Value was determined by multiplying the number of our common shares distributed to the former officer upon termination of employment or position by the closing market price of our common shares on the date the distribution was initiated. See the table under “Nonqualified Deferred Compensation” and footnotes to that table for more information regarding the values included herein.

(5)	Ms. Brown vested as to 60,000 restricted shares upon termination of her employment on January 31, 2007. The closing market price of our shares on that date was $20.19. Ms. Brown received a distribution of 4,242 common shares in August 2007 under our executive deferred compensation plan with a value of $117,354 which was based on the closing market price of our common shares on July 31, 2007 ($27.67).

(6)	Mr. Colley vested as to 244,632 restricted shares on June 11, 2007, the date on which Mr. Colley was removed from his position as an executive officer. The closing market price of our shares on that date was $27.05. Mr. Colley received a distribution of 73,720 common shares in August 2007 under our executive deferred compensation plan with a value of $1,902,723 which was based on the closing market price of our common shares on August 3, 2007 ($25.81). He received the remainder of his units, 34,718 shares, on January 24, 2008, at a value of $1,043,997, which was based on the closing market price of our shares on that date ($30.07).

Termination Other Than For Cause or For Good Reason

The following table, referred to in this proxy statement as the “Cash Compensation Table”, describes cash payments that would be required to be made under the employment agreements we have with each of the named executive officers, other than the former officers discussed above, and under our executive retirement plan in the event a named executive officer’s employment was terminated by us other than for Cause or by the officer for Good Reason. This table and the tables that follow in this section assume that there was no change of control prior to termination, that the event that triggered the payment occurred on December 31, 2007 and that the price of our common shares was $34.30 on that date. The amounts shown for such person in the tables include amounts earned through such time and are estimates of the amount that would be paid out to the officer upon their termination. The actual amounts to be paid out can only be determined at the time of such officer’s termination.

	Accrued	Salary and		Fringe			Other		Out-
	Obligations	Bonus	Contribution	Benefit	Car	NQERP	Benefits	Gross-Up	placement
	Payment	Payment	Payment	Payment	Payment	Payment	Payment	Payment	Payment	Total
Name	($)	($)	($)	($)(1)	($)	($)	($)	($)(2)	($)	($)

Bernard J. Duroc-Danner	2,983,660	12,772,554	2,390,432	42,000	—	61,245,047	—	1,287,156	—	80,720,849
Andrew P. Becnel	667,868	3,526,680	656,182	41,100	24,300	—	—	353,329	—	5,269,459
Stuart E. Ferguson	591,316	3,113,640	672,668	28,200	45,384	5,796,516	—	448,446	—	10,696,170
Burt M. Martin	739,089	3,601,881	678,145	42,000	24,300	6,705,453	—	365,155	—	12,156,023
Keith R. Morley	450,731	2,667,579	494,747	50,700	24,300	7,385,684	—	266,402	—	11,340,143

(1)	Includes the sum of the costs of an annual physical examination, financial planning services, and cellular telephone and club dues, multiplied by three.

(2)	Amount shown reflects the estimated amount that would have been paid to account for federal and state taxes on the Contribution Payment. For Messrs. Duroc-Danner, Becnel, Martin and Morley, who are based in the United States, the Contribution Payment is grossed up at a rate of 35%. For Mr. Ferguson, who is based in the United Kingdom, the rate is 40%, consistent with tax rates in the United Kingdom. The Contribution Payment is the only payment for which the Company pays a tax gross-up payment.

In addition to the cash payments described above, the officers would have been entitled to receive the following non-cash compensation set forth in the table below.

			Membership		Deferred
	Vested Equity	Healthcare	Transfer	Car	Compensation
	Awards	Benefit	Costs	Ownership	Distribution
Name	($)(1)	($)(2)	($)(3)	Transfer	($)(4)

Bernard J. Duroc-Danner(5)	26,631,061	361,846	7,750	49,966	12,115,781
Andrew P. Becnel(6)	8,647,600	118,368	17,100	—	1,249,528
Stuart E. Ferguson(7)	3,430,000	123,523	—	—	1,223,450
Burt M. Martin(8)	7,203,000	174,242	16,200	—	2,688,316
Keith R. Morley(9)	3,773,000	298,520	—	—	1,214,783

(1)	Value for restricted shares\restricted share units was determined by multiplying the number of shares or units that would have vested by the closing market price of our shares on December 31, 2007 ($34.30). For options, value was determined by multiplying the number of shares as to which the option would have vested by $34.30 and then subtracting the exercise price multiplied by the number of shares as to which the option vested.

(2)	Includes medical, dental and vision insurance for the officer, his or her spouse and their dependents, plus supplemental life insurance, if the officer elected to purchase it.

(3)	The amount shown is the amount of the deposits paid by the Company for club memberships that would be lost if the membership was transferred to the officer. There are no known transfer fees.

(4)	Value was determined by multiplying the number of units in the officer’s deferred compensation account as of December 31, 2007, multiplied by $34.30.

(5)	Mr. Duroc-Danner would have vested as to 496,692 restricted shares. He would have vested as to options to purchase an aggregate of 673,300 shares, which have an exercise price of $20.05 per share. He would have received a distribution of 353,230 common shares under our executive deferred compensation plan.

(6)	Mr. Becnel would have vested as to 160,000 restricted shares. He would have vested as to options to purchase an aggregate of 240,000 shares, which have an exercise price of $21.14 per share. He would have received a distribution of 36,430 common shares under our executive deferred compensation plan.

(7)	Mr. Ferguson would have vested as to 100,000 restricted share units. He would have received a distribution an aggregate of 35,670 common shares under our executive deferred compensation and foreign executive deferred compensation plans.

(8)	Mr. Martin would have vested as to 210,000 restricted shares. He would have received a distribution of 78,376 common shares under our executive deferred compensation plan.

(9)	Mr. Morley would have vested as to 110,000 restricted shares. He would have received a distribution of 35,416 common shares under our executive deferred compensation plan.

Termination Upon Death

In the event of a named executive officer’s death, his estate would be entitled to receive the following compensation in addition to the amounts set forth in the Cash Compensation Table: (a) life insurance proceeds in the amount of one times the officer’s salary or salary bracket, (b) if applicable, accidental death and dismemberment proceeds in the amount of one times the officer’s salary and (c) if a participant is not already eligible to receive the maximum benefits payable under our retirement plan, an additional death benefit amount under that plan.

The additional amounts in life insurance proceeds would be $1,409,375 for Mr. Duroc-Danner, $550,000 for Mr. Becnel, $2,039,545 for Mr. Ferguson, $500,000 for Mr. Martin and $720,000 for Mr. Morley (including $245,000 of proceeds the premiums for which are paid by Mr. Morley). If accidental death and dismemberment benefits were payable, these amounts generally would be doubled. The additional NQERP Payment amounts would have been $0 for Mr. Duroc-Danner, $16,190,620 for Mr. Becnel, $9,133,540 for Mr. Ferguson, $10,565,740 for Mr. Martin and $5,009,885 for Mr. Morley.

Termination Upon Disability

In the event a named executive officer’s employment terminated as of December 31, 2007 due to Disability, and provided that the officer was not already eligible to receive the maximum benefit amount under our retirement plan, the additional NQERP Payments over the amounts shown in the Cash Compensation Table would have been $0 for Mr. Duroc-Danner, $8,247,914 for Mr. Becnel, $4,231,979 for Mr. Ferguson, $4,895,586 for Mr. Martin and $0 for Mr. Morley.

Termination After a Change of Control

In the event of a termination of a named executive officer after a change of control by us for any reason other than Cause, by the officer for Good Reason or by reason of the officer’s death or Disability, and provided that the officer was not already eligible to receive the maximum benefit amount under our retirement plan due to his age and years of service, the officer’s NQERP Payment would be increased from the amount set forth in the Cash Compensation Table due to increased years of service and age that would have been credited to the officer upon the change of control and subsequent termination. Additionally, the named executive officer would be entitled to certain gross-up payments to account for taxes that would be payable on the amounts received by the executive.

The additional NQERP Payment amounts would be $1,090,880 for Mr. Duroc-Danner, $15,500,585 for Mr. Becnel, $8,373,891 for Mr. Ferguson, $10,873,380 for Mr. Martin and $5,166,793 for Mr. Morley. Tax gross-up payments would be $0 for Mr. Duroc-Danner, $9,215,910 for Mr. Becnel, $0 for Mr. Ferguson, $7,067,215 for Mr. Martin and $4,116,252 for Mr. Morley.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2007. For any named executive officer not listed in the following table, no information was applicable.

	Number of		Number of				Number of		Market Value of
	Securities		Securities				Shares or Units		Shares or Units
	Underlying		Underlying				of Shares		of Shares
	Unexercised		Unexercised		Option		That Have Not		That Have
	Options (#)		Options (#)		Exercise Price	Option	Vested		Not Vested
Name	Exercisable		Unexercisable		($)	Expiration Date	(#)		($)(1)

Bernard J. Duroc-Danner	785,352	(2)	—		5.94	09/25/2015	—		—
	740,000		—		8.79	12/17/2016	—		—
	—		673,300	(3)	20.05	02/28/2016	72,252	(4)	2,478,244
	—		—		—	—	200,000	(5)	6,860,000
	—		—		—	—	224,440	(6)	7,698,292
Andrew P. Becnel	180,000		—		8.53	07/22/2015	—		—
	100,000		—		8.88	10/08/2015	—		—
	280,000		—		9.98	05/09/2017	—		—
	—		240,000	(7)	21.14	10/27/2016	—		—
	—		—		—	—	30,000	(8)	1,029,000
	—		—		—	—	30,000	(9)	1,029,000
	—		—		—	—	100,000	(10)	3,430,000
Stuart E. Ferguson	100,000		—		6.21	09/24/2016	—		—
	—		—		—	—	60,000	(8)	2,058,000
	—		—		—	—	40,000	(10)	1,372,000
Burt M. Martin	400,000		—		5.94	09/25/2015	—		—
	—		—		—	—	60,000	(8)	2,058,000
	—		—		—	—	70,000	(9)	2,401,000
	—		—		—	—	80,000	(10)	2,744,000
Keith R. Morley	400,000		—		7.79	11/18/2014	—		—
	—		—		—	—	30,000	(8)	1,029,000
	—		—		—	—	30,000	(9)	1,029,000
	—		—		—	—	50,000	(10)	1,715,000

(1)	Assumes a value of $34.30 per share, which was the closing market price of our common shares on December 31, 2007.

(2)	Option has been transferred to a family limited partnership for estate planning purposes.

(3)	Option vests in equal increments on February 28, 2009 and 2011.

(4)	Shares vest as follows: 36,126 vested on February 14, 2008 and 36,126 will vest on February 14, 2009.

(5)	Shares vest on December 14, 2009.

(6)	Shares vest in equal increments on each of February 28, 2009 and 2011.

(7)	Option vests in equal increments on each of October 27, 2008 and 2010.

(8)	Shares/units vest in equal increments as follows: one-half vested on January 7, 2008 and the remaining one-half will vest on January 7, 2009.

(9)	Shares vest on December 19, 2009.

(10)	Shares vest in equal increments on each of February 28, 2009 and 2011.

OPTION EXERCISES AND RESTRICTED SHARES/UNITS VESTED IN 2007

The following table provides information about the number of shares acquired upon option exercises and restricted shares or share units vesting, and the value realized on exercise and vesting, as applicable, by our named executive officers during 2007.

	Number of		Number of
	Shares	Valued	Shares/Units		Value
	Acquired on	Realized on	Acquired		Realized
	Exercise	Exercise	on Vesting		on Vesting
Name	(#)	($)(1)	(#)(2)		($)(2)

Bernard J. Duroc-Danner	—	—	540,854	(3)	16,886,454
Andrew P. Becnel	—	—	73,860	(4)	2,188,732
Stuart E. Ferguson	—	—	57,636	(5)	1,467,728
Burt M. Martin	—	—	132,324	(6)	3,872,269
Keith R. Morley	—	—	64,108	(7)	1,871,206
Hazel A. Brown	—	—	60,000	(8)	1,211,400
E. Lee Colley, III	1,134,216	28,245,356	279,632	(9)	7,279,846

(1)	The value is based on the difference in the closing market price of the common shares on the date of exercise and the exercise price of the options.

(2)	Number of shares acquired and the value thereof includes any shares surrendered to satisfy tax withholding obligations. The value is based on the closing market price of our common shares on the vesting date multiplied by the aggregate number of shares that vested on such date.

(3)	36,124 shares vested on February 14, 2007, with a value of $727,176 (based on a closing market price per share of $20.13 on that date), 173,332 shares vested on September 8, 2007, with a value of $5,368,959 (based on a closing market price per share of $30.98 on September 7, 2007), 200,000 shares vested on December 14, 2007, with a value of $6,512,000 (based on a closing market price per share of $32.56 on that date), and 131,398 shares vested on December 15, 2007, with a value of $4,278,319 (based on a closing market price per share of $32.56 on December 14, 2007).

(4)	15,000 shares vested on January 7, 2007, with a value of $283,950 (based on a closing market price per share of $18.93 on January 5, 2007), 28,860 shares vested on December 15, 2007, with a value of $939,682 (based on a closing market price per share of $32.56 on December 14, 2007), and 30,000 shares vested on December 19, 2007, with a value of $965,100 (based on a closing market price per share of $32.17 on that date).

(5)	30,000 units vested on January 7, 2007, with a value of $567,900 (based on a closing market price per share of $18.93 on January 5, 2007), and 27,636 units vested on December 15, 2007, with a value of $899,828 (based on a closing market price per share of $32.56 on December 14, 2007).

(6)	30,000 shares vested on January 7, 2007, with a value of $567,900 (based on a closing market price per share of $18.93 on January 5, 2007), 32,324 shares vested on December 15, 2007, with a value of $1,052,469 (based on a closing market price per share of $32.56 on December 14, 2007), and 70,000 shares vested on December 19, 2007, with a value of $2,251,900 (based on a closing market price per share of $32.17 on that date).

(7)	15,000 shares vested on January 7, 2007, with a value of $283,950 (based on a closing market price per share of $18.93 on January 5, 2007), 19,108 shares vested on December 15, 2007, with a value of $622,156 (based on a closing market price per share of $32.56 on December 14, 2007), and 30,000 shares vested on December 19, 2007, with a value of $965,100 (based on a closing market price per share of $32.17 on that date).

(8)	60,000 shares vested on January 31, 2007, with a value of $1,211,400 (based on a closing market price per share of $20.19 on that date).

(9)	35,000 shares vested on January 7, 2007, with a value of $662,550 (based on a closing market price per share of $18.93 on January 5, 2007), and 244,632 shares vested on June 11, 2007, with a value of $6,617,296 (based on a closing market price per share of $27.05 on that date).

PENSION BENEFITS

The following table and the information below it contain information regarding the named executive officers’ benefits under our nonqualified executive retirement plan. Values have been determined using interest rate and mortality assumptions consistent with those used in our financial statements.

	Number of	Present Value
	Years	of	Payments
	Credited	Accumulated	During Last
	Service	Benefit	Fiscal Year
Name	(#)(1)	($)(2)	($)

Bernard J. Duroc-Danner	21	44,093,014	—
Andrew P. Becnel	6	2,284,291	—
Stuart E. Ferguson	7	2,322,983	—
Burt M. Martin	10	4,214,413	—
Keith R. Morley	9	5,192,950	—
Hazel A. Brown(3)	—	—	—
E. Lee Colley, III(4)	—	—	12,001,203

(1)	Years of credited service shown above are rounded up to the next whole year as required by the plan.

(2)	Includes amounts that the officer may not currently be entitled to receive because such amounts are not vested. Values were determined using the projected unit credit actuarial cost method. Material assumptions used in the valuations include a discount rate of 5.75% and an inflation rate of 3%. For purposes of the table, all participants are assumed to retire at the normal retirement age, as defined by the executive retirement plan (see “Pension Benefits” in this proxy statement). Mortality rates used were from the 1994 Group Annuity Mortality, Male and Female.

(3)	As of January 31, 2007, Ms. Brown was removed from the plan in connection with her termination. She was not vested on such date.

(4)	For the purposes of the table, the benefit amount due Mr. Colley is being shown in the payments column because it was payable upon termination. However, the payment of the benefit amount was deferred for six months in compliance with the Internal Revenue Code Section 409A. The benefit amount shown in the table was paid in January 2008.

Compensation under the plan is based on the sum of (a) the highest base salary in the last five years of employment, increased by any amounts that could have been received in cash in lieu of deferrals made pursuant to a cash or deferred arrangement or a cafeteria plan, and (b) the greater of the bonus amount potentially payable under the Company’s management incentive plan for the last year of employment and the highest bonus paid in the last five years of employment.

Upon electing to participate in the plan, the participant agrees to a 10% reduction in his or her base salary as of the time of electing to participate. Our Chief Executive Officer has sole discretion to credit participants, other than himself, with additional years of service under the plan. The officers named in the Summary Compensation Table may be credited an additional three years of service or years of age upon termination of employment for any reason (except for termination by the Company for Cause or voluntary termination by the participant for any reason other than for Good Reason, death, disability or retirement).

Benefits are the product of an annual benefit percentage (2.75% for each of the named executive officers) multiplied by the participant’s compensation in effect as of his retirement, multiplied by the participant’s years of service. The benefits are limited to a maximum amount equal to the participant’s compensation multiplied by a maximum benefit percentage (60% for each of the named executive officers).

When determining benefits payable to a participant, if his or her age (before adding any additional years under the plan) is 55 or older, then no additional years of age are credited to a participant. If a participant’s actual age is 54 or less, the participant will be credited with additional years of age, provided that when the participant’s age, for purposes of determining benefits payable, reaches 55, then no additional years of service will be credited to the participant.

The normal retirement age under the plan is 62. A participant may elect early retirement on or after attainment of age 55 and the completion of 10 years of service. In the event of early retirement, monthly benefits are reduced by an amount equal to .25% multiplied by the number of years that a participant’s age is less than age 62, subject to a maximum number of seven years. In the event of a change in control, however, benefits are not reduced. Mr. Morley is the only named executive officer currently eligible for early retirement under the plan.

If a participant dies or becomes disabled while in our employ, he or she or his or her beneficiaries, as applicable, will be eligible to receive benefits under the plan. If the participant is less than 62 years old at the time of death or disability, benefits are reduced by an amount equal to .25% multiplied by the number of years that the participant’s age is less than 62, subject to a maximum number of seven years.

If a participant’s employment is terminated other than by us for cause and the participant has completed ten years of service, the participant will be eligible for benefits under the plan. If the participant has not attained age 55 at the time of termination, monthly benefits will begin at age 55, unless the participant elects to receive a lump sum, in which case the benefit will be paid at termination. However, if a participant voluntarily terminates his or her employment other than for good reason prior to a change of control, the participant will not be eligible to receive his or her retirement benefit until age 55. Additionally, if a participant has at least seven years of service but less than ten years and his or her employment is terminated prior to a change of control for any reason other than by us for cause or voluntarily by the participant for any reason other than good reason, disability, death or retirement, the participant will be credited with an additional three years of service and age and will be eligible to receive this termination benefit.

In the event of a change of control, the participant will be credited with an additional five years of service and age. If the participant’s employment terminates after a change of control for any reason other than by us for cause, the participant will be credited with an additional five years of service and age and will be entitled to receive benefits beginning upon termination of employment.

The participants are entitled to receive “gross-up” payments sufficient to satisfy any penalties, excise or other tax payments that may be required. Participants and their spouses are also entitled to receive health and medical insurance benefits for life, provided they pay normal employee contributions for this coverage up to a maximum annual contribution of $2,000. These benefits will be secondary to Medicare and any other health and medical benefits that the participant receives from any other employer-provided plan.

A participant’s interest in the plan is generally distributed either in a lump sum or in the form of a monthly annuity for life, at the participant’s option. If the participant elects to receive monthly benefits, the participant’s beneficiaries will receive upon the participant’s death a lump sum payment equal to 120 monthly installments of the participant’s benefit.

NONQUALIFIED DEFERRED COMPENSATION

The following table and the information below it contain information regarding the named executive officers’ benefits under our deferred compensation plans.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in 2007	in 2007	in 2007	Distributions	12/31/07
Name	($)(1)	($)(2)	($)	($)	($)(3)

Bernard J. Duroc-Danner	318,841	637,681	0	0	12,115,781
Andrew P. Becnel	84,186	168,372	0	0	1,249,528
Stuart E. Ferguson	0	150,224	0	0	1,223,450
Burt M. Martin	88,197	176,393	0	0	2,688,316
Keith R. Morley	61,476	122,953	0	0	1,214,783
Hazel A. Brown(4)	1,858	3,715	0	117,354	0
E. Lee Colley, III(5)	81,916	163,833	0	1,902,723	1,190,858

(1)	All amounts shown are included in the Salary column of the Summary Compensation Table. Executive contributions in 2007 represented 14,590, 3,716, 3,950, 2,666, 96 and 3,850 units allocated to the accounts of Messrs. Duroc-Danner, Becnel, Martin and Morley, Ms. Brown and Mr. Colley, respectively. Mr. Ferguson is a participant in our foreign deferred compensation plan, which does not provide for participant contributions.

(2)	All amounts shown above are included in the All Other Compensation column of the Summary Compensation Table. Company contributions in 2007 represented 29,182, 7,432, 6,614, 7,898, 5,332, 192 and 7,700 units allocated to the accounts of Messrs. Duroc-Danner, Becnel, Ferguson, Martin and Morley, Ms. Brown and Mr. Colley, respectively.

(3)	As of December 31, 2007, Messrs. Duroc-Danner, Becnel, Ferguson, Martin and Morley, Ms. Brown and Mr. Colley had 353,230, 36,430, 35,670, 78,376, 35,416, 0 and 34,718 units allocated to their respective accounts, including units purchased with their own deferrals.

(4)	Ms. Brown received a gross distribution of 4,242 shares in August 2007. At the election of Ms. Brown, 1,520 shares were withheld for taxes. The value included above represents the gross units at a per share price of $27.67, the closing market price of our common shares on July 31, 2007, the date on which the distribution was initiated.

(5)	Mr. Colley received a gross distribution of 73,720 shares in August 2007. At the election of Mr. Colley, 26,304 shares were withheld for taxes. The value included above represents the gross shares at a per share price of $25.81, the closing market price of our common shares on August 3, 2007, the date on which the distribution was initiated.

Under the executive deferred compensation plan, participating employees receive a tax deferred contribution under the plan equal to 7.5% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of common shares that the contributed funds could purchase in the market at the time of the contribution. In addition, in an effort to provide incentive to the participants to invest a portion of their compensation in the Company’s common shares, the participating employees are offered the opportunity to defer up to 7.5% of their compensation to their account under this plan, in which case we will make a matching contribution equal to the amount of the deferral. All of our executive officers (other than Mr. Ferguson, who is a participant in our foreign executive deferred compensation plan) have elected to defer 7.5% of their compensation under this plan. Contributions are made on a monthly basis.

Under the foreign executive deferred compensation plan, participating employees receive a tax deferred contribution under the plan equal to 15% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of common shares that the contributed funds could purchase in the market at the time of the contribution. Contributions are made on a monthly basis. Mr. Ferguson is a participant in the foreign executive deferred compensation plan.

Compensation that may be deferred under the plans consists of base pay, cash merit and incentive bonuses, commission, short-term disability pay, vacation pay and retention bonuses. Both plans provide for a five-year vesting period with respect to the Company’s contributions, subject to earlier vesting in the event of a change in control. Distributions are made after an officer retires, terminates his employment or dies. Distributions are made in common shares. The number of common shares distributed will be an amount equal to the number of units in the officer’s account at the time of the distribution. The ultimate value of benefits under the plan to the participant is wholly dependent upon meeting the plans’ vesting requirements and the price of the common shares at the time the participating employee retires or dies or his or her employment terminates.

Our obligations with respect to the plans are unfunded. However, we have established a grantor trust, which is subject to the claims of our creditors, into which funds are deposited with an independent trustee that purchases common shares for the executive deferred compensation plan.

THE SHAREHOLDERS MEETINGS

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our board of directors for use at the shareholders meeting to consider the Scheme of Arrangement and any adjournment or postponement of that meeting and a separate shareholders meeting to vote to approve the 2009 Plan.

Time, Place and Date

The first shareholders meeting will be held on January [ • ], 2009 at [ • ] a.m., local time, at 515 Post Oak Blvd., Room 604, Houston, Texas. The second shareholders meeting will be in the same location and will follow immediately after the first meeting at approximately [ • ].

Purpose of the Meetings

At the first meeting, Weatherford-Bermuda’s board of directors will ask the shareholders to vote to approve:

1. the Scheme of Arrangement attached as Annex B to this proxy statement, pursuant to which each shareholder of Weatherford-Bermuda will transfer all of their common shares to Weatherford-Switzerland solely in exchange for (through the Nominee on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland;

2. a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement; and

3. any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

At the second meeting, Weatherford-Bermuda’s board of directors will ask the shareholders to vote to approve:

1. the Weatherford International Ltd. 2009 Omnibus Incentive Plan; and

2. any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” ALL OF THE PROPOSALS.

Record Date; Voting Rights; Quorum; Vote Required for Approval

The board has fixed the close of business on December [ • ], 2008 as the record date for both shareholders meetings. Only holders of record of Weatherford-Bermuda common shares on the record date are entitled to notice of and to vote at the meetings or any adjournment or postponement of the meetings. You will not be the holder of record of shares that you hold in “street name.” Instead, your bank, broker or other nominee will be the holder of record of such shares. On the record date, approximately [ • ] Weatherford-Bermuda common shares were issued and entitled to be voted at the meetings.

Each Weatherford-Bermuda common share entitles the holder to one vote on each proposal. Two persons or more present in person at the start of the meeting representing a majority of the total issued and outstanding voting shares of Weatherford-Bermuda throughout the meeting constitutes a quorum for a meeting of shareholders under Bermuda law. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the meeting. The presence of a quorum will be determined separately for each meeting.

Assuming the presence of a quorum at the first meeting, the Scheme of Arrangement (Proposal 1 at the first meeting) must be approved by the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting, and the adjournment proposal (Proposal 2 at the first meeting) requires the affirmative vote of holders of Weatherford-Bermuda common shares representing at least a majority of shares voted on the matter.

Assuming the presence of a quorum at the second meeting, the 2009 Plan (Proposal 1 at the second meeting) must be approved by the affirmative vote of a majority of the shares voted on the matter.

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned approximately [ • ] percent of the issued and outstanding Weatherford-Bermuda common shares.

No Appraisal Rights

Under Bermuda law, none of the shareholders of Weatherford-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the redomestication.

Proxies

A separate proxy card is being sent to each shareholder as of the record date for each meeting. The card for the first meeting is yellow, and the card for the second meeting is blue. If you are a record shareholder, you may authorize the persons named on the proxy cards to vote your shares according to your instructions by completing, signing and returning your proxy cards. You may also authorize the persons named on the proxy cards to vote your shares via the Internet at the Internet address of www.voteproxy.com, or telephonically by calling 1-800-PROXIES (1-800-776-9437). Please have your proxy cards available if you decide to appoint a proxy by the Internet or by telephone because the proxy cards contain more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. New York time on January [•], 2009. If you give your proxy by the Internet or telephone, please do not mail your proxy cards. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee

If you have timely submitted properly executed proxy cards or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted properly executed proxy cards or appointed a proxy by telephone or on the Internet and have not clearly indicated your votes, your shares will be voted “FOR” all of the proposals. If any other matters properly come before the meeting, the persons named in the proxy cards or appointed by telephone or on the Internet will vote the shares represented by all properly executed/submitted proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

You may abstain on any or all of the proposals by marking “ABSTAIN” with respect to any or all of the proposals.

Under NYSE rules, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” Each of Proposal 1 and Proposal 2 at the first meeting and Proposal 1 at the second meeting is a non-routine matter under NYSE rules.

An abstention or broker non-vote on any of the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will have no effect when determining whether any proposal has received the required approval of shareholders, but will be counted as present for purposes of determining whether there is a quorum at the meetings.

You may revoke either proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our Secretary;

•	appearing at the applicable meeting, notifying our Secretary and voting in person;

•	revoking the proxy by telephone or the Internet; or

•	properly completing and signing a later-dated proxy and delivering it to our Secretary at or before the meeting.

Your presence without voting at a meeting will not automatically revoke your proxy, and any revocation during a meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

If you do not appoint a proxy and you do not vote at a meeting, you will still be bound by the outcome of that meeting. You are therefore strongly urged to attend and vote at both meetings in person or by proxy.

The accompanying proxies are being solicited on behalf of our board of directors. We will bear the expenses of preparing, printing and mailing the proxy materials used in the solicitation. In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. We have retained Georgeson Shareholder Communications Inc. for a fee of $12,000, plus expenses, to assist us in soliciting proxies from our shareholders and to verify certain records related to the solicitations. We or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxies without delay.

Your completion of one proxy card is not sufficient to grant your proxy to vote at the other meeting. To grant your proxy for both meetings, you must complete, sign, date and return to us both proxy cards, or properly cast your vote by internet or telephone as to both meetings.

A quorum must be determined separately for each meeting. If you do not properly grant your proxy for a particular meeting or attend that meeting in person, your shares will not be counted for establishing a quorum for that meeting.

PLEASE VOTE BOTH OF THE ENCLOSED PROXY CARDS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This table shows information for each person known by us to beneficially own 5% or more of the outstanding common shares of Weatherford-Bermuda as of December 5, 2008.

		Percentage of
Name and Address of Beneficial Owner	Number of Shares(1)	Outstanding Shares(2)

ClearBridge Advisors, LLC(3)	68,175,662	10.0%
Smith Barney Fund Management LLC
399 Park Avenue
New York, New York 10022
FMR LCC(4)	36,791,638	5.4%
Edward C. Johnson 3d
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP(5)	35,594,068	5.2%
75 State Street
Boston, Massachusetts 02109

(1)	This information is based on information as of December 31, 2007 furnished by each shareholder or contained in filings made by the shareholder with the Securities and Exchange Commission, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

(2)	The percentages are calculated based on a total of 687,700,263 common shares of Weatherford-Bermuda issued and outstanding as of December 5, 2008.

(3)	The beneficial owners have shared voting and dispositive power over 57,918,122 shares and do not have sole voting or dispositive power over any shares.

(4)	The beneficial owners have sole voting power over 3,580,622 shares and sole dispositive power over all shares. The beneficial owners do not have shared voting or dispositive power over any shares.

(5)	Voting power over 20,143,818 shares is shared. The beneficial owner does not have sole voting power over any shares. Dispositive power over all shares is shared.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

This table shows the number and percentage of common shares beneficially owned by each of our directors, each of the executive officers and former executive officers named in the Summary Compensation Table that appears under “Executive Compensation” in this proxy statement and all of our directors and executive officers and the former executive officers as a group. Share ownership information of our directors and current executive officers is as of December 1, 2008, and the percentages of ownership are calculated based on a total of 687,700,263 common shares issued and outstanding as of December 5, 2008. Share ownership information of our former executive officers is based on information obtained from the most recent publicly available filings with the Securities and Exchange Commission made by or on behalf of those former executive officers and corporate records, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

	Amount and Nature of Shares
	Beneficially Owned
			Percentage of
	Number of	Right to	Outstanding
Name	Shares Owned	Acquire(1)	Shares

Bernard J. Duroc-Danner(2)	1,372,453	2,243,738	*
Nicholas F. Brady(3)	770,064	5,216	*
David J. Butters(4)	226,988	364,422	*
William E. Macaulay(5)	361,732	864,733	*
Robert B. Millard(6)	638,730	862,785	*
Robert K. Moses, Jr.(7)	557,264	10,842	*
Robert A. Rayne(8)	51,116	501,167	*
Andrew P. Becnel(9)	294,850	723,523	*
Stuart E. Ferguson(10)	185,512	139,761	*
Burt M. Martin(11)	384,032	485,014	*
Keith R. Morley(12)	212,676	441,743	*
Hazel A. Brown(13)	0	0	*
E. Lee Colley, III(14)	277,224	0	*
All directors, officers and former officers as a group (15 persons)	5,763,155	6,847,140	1.8%

*	Less than 1%.

(1)	Includes common shares that can be acquired through share options exercisable through January 30, 2009. Also includes common shares that can be acquired as a result of distributions pursuant to our Non-Employee Director Deferred Compensation Plan, our Executive Deferred Compensation Stock Ownership Plan or our Foreign Executive Deferred Compensation Stock Plan, as applicable, based on the number of units allocated to each participant’s account as of December 1, 2008.

(2)	Includes 19,989 shares held under our 401(k) Savings Plan, 180,824 shares held by a family limited partnership and 480,836 restricted shares that are subject to vesting schedules and forfeiture risk.

(3)	Includes 422,344 shares held in a trust and 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(4)	Includes 55,088 shares held by Mr. Butters’ wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership, and 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(5)	Includes 26,472 shares held by Mr. Macaulay’s wife and 15,504 shares held in the name of or in trust for Mr. Macaulay’s adult daughters, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership. Also includes 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(6)	Includes 9,978 shares held by a charitable foundation controlled by Mr. Millard and his wife, 79,252 shares held by Mr. Millard’s wife, and 388,496 shares held in trusts. Also includes 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(7)	Includes 16,666 restricted shares that are subject to vesting schedules and forfeiture risk. 500,000 shares are pledged to a bank as security.

(8)	Includes 16,666 shares that are subject to vesting schedules and forfeiture risk. Excludes 1,640,000 shares beneficially owned by LMS Capital, of which Mr. Rayne serves as Chief Executive Officer and director. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital.

(9)	Includes 218,606 restricted shares that are subject to vesting schedules and forfeiture risk.

(10)	Includes 114,164 restricted share units that are subject to vesting schedules and forfeiture risk.

(11)	Includes 238,886 restricted shares that are subject to vesting schedules and forfeiture risk.

(12)	Includes 139,164 restricted shares that are subject to vesting schedules and forfeiture risk.

(13)	Information based on a Form 4 filed on behalf of Ms. Brown on February 1, 2007 and information provided by Ms. Brown, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

(14)	Information based on a Form 4 filed on behalf of Mr. Colley on June 29, 2007 and information provided by Mr. Colley, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

MARKET PRICE AND DIVIDEND INFORMATION

The following table presents the high and low sales prices of Weatherford-Bermuda common shares for the periods indicated, as reported on the NYSE composite tape. Our board of directors approved a two-for-one share split of our common shares in the form of a bonus issue, i.e., share dividend, to shareholders of record on May 9, 2008, which was distributed on May 23, 2008. All prices presented in the following table have been adjusted to give retroactive effect to the share split. No cash dividends were declared on Weatherford-Bermuda common shares during the periods presented in the table.

Weatherford-Bermuda’s common shares are listed on the NYSE under the symbol “WFT.” As of December [ • ], 2008 the record date for determining holders of Weatherford-Bermuda common shares, there were [ • ] holders of record of Weatherford-Bermuda common shares.

	Price of Weatherford-Bermuda
	Common Shares
Calendar Year	High	Low

2006
First quarter	$23.10	$18.25
Second quarter	29.36	22.02
Third quarter	25.85	18.54
Fourth quarter	23.52	19.12
2007
First quarter	$23.51	$17.95
Second quarter	29.52	22.52
Third quarter	35.50	24.31
Fourth quarter	36.11	28.18
2008
First quarter	$36.82	$25.91
Second quarter	49.98	34.96
Third quarter	49.98	22.26
Fourth quarter (through December 10, 2008)	24.69	7.75

On December 10, 2008, the last full trading day before we announced the proposed redomestication, our common shares closed at $11.02 per share. Shareholders are encouraged to obtain recent price quotes for our common shares.

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Weatherford-Bermuda appearing in Weatherford-Bermuda’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including a schedule appearing therein), and the effectiveness of Weatherford-Bermuda’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference.

LEGAL MATTERS

Certain Swiss tax matters will be passed upon for us by Baker & McKenzie Geneva, Switzerland. Baker & McKenzie LLP, Houston, Texas, will pass upon certain U.S. federal income tax consequences of the Transaction.

FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals to be included in the proxy materials for our Annual General Meeting to be held in 2009 must be received by us by December 29, 2008, and must otherwise comply with Rule 14a-8 promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. If you do not comply with Rule 14a-8, we will not be required to include the proposal in our proxy statement and the proxy card mailed to our shareholders.

If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Weatherford-Switzerland’s articles of association, if the Scheme of Arrangement has become effective, or Weatherford-Bermuda’s memorandum of association and bye-laws, if the Scheme of Arrangement has not become effective. You may obtain a copy of the memorandum of association or bye-laws of Weatherford-Bermuda or the articles of association or organizational regulations of Weatherford-Switzerland, in which these procedures are set forth, upon written request to our Investor Relations Department at 515 Post Oak Blvd., Houston, Texas 77027.

Weatherford-Switzerland’s articles of association provide generally that, if you desire to propose any business at an annual meeting, you must give us written notice at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The deadline under Weatherford-Switzerland’s articles of association for submitting proposals is expected to be April 3, 2009 for the 2009 annual meeting. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

If the Scheme of Arrangement has not become effective, you may use the procedures set forth in Weatherford-Bermuda’s bye-laws to have a proposal that is not included in our proxy materials brought before the 2009 annual general meeting for consideration by our shareholders. Our bye-laws set forth procedures to be followed by shareholders or beneficial owners of our shares who wish to nominate candidates for election to our board of directors or bring other business before an annual or special general meeting of shareholders. If a shareholder desires to nominate candidates for election to our board of directors or bring other business before our 2009 annual general meeting, we must receive notice from the shareholder or beneficial owner not less than 60 days nor more than 90 days prior to June 2, 2009 (no earlier than March 4, 2009 and no later than April 3, 2009). However, if our 2009 annual general meeting is called for a date that is not within 60 days before or after June 2, 2009, we must receive such notice not later than the 7th day following the day on which notice of the date of the 2009 annual general meeting was mailed or public disclosure of the date of the 2009 annual general meeting was made, whichever occurs first. Any such notice from a shareholder or beneficial owner also must contain the information specified in our bye-laws, including, in the case of a nomination, certain background information, and in the case of other business, a description of such business and reasons for conducting such business at the annual general meeting. Additionally, under Bermuda law, shareholders holding not less than 5% of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal which may properly be moved and is intended to be moved at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

Any shareholder proposal, whether or not to be included in our proxy materials, must be sent to our Secretary at 515 Post Oak Blvd., Houston, Texas 77027.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statement wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Investor Relations Department at 515 Post Oak Blvd., Houston, Texas 77027. Telephone requests may be directed to (713) 693-4000. We will deliver, promptly upon written or oral request to our Investor Relations Department, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Our web site is located at http://www.weatherford.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as the information provided under Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the shareholder meeting. The documents incorporated by reference are:

•	Our annual report on Form 10-K for the year ended December 31, 2007;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	Our current reports on Form 8-K filed with the SEC on February 8, 2008, March 6, 2008, March 18, 2008, March 25, 2008, April 21, 2008 (Item 8.01 only), October 24, 2008, December 2, 2008 and December 10, 2008 (Item 1.01 only).

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement by writing or calling:

Weatherford International Ltd.
515 Post Oak Blvd.
Houston, Texas 77027
Attn: Investor Relations

Telephone requests may be directed to (713) 693-4000.

We have not authorized anyone to give any information or make any representation about the Scheme of Arrangement or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

SHARE EXCHANGE AGREEMENT
by and between
WEATHERFORD INTERNATIONAL LTD.,
a company incorporated under the laws of Bermuda
and
WEATHERFORD INTERNATIONAL LTD.,
a Swiss joint-stock corporation
Dated as of December 10, 2008

1. SHARE EXCHANGE BY WAY OF SCHEME OF ARRANGEMENT	A-1
1.1 EXCHANGE	A-1
1.2 SCHEME OF ARRANGEMENT; EFFECTIVE TIME	A-2
2. EXCHANGE AND ISSUANCE OF SHARES	A-2
2.1 Exchange of Shares and Issuance of Shares in the SHARE Exchange	A-2
2.2 EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS	A-2
2.3 Warrant	A-3
3. CONDITIONS PRECEDENT	A-4
3.1 Conditions To Each Party’s Obligation To Effect The SHARE Exchange	A-4
4. TERMINATION, AMENDMENT AND WAIVER	A-4
4.1 Termination	A-4
4.2 Effect of Termination	A-4
4.3 Amendment	A-5
4.4 Waiver	A-5
5. COVENANTS	A-5
5.1 Rule 16b-3 Approval	A-5
5.2 Indemnification	A-5
5.3 Guarantees	A-6
6. GENERAL PROVISIONS	A-7
6.1 Assignment; Binding Effect; Benefit	A-7
6.2 Entire Agreement	A-7
6.3 Governing Law	A-7
6.4 Counterparts	A-7
6.5 Headings	A-7
6.6 Severability	A-7
EXHIBIT A	A-9
EXHIBIT B	A-10

A-i

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made as of December 10, 2008 by and between Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda with registration number 31959 (“Weatherford-Bermuda”), and Weatherford International Ltd., a corporation incorporated under the laws of Switzerland, with its registered office in the Canton of Zug, Switzerland, and with registered number CH-170.3.032.888-3, and a direct, wholly-owned subsidiary of Weatherford-Bermuda (“Weatherford-Switzerland”). Each of Weatherford-Bermuda and Weatherford-Switzerland are referred to in this Agreement individually as a “party” and collectively as the “parties.”

PRELIMINARY STATEMENTS

A. The Boards of Directors of each of Weatherford-Bermuda and Weatherford-Switzerland have determined that it is in the best interests of their respective shareholders to enter into a transaction (the “Share Exchange”) by way of a scheme of arrangement under Section 99 of the Companies Act 1981 of Bermuda (the “Companies Act”) in its present form or with or subject to any modifications, additions or conditions that are consented to by Weatherford-Bermuda and that the Supreme Court of Bermuda (the “Court”) may approve, impose or permit (the “Scheme”) whereby Weatherford-Switzerland will become the parent holding company of Weatherford-Bermuda as a result of the exchange of Weatherford-Bermuda common shares for Weatherford-Switzerland registered shares upon the terms set forth in this Agreement or as otherwise required in the Scheme or under Swiss law.

B. The Boards of Directors of each of Weatherford-Bermuda and Weatherford-Switzerland have approved the Share Exchange upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding common share of US$1.00 par value in the capital of Weatherford-Bermuda (a “Weatherford-Bermuda Common Share”), will be exchanged (based on an exchange rate determined by reference to an internationally recognized exchange rate at or about the Effective Time (as defined below), as determined by Weatherford-Bermuda) for one share with a par value in Swiss francs equivalent to US$1.00 per share in the capital of Weatherford-Switzerland (a “Registered Share”).

C. The Scheme requires the affirmative vote of a majority in number of the shareholders of Weatherford-Bermuda present and voting either in person or by proxy at the meeting, representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting.

D. The parties intend for the Share Exchange to qualify as a reorganization under Section 368(a)(1)(B) and/or an exchange under Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (the “Treasury Regulations”).

E. The parties further intend for this Agreement to constitute a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations.

F. Capitalized terms in this Agreement have the meanings set forth herein.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	SHARE EXCHANGE BY WAY OF SCHEME OF ARRANGEMENT

1.1 EXCHANGE

In the Share Exchange, at the Effective Time as a result of the operation of the Companies Act and the Scheme, and pursuant to and in accordance with applicable Swiss law, each issued and outstanding Weatherford-Bermuda Common Share will be exchanged for the right to receive one Registered Share and Weatherford-Switzerland will become the parent holding company of Weatherford-Bermuda as described in Section 2.1.

1.2 SCHEME OF ARRANGEMENT; EFFECTIVE TIME

As soon as practicable after the date hereof and in accordance with this Agreement, Weatherford-Bermuda will (i) issue proceedings requesting the Court to summon such meetings of the holders of the Weatherford-Bermuda Common Shares, (ii) convene such meetings to obtain the approval required under Section 99(2) of the Companies Act and, subject to such approval being obtained, (iii) file a petition and seek the sanction of the Share Exchange pursuant to Section 99 of the Companies Act on the hearing of the petition and file such other documents as are required to be duly filed with the Court to effect the Share Exchange. As soon as practicable after the date of this Agreement and in accordance with this Agreement, Weatherford-Bermuda and Weatherford-Switzerland will take any and all actions necessary to effect the Share Exchange. Weatherford-Switzerland shall undertake to the Court that, at or promptly after the Effective Time, it shall issue, subject to the provisions of this Agreement, the Registered Shares pursuant to Section 2.1(a). As soon as practicable following the satisfaction or waiver (subject to applicable laws) of the conditions set forth in this Agreement, if this Agreement is not terminated prior thereto as provided in Section 4.1, Weatherford-Bermuda shall cause the order of the Court sanctioning the Share Exchange pursuant to Section 99 of the Companies Act (the “Court Order”) to be filed with the Registrar of Companies of Bermuda. The Scheme shall become effective as a matter of Bermuda law on the date and time at which an office copy of the Court Order shall have been delivered to the Registrar of Companies in Bermuda for registration (the “Effective Time”), while it shall become effective as a matter of Swiss law on the date and time at which the application to register the capital increase covering and including the Registered Shares shall be registered with the Register of Commerce of Zug, Switzerland.

2.	EXCHANGE AND ISSUANCE OF SHARES

2.1 EXCHANGE OF SHARES AND ISSUANCE OF SHARES IN THE SHARE EXCHANGE

(a) At the Effective Time, by virtue of the Scheme, each holder (a “Scheme Shareholder”) of Weatherford-Bermuda Common Shares issued and outstanding immediately prior to the Effective Time (“Scheme Shares”) (including any affiliates and subsidiaries of Weatherford-Bermuda holding any Weatherford-Bermuda Common Shares) shall have the right to receive one validly issued and fully paid Registered Share in exchange for each Scheme Share. All Scheme Shares shall be transferred to Weatherford-Switzerland. At the Effective Time, the Scheme Shareholders shall thereafter cease to have any rights with respect to such Weatherford-Bermuda Common Shares, except the right to receive, without interest, Registered Shares in accordance with this Section 2.1.

(b) At or about the Effective Time, Weatherford-Switzerland shall issue and allot to American Stock Transfer & Trust Company, LLC (or such other person or entity as Weatherford-Bermuda may determine in its sole discretion) as nominee acting on behalf and for the account of the Scheme Shareholders (the “Nominee”) one new validly issued and fully paid Registered Share in accordance with applicable Swiss law as consideration and in exchange for each Scheme Share.

(c) Immediately thereafter and as a result thereof, the Nominee shall transfer and allot to each Scheme Shareholder one new Registered Share as consideration and in exchange for each Scheme Share. The Registered Shares shall be issued in uncertificated book-entry form.

As a result of the foregoing, Weatherford-Bermuda will become a wholly owned subsidiary of Weatherford-Switzerland.

2.2 EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

(a) Each of Weatherford-Bermuda and Weatherford International, Inc., a Delaware corporation and a wholly owned subsidiary of Weatherford-Bermuda (“Weatherford-Delaware”), maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons (collectively, the “Stock Plans”) of (i) options, restricted shares or other rights to purchase or receive Weatherford-Bermuda Common Shares or (ii) the right to receive benefits or other amounts by reference to Weatherford-Bermuda Common Shares (individually, an “Award” and collectively, the “Awards”). Weatherford-Delaware currently maintains and sponsors the plans listed on Exhibit A attached hereto (the “Delaware Stock Plans”) and Weatherford-Bermuda currently maintains and sponsors the plans listed on Exhibit B attached hereto (the “Bermuda Stock Plans”). At the Effective Time, the Delaware Stock Plans and Bermuda Stock Plans, together with any other employee benefit and compensation plans and agreements of Weatherford-Bermuda or its affiliates as determined by the management of Weatherford-Bermuda in its sole discretion, shall be assumed and/or adopted by and become plans and agreements of Weatherford-Switzerland (collectively, the “Assumed Plans”); provided, however, that Weatherford-Delaware (or other applicable Weatherford-Bermuda affiliate) shall continue to maintain and/or sponsor the Stock Plans further described on Exhibit A or Exhibit B as continuing to be maintained and/or sponsored by Weatherford-Delaware (or other applicable Weatherford-Bermuda affiliate). Weatherford-Switzerland shall, pursuant to the terms hereof and thereof, assume the rights and obligations of Weatherford-Bermuda under the Assumed Plans.

(b) To the extent any Stock Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Weatherford-Bermuda Common Shares, then, pursuant to the terms hereof and thereof, after the Effective Time, such Stock Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares (or benefits or other amounts determined in accordance with the Assumed Plans). In furtherance thereof, all references in the Stock Plans to Weatherford-Bermuda or its predecessors shall be amended to be references to Weatherford-Switzerland. Such amendments deemed necessary or appropriate by Weatherford-Bermuda and Weatherford-Switzerland to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Weatherford-Switzerland of the Assumed Plans or the actions contemplated hereby (subject to this Section 2.2), shall be adopted and entered into with respect to the Assumed Plans or any other Stock Plan. Such assumption and/or adoption may take place, among others, by execution of an Assumption and Assignment Agreement between Weatherford-Bermuda and Weatherford-Switzerland. The vote of the Scheme Shareholders at the meeting of the holders of Weatherford-Bermuda Common Shares convened at the direction of the Court at which the Scheme will be voted upon shall, pursuant to the terms hereof and of the Stock Plans, be deemed to satisfy any requirement of shareholder approval of such amendments and the assignment to, and assumption and/or adoption by, Weatherford-Switzerland of the Assumed Plans and/or Awards or the actions contemplated hereby with respect to any other Stock Plan.

(c) All outstanding Awards or any other benefits available which are based on Weatherford-Bermuda Common Shares and which have been granted under the Stock Plans (including, as applicable, any Weatherford-Bermuda Common Shares exchanged pursuant to Section 2.1) shall remain outstanding and, after the Effective Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares. In furtherance thereof, as of the Effective Time, all references to Weatherford-Bermuda or any of its predecessors in any Award or any related document or agreement shall be deemed to be references to Weatherford-Switzerland. Each Award assumed by Weatherford-Switzerland shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Stock Plan (including Assumed Plans) and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, Registered Shares shall be issuable or available, or benefits or other amounts determined, in lieu of Weatherford-Bermuda Common Shares. For the avoidance of doubt, the number of Registered Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time. Each Award that is a stock option shall be assumed by Weatherford-Switzerland in such manner that Weatherford-Switzerland would be a corporation “assuming a stock option in a transaction to which section 424(a) applies” within the meaning of Section 424 of the Code, were Section 424 of the Code applicable to such Award, with regard to the requirements of Treasury Regulation Section 1.424-1(a)(5)(iii) for options that are intended to qualify under Section 422 of the Code, and with regard to the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) for other options.

2.3 WARRANT

At the Effective Time, the outstanding warrants to purchase Weatherford-Bermuda Common Shares issued pursuant to the Amended and Restated Warrant Agreement dated July 12, 2006 between Weatherford-Bermuda and Shell Technology Ventures Inc. (as assigned to other parties) (the “Warrant Agreement”) shall, pursuant to the terms thereof, be assumed by, and the Warrant Agreement and all of the rights and obligations of Weatherford-Bermuda thereunder shall immediately be assigned to, Weatherford-Switzerland in accordance with the terms of the Warrant Agreement.

3.	CONDITIONS PRECEDENT

3.1 CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE SHARE EXCHANGE

The respective obligation of each party to effect the Share Exchange is subject to the satisfaction or waiver of the following conditions:

(a) The Scheme shall have been adopted and approved by the affirmative vote of a majority in number of the Scheme Shareholders present and voting either in person or by proxy on the Scheme representing at least three fourths in value of the Scheme Shareholders present and voting either in person or by proxy on the Scheme.

(b) The definitive proxy statement of Weatherford-Bermuda on Schedule 14A relating to the meeting of the holders of Weatherford-Bermuda Common Shares at which the Scheme will be voted upon (the “Proxy Statement”) shall have been filed with the U.S. Securities and Exchange Commission.

(c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of the Share Exchange.

(d) The Registered Shares to be issued in connection with the Share Exchange shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

(e) The capital increase covering/including the Registered Shares to be issued in connection with the Scheme shall have been registered with the commercial register in the Canton of Zug, Switzerland.

(f) The Scheme shall have been sanctioned by the Court and the Court Order shall have been filed with the Registrar of Companies of the Bermuda Islands and shall be effective.

(g) Weatherford-Bermuda shall have received an opinion from Baker & McKenzie LLP confirming, as of the effective date of the Share Exchange, the material U.S. federal income tax consequences of the Share Exchange, receiving distributions on Registered Shares, and disposing of Registered Shares, each as described under “Material Tax Considerations — U.S. Federal Income Tax Considerations” in the Proxy Statement (or such other matters as Weatherford-Bermuda may determine).

(h) Weatherford-Bermuda shall have received an opinion from Baker & McKenzie Geneva confirming, as of the effective date of the Share Exchange, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations” in the Proxy Statement (or such other matters as Weatherford-Bermuda may determine).

4.	TERMINATION, AMENDMENT AND WAIVER

4.1 TERMINATION

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Weatherford-Bermuda or sanction of the Court of matters presented in connection with this Agreement, by action of the Board of Directors of Weatherford-Bermuda.

4.2 EFFECT OF TERMINATION

In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weatherford-Bermuda or Weatherford-Switzerland.

4.3 AMENDMENT

This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with this Agreement by the shareholders of Weatherford-Bermuda or sanction of such matters by the Court; provided, however, that after any such approval or sanction, there shall be made no amendment that by law requires further approval by such shareholders until such further approval has been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.4 WAIVER

At any time prior to the Effective Time, a party may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

5.	COVENANTS

5.1 RULE 16B-3 APPROVAL

Weatherford-Bermuda and Weatherford-Switzerland shall take all such steps as may be required to cause the transactions contemplated by Section 2.1 and any other dispositions of Weatherford-Bermuda equity securities (including derivative securities) or acquisitions of Weatherford-Switzerland equity securities (including derivative securities) in connection with the Scheme by each individual who is a director or officer of Weatherford-Bermuda or Weatherford-Switzerland to be exempt under Rule 16b-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

5.2 INDEMNIFICATION

(a) From and after the Effective Time, Weatherford-Bermuda shall indemnify each person who is now, or has been at anytime prior to the Effective Time, a director, officer, employee, agent or fiduciary of Weatherford-Bermuda (or any subsidiary thereof) and each person who served at the request of Weatherford-Bermuda as a director, officer, employee, agent or fiduciary of another company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise (each, an “Indemnitee”) if such Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, but not limited to, the investigation, defense, settlement or appeal thereof) (a “Proceeding”) and whether commenced, asserted or claimed before or after the Effective Time, including a Proceeding brought by or in the right of Weatherford-Bermuda, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of Weatherford-Bermuda or is or was serving at the request of Weatherford-Bermuda as a director, officer, employee, agent, or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by Indemnitee in any such capacity. All reasonable expenses incurred by Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) shall be paid by Weatherford-Bermuda in advance of the final disposition of any Proceeding at the request of Indemnitee as promptly as possible, and in any event within 20 days after the receipt by Weatherford-Bermuda of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee’s entitlement to such expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses by Weatherford-Bermuda as provided by this Agreement or otherwise. Notwithstanding the foregoing or anything else to the contrary, the indemnity provided in this Section 5.2 shall not indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of Indemnitee’s fraud or for any action or inaction for which indemnification is prohibited under Bermuda law.

(b) With respect to any such Proceeding: (i) Weatherford-Bermuda will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, Weatherford-Bermuda jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Weatherford-Bermuda to Indemnitee of its election so to assume the defense thereof, Weatherford-Bermuda will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Weatherford-Bermuda of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless: (i) the employment of counsel by Indemnitee has been authorized by Weatherford-Bermuda; (ii) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between Weatherford-Bermuda and Indemnitee in the conduct of the defense of such Proceeding; or (iii) Weatherford-Bermuda shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel shall be at the expense of Weatherford-Bermuda. Neither Weatherford-Bermuda nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

(b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Proceeding, in the organizational documents of Weatherford-Bermuda and similar organizational documents of its subsidiaries with respect to matters occurring through the Effective Time, shall survive the Scheme and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Proceeding pending or asserted within such period shall continue until the disposition or resolution of such Proceeding.

(c) The rights of Indemnitees hereunder shall be in addition to any other rights such Indemnitee may have under (i) the bye-laws of Weatherford-Bermuda, (ii) the articles of association or other organizational documents of Weatherford-Switzerland, (iii) similar organizational documents of Weatherford-Bermuda’s subsidiaries or the laws of its subsidiaries’ jurisdictions of organization, (iv) separate agreements (including indemnity agreements in existence on the date hereof or entered into in the future), (v) a vote of Weatherford-Bermuda’s shareholders, (vi) a vote of Weatherford-Bermuda’s Board of Directors, (vii) a vote of the Weatherford-Bermuda’s directors who are not a party to a Proceeding in respect of any Indemnitees, (viii) the laws of Bermuda or Switzerland or (ix) otherwise. The provisions of this Section 5.2 shall survive the consummation of the Scheme and expressly are intended to benefit each Indemnitee.

(d) In the event Weatherford-Bermuda or any of its successors or assigns (i) amalgamates, consolidates with or merges into (or enters into any other business combination with), including by way of a scheme of arrangement or a share exchange, any other person and shall not be the continuing or surviving corporation or entity in such amalgamation, consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Weatherford-Bermuda assume the obligations set forth in this Section 5.2.

5.3 GUARANTEES

At or immediately prior to the Effective Time, Weatherford-Switzerland agrees to guaranty the following debt of Weatherford-Bermuda, Weatherford-Delaware and their affiliates:

•	Weatherford-Bermuda’s 4.95% senior notes due 2013; 5.15% senior notes due 2013; 5.50% senior notes due 2016; 6.00% senior notes due 2018; 6.50% senior notes due 2036; 7.00% senior notes due 2038; notes issued under Weatherford-Bermuda’s commercial paper program; and notes issued under Weatherford-Bermuda’s affiliates’ commercial paper program; and

•	Weatherford-Delaware’s 6.625% senior notes due 2011; 5.95% senior notes due 2012; 6.35% senior notes due 2017; and 6.80% senior notes due 2037; and

•	Any debt outstanding or to be borrowed in the future under the Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford-Bermuda, Weatherford-Delaware and certain of their affiliates, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto; the Credit Agreement, dated as of March 19, 2008, among Weatherford-Bermuda, Weatherford-Delaware, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lender parties thereto; and the Credit Agreement, dated as of October 20, 2008, among Weatherford-Bermuda, Weatherford-Delaware, UBS AG, Stamford Branch, as administrative agent, and the lender parties thereto.

6.	GENERAL PROVISIONS

6.1 ASSIGNMENT; BINDING EFFECT; BENEFIT

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Section 5.2 (which may be enforced by the beneficiaries thereof).

6.2 ENTIRE AGREEMENT

This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

6.3 GOVERNING LAW

Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Share Exchange or to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A. without regard to its rules of conflict of laws.

6.4 COUNTERPARTS

This Agreement may be executed by the parties hereto in separate counterparts, including facsimile or .pdf documents, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

6.5 HEADINGS

Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

6.6 SEVERABILITY

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(Remainder of page intentionally left blank)

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

WEATHERFORD INTERNATIONAL LTD.,
a company incorporated under the laws of Bermuda

By:	/s/ Bernard J. Duroc-Danner
Name:     Bernard J. Duroc-Danner

Title:	Chief Executive Officer

WEATHERFORD INTERNATIONAL LTD.,
a Swiss joint-stock corporation

By:	/s/ Burt M. Martin
Name:     Burt M. Martin

Title:	Authorized Signatory

EXHIBIT A

Delaware Stock Plans

1. Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan

2. Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan

3. Weatherford International, Inc. 1998 Employee Stock Option Plan

EXHIBIT B

Bermuda Stock Plans

1. Weatherford International Ltd. Deferred Compensation Plan for Non-Employee Directors

2. Weatherford International Ltd. 2006 Omnibus Incentive Plan

3. Weatherford International Ltd. Restricted Share Plan

4. Stock Option Agreement dated September 8, 1998, as amended, between Weatherford International Ltd. and each of Sheldon B. Lubar, William E. Macaulay and Robert Millard.

5. Stock Option Agreement dated July 5, 2000 between Weatherford International Ltd. and each of David J. Butters, Sheldon B. Lubar, William E. Macaulay, Robert Millard and Robert A. Rayne.

6. Stock Option Agreement dated September 26, 2001 between Weatherford International Ltd. and each of David J. Butters, Sheldon B. Lubar, William E. Macaulay, Robert Millard and Robert A. Rayne.

Annex B

SCHEME OF ARRANGEMENT

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: No.

IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.

and

IN THE MATTER OF THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

(under section 99 of the Companies Act 1981)

Between

WEATHERFORD INTERNATIONAL LTD.
(an exempted company incorporated with limited liability and registered under the laws of Bermuda with registration number 31959)

and

THE SCHEME SHAREHOLDERS
(as hereinafter defined)

PART I

PRELIMINARY

Recitals

DEFINITIONS

A  In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Allowed Proceeding	Any proceeding by the Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

Business Day	Any day on which banks are open for business in Houston, Geneva and Bermuda.

Companies Act	The Companies Act 1981 of Bermuda.

Effective Time	The date and time at which an office copy of the Order of the Supreme Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to Section 99 of the Companies Act shall have been delivered to the Registrar of Companies in Bermuda for registration, at which time this Scheme shall become effective.

Exchange Agent	American Stock Transfer & Trust Company or such other party reasonably satisfactory to Weatherford.

Exchange Agreement	The Exchange Agreement among Weatherford and Weatherford Switzerland dated as of 10 December 2008.

Latest Practicable Date	5 December 2008, being the latest date upon which it was practicable to ascertain certain information contained herein.

Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

Prohibited Proceeding	Any proceeding against Weatherford or Weatherford Switzerland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of Weatherford on Schedule 14A initially filed on 10 December 2008 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934, as such Proxy Statement may be amended, restated and/or filed in definitive form, in connection with this Scheme representing the Explanatory Statement issued pursuant to section 100 of the Companies Act and including a notice of the Scheme Meeting.

Record Date	The close of business (Houston time) on 15 December 2008 or such later date as may be determined and properly announced by Weatherford.

Register of Members	Weatherford’s branch register of members kept in accordance with section 65 of the Companies Act by American Stock Transfer & Trust Company, Weatherford’s branch registrar.

Registered Share	One registered share with a par value in Swiss francs equivalent to US$1.00 in the capital of Weatherford Switzerland (based on an exchange rate determined by Weatherford).

Scheme	This scheme of arrangement in respect of Weatherford under section 99 of the Companies Act in its present form or with or subject to any modifications, additions or conditions that are consented to by Weatherford and that the Supreme Court may approve, impose or permit.

Scheme Consideration	One Registered Share to be issued and allotted by Weatherford Switzerland in exchange for each Scheme Share held immediately prior to the Effective Time by a Scheme Shareholder.

Scheme Meeting	The meeting of the holders of Weatherford Common Shares proposed to be convened at the direction of the Supreme Court at which the Scheme will be voted upon or any postponement or adjournment thereof.

Scheme Shareholders	The holders of Weatherford Common Shares appearing on the Register of Members immediately prior to the Effective Time.

Scheme Shares	All the Weatherford Common Shares in issue (including any Weatherford Common Shares held by Weatherford affiliates and subsidiaries) immediately prior to the Effective Time.

Supreme Court	The Supreme Court of Bermuda.

US$	United States dollars, the lawful currency of the United States of America.

Weatherford	Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda with registration number 31959.

Weatherford Common Share	One common share of US$1.00 par value in the capital of Weatherford.

Weatherford Switzerland	Weatherford International Ltd., a corporation incorporated under the laws of Switzerland, with its registered office in the Canton of Zug, Switzerland, and with registered number CH-170.3.032.888-3.

INTERPRETATION

B  In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1) references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2) references to a “person” include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6) headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7) to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

C  Weatherford was incorporated with limited liability in Bermuda on 2 April 2002 as an exempted limited liability company with registration number 31959.

D  On the Latest Practicable Date, Weatherford had an authorized share capital of US$1,010,000,000, consisting of 1,000,000,000 common shares of US$1.00 par value each, of which 728,634,172 had been issued and were fully paid up or credited as fully paid up, and the remainder remained unissued, and 10,000,000 preference shares, all of which remain unissued.

E  Together with its affiliates, Weatherford maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons (collectively, the “Share Plans”) of (i) options, restricted shares or other rights to purchase or receive Weatherford Common Shares or (ii) the right to receive benefits or other amounts by reference to Weatherford Common Shares (each, an “Award”). The Share Plans are listed on Exhibit A and Exhibit B to the Exchange Agreement. As described in more detail in the Exchange Agreement: (a) at the Effective Time, the Share Plans, and other employee benefit and compensation plans and agreements of Weatherford or its affiliates as determined by the management of Weatherford in its sole discretion, shall be assumed and/or adopted by and become plans and agreements of Weatherford Switzerland (collectively, the “Assumed Plans”) other than certain Share Plans that shall not so be treated. In furtherance of the Scheme, Weatherford Switzerland shall assume the rights and obligations of Weatherford under the Assumed Plans; (b) to the extent any Stock Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Weatherford Common Shares, then, after the Effective Time, such Stock Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares (or benefits or other amounts determined in accordance with the Share Plans), and such amendments deemed necessary or appropriate by Weatherford and Weatherford Switzerland to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Weatherford Switzerland of the Assumed Plans, or the other actions contemplated hereby with respect to any other Stock Plan, shall be adopted and entered into with respect to the Assumed Plans or such other Stock Plan; and (c) all outstanding Awards or any other benefits available which are based on Weatherford Common Shares and which have been granted under the Share Plans (including, as applicable, any Weatherford Common Shares exchanged pursuant to the Scheme) shall remain outstanding and, after the Effective Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares. Each Award assumed by Weatherford Switzerland shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Stock Plan and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, Registered Shares shall be issuable or available, or benefits or other amounts determined, in lieu of Weatherford Common Shares. For the avoidance of doubt, the number of Registered Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time.

THE PURPOSE OF THIS SCHEME

F  The purpose of this Scheme is to effect the exchange of each issued Weatherford Common Share for one issued and fully paid Registered Share. At the Effective Time, all Scheme Shares shall be transferred to Weatherford Switzerland and as a result thereof Weatherford Switzerland shall become the owner of Weatherford. In furtherance of the Scheme and at or about the Effective Time, Weatherford shall procure that Weatherford Switzerland shall issue and allot to American Stock Transfer & Trust Company, LLC (or such other person or entity as Weatherford may determine in its sole discretion) as nominee acting on behalf and for the account of the Scheme Shareholders (the “Nominee”) one new validly issued and fully paid Registered Share as consideration and in exchange for each Scheme Share. Immediately thereafter, the Nominee shall transfer and allot to each Scheme Shareholder one new Registered Share as consideration and in exchange for each Scheme Share held by such Scheme Shareholder immediately prior to the Effective Time.

G  Weatherford Switzerland has agreed to appear at the hearing of the petition to sanction this Scheme and undertake to be bound by its terms.

PART II

THE SCHEME

Application and effectiveness of this Scheme

1. The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders.

Effect of this Scheme

2. At the Effective Time all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in clause 3 of this Part II. At the Effective Time, until the Scheme Shares have been transferred to Weatherford Switzerland, there shall be no further registration of transfers on the register of members or the branch register of members of Weatherford of the Weatherford Common Shares which were issued and outstanding immediately prior to the Effective Time.

Compromise and Arrangement with Scheme Shareholder

3. At the Effective Time, in consideration of the rights of the Scheme Shareholders under this Scheme and in exchange for each Scheme Share and notwithstanding any term of any relevant document to the contrary, the following shall occur:

a. the Scheme Shares shall be transferred to Weatherford Switzerland;

b. in exchange for the Scheme Shares, Weatherford shall procure that Weatherford Switzerland shall issue and allot the Scheme Consideration to the Nominee, acting on behalf of and for the account of the Scheme Shareholders, namely one Registered Share for each Scheme Share held immediately prior to the Effective Time by a Scheme Shareholder;

c. immediately thereafter, the Nominee shall transfer and allot to each Scheme Shareholder one new Registered Share as consideration and in exchange for each Scheme Share.

PART III

IDENTIFICATION OF SCHEME SHAREHOLDERS

Record Date

4. The holders of Weatherford Common Shares (including any Weatherford Common Shares held by Weatherford affiliates and subsidiaries) and the number of Weatherford Common Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

PART IV

DISTRIBUTIONS

Distribution To Scheme Shareholders

5. At or about the Effective Time, Weatherford Switzerland shall issue the Registered Shares comprising the Scheme Consideration to the Nominee, who shall also act as Exchange Agent (or such other person or entity as Weatherford may determine in its sole discretion) acting on behalf of and for the account of the Scheme Shareholders, and Weatherford and Weatherford Switzerland shall procure that the Exchange Agent shall transfer such Scheme Consideration to the Scheme Shareholders without delay.

Rights of Scheme Shareholders

6. With effect from and including the Effective Time, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. At the Effective Time, all existing Scheme Shares shall be transferred to Weatherford Switzerland, and the Register of Members shall be updated to reflect such transfers.

PART V

GENERAL SCHEME PROVISIONS

Effective Time and Notification to Scheme Shareholder

7. This Scheme shall become effective at the Effective Time.

8. Weatherford Switzerland shall give notification of this Scheme having become effective by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Authorization

9. The Nominee shall be authorized on behalf of the Scheme Shareholders to:

a. accept the Scheme Consideration;

b. subscribe for the Registered Shares and enter into any necessary agreement in connection therewith;

c. transfer and allot to each Scheme Shareholder one Registered Share as consideration and in exchange for each Scheme Share;

d. exchange any certificates representing Scheme Shares for an equal number of Registered Shares or making notations or book-entries as it relates to uncertificated shares; and

e. generally take such steps as are necessary to procure that each Scheme Shareholder receives one Registered Share for each Scheme Share held by such Scheme Shareholder.

Stay of Prohibited Proceedings

10. None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

11. A Scheme Shareholder may commence an Allowed Proceeding against Weatherford or Weatherford Switzerland after the Effective Time provided that it has first given Weatherford and Weatherford Switzerland 10 Business Days’ prior notice in writing of its intention to do so.

Dividends

12. All mandates and other instructions in force at 9.00 a.m. Atlantic Daylight Time on the Effective Time in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall cease to be valid as effective mandates or instructions.

13. Each of Weatherford and Weatherford-Switzerland shall pay in full all of its own costs, charges, expenses and disbursements reasonably incurred by Weatherford in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Supreme Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and certificates

14. As from the Effective Time, all instruments of transfer and certificates validly existing at the Record Date in respect of a transfer or holding of any Scheme Shares shall, as from the Effective Time, cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of Weatherford to deliver up to Weatherford the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Modifications of this Scheme

15. Weatherford, at any hearing before the Supreme Court to sanction this Scheme, may consent on behalf of all Scheme Shareholders to any modification of this Scheme or any terms or conditions which the Supreme Court may think fit to approve, impose or permit.

Notice

16. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 8, 17 and 20 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand, or electronic mail with confirmation of transmission by the transmitting equipment (to the extent any required consent for such communication has been obtained), or sent by post, to:

a. in the case of the Weatherford, at 515 Post Oak Blvd., Houston, Texas, marked for the attention of Burt M. Martin;

b. in the case of the Scheme Shareholder, its last address known to Weatherford; and

c. in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last address known to Weatherford, or by fax or email to its last fax number or email address known to Weatherford.

17. Any notice or other written communication to be given under this Scheme shall be deemed to have been served in accordance with the provisions of Bye-laws 79 — 81 of Weatherford’s Bye-laws.

18. Save in the case of the notice, written communication or document required to be sent pursuant to clause 8, the accidental omission to send any notice, written communication or other document in accordance with clauses 16 and 17 or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

19. Weatherford shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

20. Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders may be effective by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

21. When under any provision of this Scheme a matter is to be determined by Weatherford, then it will have discretion to interpret such matter under this Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned. Weatherford may consent to any modification of this Scheme on behalf of the its shareholders which the Supreme Court may think fit to approve or impose.

Governing Law

22. At and with effect from the Effective Time, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Courts of Bermuda, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between Weatherford and the Scheme Shareholders, whether contained in any contract or otherwise.

23. The terms of this Scheme and the obligations imposed on Weatherford hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme

24. The effectiveness of this Scheme is conditional upon:

a. The definitive Proxy Statement shall have been filed with the U.S. Securities and Exchange Commission;

b. As of the Effective Time, none of Weatherford or Weatherford Switzerland shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of this Scheme;

c. The Registered Shares to be issued in connection with this Scheme shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

d. The capital increase covering/including the Registered Shares to be issued in connection with this Scheme shall have been registered with the commercial register in the Canton of Zug, Switzerland; and

e. Weatherford receives legal opinions from U.S. and Swiss counsel regarding certain tax consequences of the transactions contemplated by the Scheme.

Expiry of the Scheme

25. Unless the Effective Time shall have occurred on or before 31 March 2009 or such later date, if any, as Weatherford may agree and the Supreme Court may allow, this Scheme shall lapse.

Annex C

COURT ORDER

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO.

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.

ORDER FOR DIRECTIONS

UPON THE APPLICATION BY Originating Summons of Weatherford International Ltd. (“Weatherford”)

AND UPON HEARING Counsel for Weatherford.

AND UPON READING the First Affidavit of • made on December  • 2008 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1. Weatherford do convene a meeting (the “Weatherford Scheme Meeting”) of the Weatherford Common Shareholders as at the Record Date, such Weatherford Scheme Meeting to be held at 515 Post Oak Blvd., Houston, Texas at [ • ] (local time) on January [ • ] 2009 or at such other time and date within three months from the date of the Order as may be determined by Weatherford, for the purpose of considering and if thought fit approving (with or without modification) the Weatherford Scheme and that, subject to this Order, the Court Meeting shall be convened and held (and if so resolved, adjourned) in accordance with the Bye-laws of Weatherford.

2. This Honourable Court appoints Mr. Bernard Duroc-Danner or failing him Mr. Burt M. Martin, or failing him any director or executive officer of Weatherford as of the date hereof to act as chairman of the Weatherford Scheme Meeting.

3. The Petition herein be set down to be heard on February  • 2009.

AND IT IS DIRECTED that:

4. At least 30 clear days before the day appointed for the Weatherford Scheme Meeting a Notice convening the Weatherford Scheme Meeting in the form or substantially in the form of the notice initialed by this Court for the purposes of identification be inserted once each in The Royal Gazette and the U.S. and international editions of The Wall Street Journal.

5. At least 30 clear days before the day appointed for the Weatherford Scheme Meeting a Notice convening the same and enclosing:

a. a copy of the Weatherford Scheme and a copy of the Proxy Statement and Explanatory Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981 of Bermuda, in each case in the form or substantially in the form of the document produced to the Court; and

b. a form of proxy for use at the Weatherford Scheme Meeting in the form or substantially in the form produced to the Court;

be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the Weatherford shareholders holding such shares at the address shown on the register of members of Weatherford as at the Record Date (as defined below), provided that (i) the accidental omission to

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send to or serve any Weatherford shareholder with notice of the Weatherford Scheme Meeting, or the non-receipt by any Weatherford shareholder of notice of the Weatherford Scheme Meeting, shall not invalidate the proceedings at the Weatherford Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents were delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

6. Any registered Weatherford shareholder who holds his Weatherford Common Shares on trust or as a nominee will be able to vote any number of his shares “for” the Scheme and vote the balance of his shares “against” the Scheme, or to abstain from voting any such shares. The vote(s) (or abstention(s)) represent the instruction to the trustee or nominee from his underlying beneficiary(ies) or investor(s). Subject to any reasonable objections as they might raise, Weatherford shareholders voting in this manner shall, for the purpose of the “majority in number” count, be counted as one shareholder “for” the Scheme (as to the number of his Weatherford Common Shares being voted “for” the Scheme), and one shareholder “against” the Scheme (as to the number of his Weatherford Common Shares being voted “against” the Scheme).

7. The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting Weatherford Shareholders to vote, including by telephone, electronically or otherwise, be approved for use at the Weatherford Scheme Meeting.

8. The Chairman of the Weatherford Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

9. The Chairman is to be at liberty to accept a faxed or .pdf (including via email) copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

10. Weatherford be at liberty to set a record date (the “Record Date”) for determining the holders of Weatherford Common Shares entitled to receive notice of, and to vote at, the Weatherford Scheme Meeting.

11. In the case of joint registered holders of Weatherford Common Shares, the vote of the senior holder who tenders the vote shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in Weatherford’s Register of Members.

12. The Chairman is to be at liberty to accept a form of proxy and the figure for which any Weatherford shareholder seeks to vote, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Weatherford shareholder to vote.

13. Weatherford shall cause to be published a Notice (in the form or substantially in the form of the notice initialed by this Court for the purposes of identification) advertising the date of hearing of the Petition herein. The Notice shall be published in The Royal Gazette and also in the US and international editions of The Wall Street Journal on or about December  • 2008.

14. Within ten days of the Weatherford Scheme Meeting the Chairman do report the result of the Weatherford Scheme Meeting to the Court.

Chief Justice/Puisne Judge

DATED this [ • ] day of December 2008.

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Annex D

EXPECTED TIMETABLE

Description	Proposed Date

Record date for determining the Weatherford-Bermuda shareholders eligible to vote at the shareholders meeting	December [ • ], 2008
Proxy statement and proxy first mailed to Weatherford-Bermuda shareholders	On or about December [ • ], 2008
Latest time for submitting forms of proxy:
via Internet or telephone	11:59 p.m. New York time on January [ • ], 2009
via proxy card	Must be received at any time prior to the commencement of the shareholders meeting
First Shareholders meeting	[ • ], local time on January [ • ], 2009
Second Shareholders meeting	[ • ], local time on January [ • ], 2009, or immediately following the first shareholders meeting
Court hearing to sanction the Scheme of Arrangement	February [ • ], 2009
Anticipated effective time of the Scheme of Arrangement	As soon as practicable after the court hearing
Issuance of the Weatherford-Switzerland shares to the Weatherford-Bermuda shareholders	Promptly after the effective time of the Scheme of Arrangement and the registration with the commercial register in the Canton of Zug, Switzerland of the capital increase covering the Weatherford-Switzerland registered shares to be issued

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Annex E

Articles of Association of
Weatherford International Ltd.
as of [          ]

ARTICLES OF ASSOCIATION

OF

WEATHERFORD INTERNATIONAL LTD.

Section 1:  NAME, PLACE OF INCORPORATION, PURPOSE AND DURATION OF THE COMPANY

Article 1

Name, Place of Incorporation

Under the name Weatherford International Ltd. (the Company) there exists a corporation with its place of incorporation in Zug, Canton of Zug, Switzerland.

Unless otherwise defined in these Articles of Association, capitalized terms shall have the meaning ascribed to such terms in Article 35 hereof.

Article 2

Purpose

1  The purpose of the Company is to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities.

2  The Company may establish branch offices and subsidiaries in Switzerland and abroad.

3  The Company may acquire, administer and transfer patents, trademarks and technical and industrial know-how as well as real estate assets. The Company may engage in any commercial, financial or other activities which are directly or indirectly related to the purpose of the Company.

4  The Company may also participate in the financing, including by means of the providing of guarantees and sureties of any kind, of other entities of the group to which the Company belongs in the general interest of such group.

5  The Company may generally engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.

Article 3

Duration

The duration of the Company is unlimited.

Section 2:  SHARE CAPITAL

Article 4

Share Capital

The share capital of the Company is CHF [          ] and is divided into [          ] fully paid up registered shares. Each registered share has a par value of CHF [          ](each such registered share hereinafter a Share and collectively the Shares).

Article 5

Authorized Share Capital

1  The Board of Directors is authorized to increase the share capital, at anytime until [          ],by a maximum amount of CHF [          ] by issuing a maximum of [          ]fully paid up Shares with a par value of CHF [          ] each.

2  The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preferential subscription rights and the allotment of preferential subscription rights that have not been exercised. The Board of Directors may allow the preferential subscription rights that have not been exercised to expire, or it may place such rights or Shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3  The Board of Directors is authorized to withdraw or limit the preferential subscription rights of the shareholders, and to allot them to third parties, for cause, which shall include the following:

(a) if the issue price of the new Shares is determined by reference to the market price; or

(b) for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c) for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d) for purposes of granting an over-allotment option (including options with respect to any security convertible into Shares, such as convertible debt securities or otherwise) (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e) for the participation in a benefit or other plan by members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons performing services for the benefit of the Company or any of its subsidiaries; or

(f) if the Shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

4  The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.

Article 6

Conditional Share Capital

1  The share capital may be increased in an amount not to exceed CHF [          ]through the issuance of up to [          ] fully paid up Shares with a par value of CHF [          ] per Share through:

(a) the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the Rights) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one or more of its group companies, or any of their respective predecessors (hereinafter collectively, the Rights-Bearing Obligations); and/or

(b) the issuance of Shares (including shares of restricted stock) or Rights-Bearing Obligations granted to members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons providing services to the Company or its subsidiaries.

2  The preferential subscription rights and advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Shares, Rights or Rights-Bearing Obligations pursuant to Article 6 para 1(a) and (b).

3  The new Shares acquired through the exercise of Rights-Bearing Obligations shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.

Article 7

Share Register, Exercise of Rights, Restrictions on Registration,
Nominees, Transfer Restrictions

1  The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the Shares as well as the nominees. A Person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to Persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

2  An acquirer of Shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer expressly declares to have acquired the Shares in its own name and for its own account, save that the Board of Directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee.

3  After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

Article 8

Share Certificates

1  A shareholder may at any time request an attestation of the number of Shares held by it. The shareholder is not entitled, however, to request that certificates representing the Shares be printed and delivered.

2  The Company may at any time print and deliver certificates for the Shares, and may, with the consent of the shareholder, cancel issued certificates that are delivered to it without replacement.

3  Uncertificated Shares and the appurtenant rights associated therewith may be transferred only by written assignment. For the assignment to be valid against the Company, notification to the Company shall be required. If uncertificated Shares are administered by a transfer agent, trust company, bank or similar entity (the Transfer Agent), such Shares and the appurtenant rights associated therewith may be transferred only with the cooperation of the Transfer Agent or such other Person or Persons as determined by the Board of Directors.

4  If uncertificated Shares are pledged in favor of any Person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective.

5  If the Company decides to print and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

6  The Company may in any event issue share certificates representing more than one Share.

7  The Board of Directors or any officer of the Company to whom the Board of Directors has delegated authority may authorize any Transfer Agent to issue, and any registrar of the Company to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in place of a certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, upon receipt by the Transfer Agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Company and any Transfer Agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the Transfer Agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Company.

Article 9

Exercise of Rights

1  The Company shall only accept one representative per Share.

2  Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of Shares or nominee only to the extent that such Person is recorded in the share register with the right to exercise his voting rights.

Section 3:  CORPORATE BODIES

A. General Meeting of Shareholders

Article 10

Authority

The General Meeting of Shareholders is the supreme corporate body of the Company.

Article 11

Annual General Meeting

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report and the Auditor’s Report shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the Annual Report and the Auditor’s Report free of charge. Shareholders of record will be notified of the availability of the Annual Report and the Auditor’s Report in writing.

ARTICLE 12

Extraordinary General Meetings

1  Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so requested by the Auditor.

2  An Extraordinary General Meeting shall further be convened by the Board of Directors upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the share register of the Company and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission (SEC).

Article 13

Notice of Shareholders’ Meeting

1  Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, no later than 20 calendar days prior to the date of the General Meeting of Shareholders.

2  Notice of the General Meeting of Shareholders shall be given by way of a one-time announcement in the official means of publication of the Company pursuant to Article 33. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record shall in addition be informed of the General Meeting of Shareholders by ordinary mail or such other means as determined by the Board of Directors, which additional notification may contain such information as determined by the Board of Directors.

3  The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and, subject to Articles 12 and 14, the shareholder(s) who requested that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.

Article 14

Agenda

1  Any shareholder satisfying the requirements of article 699 of the Swiss Code of Obligations (CO) may request that an item be included on the agenda of a General Meeting of Shareholders. An inclusion of an item on the agenda must be requested in writing at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next General Meeting of Shareholders and shall specify the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register.

2  No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene an Extraordinary General Meeting or (ii) initiate a special investigation in accordance with article 697a CO are not subject to the due notice requirement set forth herein.

3  No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

Article 15

Acting Chair, Minutes, Vote Counters

1  At the General Meeting of Shareholders, the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or any other person designated by the Board of Directors shall take the chair.

2  The acting chair of the General Meeting of Shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the General Meeting of Shareholders shall be signed by the acting chair and the secretary.

3  The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.

Article 16

Right to Participation and Representation

Each shareholder recorded in the share register as of the record date for the meeting is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by proxies who need not be shareholders. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules.

Article 17

Voting Rights

Each Share shall convey the right to one vote. The right to vote is subject to the conditions of Articles 7 and 9.

Article 18

Resolutions and Elections

1  Unless otherwise required by law or these Articles of Association, the General Meeting of Shareholders shall take resolutions and decide elections upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker nonvotes, blank or invalid ballots and withdrawals shall be disregarded for purposes of establishing the majority).

2  Where the number of persons validly proposed for election as a member of the Board of Directors is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as members of the Board of Directors. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots and withdrawals shall have no impact on the election of members of the Board of Directors.

3  For the removal of a serving member of the Board of Directors, the voting requirement set forth in Article 20 para. 1(k) and the presence quorum set forth in Article 21 para. 1(a) shall apply.

4  Unless otherwise required by law, resolutions and elections at General Meeting of Shareholders shall be decided by a written ballot. The acting chair may also hold resolutions and elections by use of an electronic voting system, which shall be considered equal to resolutions and elections taken by way of a written ballot.

Article 19

Powers of the General Meeting of Shareholders

The following powers shall be vested exclusively in the General Meeting of Shareholders:

(a) The adoption and amendment of these Articles of Association;

(b) the election of the members of the Board of Directors and the Auditor;

(c) the approval of the Annual Report and the Consolidated Financial Statements;

(d) the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(e) the discharge from liability of the members of the Board of Directors; and

(f) the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

Article 20

Special Vote

1  The approval of at least two-thirds of the votes and the absolute majority of the par value of Shares, each as represented at a General Meeting of Shareholders, shall be required for resolutions with respect to:

(a) The amendment or modification of the purpose of the Company as described in Article 2;

(b) the creation and the cancellation of shares with privileged voting rights;

(c) the restriction on the transferability of Shares and the cancellation of such restriction;

(d) the restriction on the exercise of the right to vote and the cancellation of such restriction;

(e) an authorized or conditional increase in share capital;

(f) an increase in share capital through (i) the conversion of capital surplus, (ii) contribution in kind or for purposes of an acquisition of assets, or (iii) the granting of special privileges;

(g) the limitation on or withdrawal of preferential subscription rights and advance subscription rights; (h) the relocation of the place of incorporation of the Company;

(i) the conversion of Shares into bearer shares and vice versa;

(j) the dissolution of the Company; and

(k) a resolution with respect to the removal of a serving member of the Board of Directors.

Article 21

Presence Quorum

1  The matters set forth in para 1(a) and 1(b) below require that a quorum of shareholders of record holding in person or by proxy at least two-thirds of the share capital recorded in the share register of the Company are present at the time when the General Meeting of Shareholders proceeds to business:

(a) The adoption of a resolution with respect to the removal of a serving Director; and

(b) The adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 21 or Articles 18, 20, 22, 23 or 24.

2  The adoption of any other resolution or election requires that at least a one-third of all the Shares entitled to vote be represented at the time when the General Meeting of Shareholders proceeds to business.

B. Board of Directors

Article 22

Number of Directors

The Board of Directors shall consist of no less than three and no more than 18 members.

Article 23

Term of Office

1  The Directors shall be elected at the Annual General Meeting of Shareholders or at any General Meeting of Shareholders called for the purpose of electing Directors. Directors shall hold office for such term as the shareholders may determine or, in the absence of such determination, until the next Annual General Meeting of Shareholders or until their successors are elected or their office is otherwise vacated.

2  If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

Article 24

Organization of the Board of Directors, Remuneration

1  The Board of Directors shall elect from among its members a Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

2  The members of the Board of Directors shall be entitled to reimbursement of all expenses incurred in the interest of the Company, as well as remuneration for their services that is appropriate in view of their functions and responsibilities. The amount of the remuneration shall be determined by the Board of Directors upon recommendation by a committee of the Board of Directors. Members of the Board of Directors may also participate in the Company’s benefit and other plans.

3  The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former members of the Board of Directors and officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings — whether civil, criminal, administrative or investigative — and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Director or officer of the Company, or while serving as a member of the Board of Director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Director or officer.

4  Without limiting the foregoing paragraph 3 of this Article 24, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board of Directors and officers. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a Director of officer.

5  The rights to indemnification and advancement of expenses conferred in this Article 24 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or regulation, these Articles of Association, any agreement, vote of the shareholders or otherwise.

Article 25

Specific Powers of the Board of Directors

1  The Board of Directors has the non-delegable and inalienable duties as specified in article 716a CO, in particular:

(a) the ultimate direction of the business of the Company and the issuance of the required directives;

(b) the determination of the organization of the Company;

(c) the administration of the accounting system and of the financial controls, as well as the financial planning to the extent necessary to manage the Company;

(d) the appointment and removal of the persons responsible for the management and representation of the Company;

(e) the ultimate supervision of the persons entrusted with management duties, in particular with regard to compliance with law, these Articles of Association, regulations and directives;

(f) the preparation of the annual business report and the General Meeting of Shareholders and to carry out the resolutions adopted by the General Meeting of Shareholders; and

(g) the notification of the court in case of insolvency.

2  In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.

3  The Board of Directors may submit benefit or incentive plans of the Company to the General Meeting of Shareholders for approval.

Article 26

Delegation of Powers

Subject to Article 25 para. 1 and the applicable provisions of the CO, the Board of Directors may delegate the management of the Company in whole or in part to individual Directors, one or more committees of the Board of Directors or to Persons other than Directors pursuant to organizational regulations.

Article 27

Meeting of the Board of Directors

1  Except as otherwise set forth in organizational regulations of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be the greater of two Directors, and not less than one-third of the total number of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

2  The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 27 is satisfied.

3  Resolutions of the Board of Directors may be passed without a meeting by way of written consent by a majority of the Directors, provided that no Director requests oral deliberations. A resolution in writing (in one or more counterparts) signed by the Directors that voted for such resolution (including signed copies sent by facsimile or email) shall be valid and effectual as if it had been passed at a meeting of the Board of Directors, duly convened and held.

Article 28

Signature Power

The due and valid representation of the Company by members of the Board of Directors and other Persons shall be set forth in organizational regulations.

C. Auditor

Article 29

Term, Powers and Duties

1  The Board of Directors shall propose the nomination of the Auditor of the Company for election by the General Meeting of Shareholders. The Auditor shall have the powers and duties vested in it by law.

2  The term of office of the Auditor shall be one year, commencing on the day of election at an Annual General Meeting of Shareholders and terminating on the day of the next Annual General Meeting of Shareholders.

Section 4:  ANNUAL STATUTORY FINANCIAL STATEMENTS, CONSOLIDATED FINANCIAL STATEMENTS AND PROFIT ALLOCATION

Article 30

Fiscal Year

The Board of Directors determines the fiscal year.

Article 31

Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves

1  The profit shown on the Annual Statutory Balance Sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meeting of Shareholders.

2  Further reserves may be taken in addition to the reserves required by law.

3  Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.

Section 5:  WINDING-UP AND LIQUIDATION

Article 32

Winding-up and Liquidation

1  The General Meeting of Shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Association.

2  The liquidation shall be effected by the Board of Directors, unless the General Meeting of Shareholders shall appoint other Persons as liquidators.

3  The liquidation of the Company shall be effectuated pursuant to the statutory provisions.

4  Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid in, unless these Articles of Association provide otherwise.

Section 6:  ANNOUNCEMENTS, COMMUNICATIONS

Article 33

Announcements, Communications

1  The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.

2  To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

Section 7:  ORIGINAL LANGUAGE

Article 34

Original Language

In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.

Section 8:  DEFINITIONS

Article 35

1  CO

The term CO has the meaning assigned to it in Article 14 para. 1. To the extent the CO is amended, references herein to articles or provisions of the CO shall be deemed to be references to the relevant replacement or amended provisions of the CO.

2  Company

The term Company has the meaning assigned to it in Article 1.

3  Person

Person means any individual, company, corporation, limited liability company, partnership, unincorporated association or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company, such syndicate or group shall be deemed a “Person” for the purposes of this definition.

4  Rights

The term Rights has the meaning assigned to it in Article 6 para. 1.

5  Rights-Bearing Obligations

The term Rights-Bearing Obligations has the meaning assigned to it in Article 6 para. 1.

6  SEC

The term SEC has the meaning assigned to it in Article 12 para. 2.

7  Share(s)

The term Share(s) has the meaning assigned to it in Article 4.

8  Transfer Agent

The term Transfer Agent has the meaning assigned to it in Article 8 para. 3.

Section 9:  TRANSITIONAL PROVISION

Article 36

Contribution in Kind

In connection with the capital increase of [          ] , and in accordance with the order issued by the Supreme Court of Bermuda on [          ] sanctioning the scheme of arrangement between Weatherford International Ltd., an exempted company with limited liability under the laws of Bermuda (Weatherford Bermuda), and its shareholders, as approved by the shareholders of Weatherford Bermuda (the Scheme of Arrangement), the Company acquires all of the common shares of Weatherford Bermuda, which have a total value of CHF [          ]. As consideration for this contribution, the Company issues to a nominee, acting on behalf and for the account of the holders of common shares of Weatherford Bermuda outstanding immediately prior to the effectiveness of the Scheme of Arrangement, a total of [          ] Shares with a total par value of CHF [          ]. The difference between the aggregate par value of the issued Shares and the total value of the contribution, in the amount of CHF [          ], is allocated to the reserves of the Company.

Annex F

ORGANIZATIONAL REGULATIONS

dated as of [          ], 2009

of

Weatherford International Ltd.,

a Swiss corporation with its registered office in Zug

ARTICLE 1

SCOPE AND BASIS

Section 1.01.  Basis.  These Organizational Regulations (the Organizational Regulations) are enacted by the Board of Directors of Weatherford International Ltd. (the Company) pursuant to article 716b of the Swiss Code of Obligations (CO) and Article 26 of the Company’s articles of association (the Articles of Association). The Organizational Regulations govern the internal organization and the duties, powers and responsibilities of the Board of Directors, Board Committees and officers of the Company (collectively, the Executive Bodies).

Section 1.02.  Group Companies.  The Company is an operating and holding company with international subsidiaries active in businesses that are involved in providing equipment and related services used for drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Executive Bodies of the Company shall duly respect the legal independence of all subsidiary companies and the local laws applicable to them. To ensure proper functioning among the Company and its subsidiaries, in the interests of the Company and its shareholders and to comply with various requirements imposed by relevant laws and regulatory authorities, the Board of Directors shall supervise and, where necessary and appropriate, coordinate the business of the Company and its subsidiaries by providing overall guidance and support.

Section 1.03.  Interpretation.

(a) Words importing the singular number shall also include the plural number and vice-versa.

(b) Words importing the masculine gender shall also include the feminine gender.

ARTICLE 2

CORPORATE ORGANIZATION

The Company shall have the following functions and committees:

(a) the Board of Directors (the Board);

(b) the chairman of the Board (the Chairman);

(c) the board committees established from time to time pursuant to these Organizational Regulations (the Board Committees);

(d) the chief executive officer of the Company (the Chief Executive Officer); and

(e) the officers and other management of the Company.

ARTICLE 3

THE BOARD

Section 3.01.  Constitution.  The Board shall elect from among its members one Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary who need not be a member of the Board. The Secretary shall keep the minutes of the General Meetings of Shareholders and the meetings of the Board and give notice of such meetings and shall perform like duties for the committees of the Board when so required. In the case of the absence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of the General Meeting of Shareholders or the meetings of the Board, any other person designated by the presiding officer of such meeting) may act in the Secretary’s place.

Section 3.02.  Board Composition.  In selecting candidates for Board membership the Board shall give due consideration to the governance framework set forth in the Corporate Governance Principles of the Company.

Section 3.03.  Powers and Duties.

(a) The Board is the ultimate executive body of the Company and shall determine the principles of the business strategy and policies. The Board shall exercise its function as required by law, the Articles of Association and these Organizational Regulations.

(b) The Board shall be authorized to pass resolutions on all matters that are not reserved to the General Meeting of Shareholders or to other Executive Bodies by applicable law, the Articles of Association or these Organizational Regulations.

(c) In particular, the Board has the following powers and duties:

(i) the ultimate direction of the Company and the issuance of the necessary guidelines in accordance with applicable law and regulations;

(ii) the determination of the Company’s organizational structure, including the promulgation and the amendment of these Organizational Regulations;

(iii) the determination of the Company’s accounting principles, financial control and financial planning;

(iv) the appointment and removal of the persons responsible for the management and representation of the Company;

(v) the ultimate supervision of the persons entrusted with the management of the Company, in particular with regard to their compliance with applicable law, the Articles of Association, these Organizational Regulations and other applicable instructions and guidelines;

(vi) the review and approval of the business report and the financial statements of the Company as well as the preparation of the General Meeting of Shareholders and the implementation of its resolutions;

(vii) the notification of the court if the liabilities of the Company exceed the assets of the Company (article 725 CO);

(viii) the adoption of resolutions concerning an increase in the share capital of the Company to the extent that such power is vested in the Board (article 651 para. 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of Association, as well as making the required report on the capital increase;

(ix) the establishment of the Company’s dividend policy;

(x) the proposal to the General Meeting of Shareholders of candidates for election or re-election to the Board, upon recommendation of the Corporate Governance and Nominating Committee;

(xi) the response to any takeover offer for the Company;

(xii) the establishment of any code of ethics, code of conduct and business practice;

(xiii) the determination of any membership and terms of reference of any Board Committees;

(xiv) the approval of any agreements to which the Company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act and/or unless approval by the General Meeting of Shareholders is required pursuant to the Swiss Merger Act;

(xv) the appointment and removal of the Chairman (giving due consideration to the Corporate Governance Guidelines of the Company) and the Secretary, the members of Board Committees and the officers, as well as the determination of their signatory power (see Section 9.01);

(xvi) the approval of the annual investment and operating budget;

(xvii) the approval of share buybacks of the Company; and

(xviii) the determination for the Company to enter into new areas of activity and withdrawal from existing areas of business, each within the purpose of the Company as specified in the Company’s Articles of Association.

Section 3.04.  Delegation of Management.  To the extent permitted by applicable law and stock exchange rules, the Board herewith delegates, in the sense of article 716b CO, all other duties, including the preparation and implementation of the Board resolutions as well as the supervision of particular aspects of the business and the management of the Company, to the Chief Executive Officer. Subject to Section 3.07, Directors will have complete and open access to the officers of the Company, including the Chief Executive Officer.

Section 3.05.  Meetings.

(a) The Board shall meet together for the transaction of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. The Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

(b) Regularly scheduled meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Chairman. Special meetings of the Board may be called by the Chairman or any two members of the Board. Any member of the Board may request that the Chairman convene a meeting as soon as practicable, subject to providing a reason for so requesting a meeting.

(c) No notice need be given of any regular meeting of the Board or of any adjourned meeting of the Board. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

(d) Notice of each special meeting of the Board shall be given to each Director either by first class mail or by a mail service equivalent to first class mail, at least three days before the meeting, by “overnight” or other express delivery service at least two days before the meeting, or by telecopy, facsimile, personal written delivery, e-mail (or other electronic means of communication) or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telecopy, facsimile, or e-mail (or other electronic means of communication). Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by “overnight” or other express delivery service, the day after sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, e-mail or telephone, at the time of delivery. Written notices shall be sent to a Director at the address or e-mail address designated by such Director for that purpose or, if none has been so designated, at such Director’s last known residence, business or e-mail address.

(e) Any one or more Directors or any committee thereof may participate in a meeting of the Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.06.  Attendance Quorum; Resolutions and Minutes.

(a) The attendance quorum necessary for the transaction of the business of the Board shall be the greater of two Directors, and not less than one-third of the total number of Directors. No attendance quorum shall be required for resolutions of the Board providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

(b) The Board shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of Section 3.06(a) above is satisfied. The Chairman shall have the same vote as each other Director.

(c) Resolutions of the Board may be passed without a meeting by way of written consent by a majority of the whole Board, provided that no member of the Board requests oral deliberations. In such a case, a resolution in writing (in one or more counterparts) signed by a majority the Directors or all the members of a committee of the Directors (including signed copies sent by facsimile or email) shall be as valid and effectual as if it had been passed at a meeting of the Board or committee, as the case may be, duly convened and held.

(d) The Board shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of committees of the Board. The minutes of Board meetings shall be signed by the acting chairman and the secretary and must be approved by the Board. The minutes of committee meetings shall be signed by the acting chairman and must be approved by such committee.

Section 3.07.  Information and Reporting.

(a) At Board meetings, each member of the Board is entitled to request and receive from other Directors and from the Chief Executive Officer information on all affairs of the Company.

(b) Outside of Board meetings, each Director may request information from the Chief Executive Officer on the general course of business and, upon approval of the Chairman, each Director may obtain information on specific transactions and/or access to business documents.

Section 3.08.  Compensation.  Each Director shall be entitled to receive as compensation for such Director’s services as a Director or committee member or for attendance at meetings of the Board or committees, or both, such amounts and type of compensation (if any) as shall be fixed from time to time by the Board or the Compensation Committee. In determining Directors’ compensation, the Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company as well as the recommendations of the Compensation Committee. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

Section 3.09.  Conflicts of Interest.

(a) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein shall authorize a Director or Director’s firm, partner or company to act as auditor of the Company.

(b) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall disclose the nature of such interest as required by applicable law.

(c) The Director facing a conflict of interests shall not participate in the deliberations and resolutions on matters involving such conflict of interests.

Section 3.010.  Participation by Non-Members.  Persons who are not members of the Board of Directors or committees of the Board may participate in meetings of such bodies if their expertise is required and they have been invited by the chairperson of such body. Such persons shall not vote upon any resolutions.

ARTICLE 4

CHAIRMAN AND VICE-CHAIRMAN

Section 4.01.  Power and Duties.  The Chairman of the Board shall preside at all meetings of the Board. Further, the Chairman has the following powers and duties:

(a) contact with the officers and management of the Company between Board meetings in order to be informed about important business developments;

(b) preparing the agenda for the General Meetings of Shareholders and Board meetings;

(c) presiding over the General Meetings of Shareholders and Board meetings;

(d) informing the full Board without delay of material extraordinary events; and

(e) any other matters reserved by law, the Articles of Association or these Organizational Regulations to the Chairman.

Section 4.02.  Authority.  Should the Chairman be unable or unavailable to exercise his functions, his functions shall be assumed by the Vice-Chairman, if one has been elected, or if the latter has not been elected or should be unable or unavailable, another Director appointed by the Board.

ARTICLE 5

BOARD COMMITTEES

Section 5.01.  General.

(a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board. The Board may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Association or these Organizational Regulations. The Board shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

(b) Sections 3.05 and 3.06(b) through (d) above with respect to notice of, and participation in, meetings of the Board shall apply also to meetings of committees, unless different provisions shall be prescribed by the Board. Each committee shall serve at the discretion of the Board. It shall keep minutes of its meetings and report the same to the Board when required and shall observe such procedures as are prescribed by the Board.

(c) Any committee of the Board, to the extent provided by the provisions set forth herein and in such committee’s charter, but subject to any limitation imposed by the Swiss Code of Obligations, shall assist the Board in its exercise of all the powers and authority of the Board in the management of the business and affairs of the Company and assist the Board in implementing its resolutions.

(d) The committees have the right, at any time and in their discretion, to make or request inquiries in all matters within their responsibilities as specified in such committee’s charter. They may hire independent legal advisors, auditors and other experts, in particular to establish a comparison with general principles of best practice or otherwise. The expenses shall be borne by the Company.

Section 5.02.  Individual Committees.  The committees of the Board shall be the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and any other committees designated by the Board.

ARTICLE 6

CHIEF EXECUTIVE OFFICER

Section 6.01.  Powers and Duties.  Subject to applicable law, regulations and stock exchange rules, the day-to-day executive management of the Company shall be the responsibility of the Chief Executive Officer. If the President (as described below) shall not be designated the Chief Executive Officer of the Company, such President shall have such authority and perform such duties as may be prescribed from time to time by the Board or the Chief Executive Officer. The Chief Executive Officer shall have the primary responsibility for the management of the Company, and shall directly report to the Board.

Section 6.02.  Reporting.  The Chief Executive Officer shall regularly inform the Board at the Board meetings on the current course of business and all major business matters of the Company.

ARTICLE 7

OFFICERS

Section 7.01.  Composition.  The officers of the Company shall be chosen by the Board and shall include a Chief Executive Officer, a President and one or more Vice Presidents (who may be further classified by such descriptions as “Executive,” “Senior” or “Assistant” as determined by the Board), and such other officers, as the Board may deem necessary or appropriate. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board from time to time.

Section 7.02.  Term of Office.  Each officer shall hold office for the term for which appointed by the Board, and until the person’s successor has been appointed and qualified or until such person’s earlier resignation or removal. Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights to bind the Company. Any officer may resign at any time by giving written notice to the Board or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE 8

FISCAL YEAR

Section 8.01.  Determination.  The fiscal year of the Company shall start on January 1 and end on December 31.

ARTICLE 9

GENERAL PROVISIONS

Section 9.01.  Signatory Power.  The Directors, officers and other persons authorized to represent the Company and its subsidiaries have joint signatory power, as determined appropriate by the Board from time to time or as otherwise required by applicable law.

Section 9.02.  Insurance.  The Company may procure directors’ and officers’ liability insurance for the Directors and for officers of the Company. Any costs of insurance shall be charged to the Company or its subsidiaries.

ARTICLE 10

FINAL PROVISIONS

Section 10.01.  Change of or Amendments to these Organizational Regulations.  Any change of or amendment to these Organizational Regulations shall only be valid if the Board approved such change or amendment with the attendance quorum and the majority as set forth in Section 3.06(a), (b) and (c), respectively.

SO RESOLVED as of [          ], 2009.

Annex G

WEATHERFORD-SWITZERLAND STAND-ALONE STATUTORY FINANCIAL STATEMENTS

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

BALANCE SHEET

November 26,
2008
(In thousands, except share data)
(Unaudited)

ASSETS
Cash and cash equivalents	$84

Total assets	$84

LIABILITIES AND SHAREHOLDER’S EQUITY
Shares, CHF 0.01 par value; 10,000,000 issued	$84

Total shareholder’s equity	84

Total liabilities and shareholder’s equity	$84

See accompanying note.

G-1

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

NOTE TO BALANCE SHEET
(Unaudited)

Note 1 —	Nature of Business and Basis of Presentation

Registered on November 26, 2008, Weatherford International Ltd., a Swiss corporation (“Weatherford-Switzerland”), is incorporated and domiciled in Zug, Canton of Zug, Switzerland. A wholly-owned subsidiary of Weatherford International Ltd., a Bermuda exempted company, Weatherford-Switzerland is a U.S. dollar functional currency entity. Weatherford-Switzerland was formed to acquire, hold, administer and transfer, participations in entities in Switzerland and abroad, either directly or indirectly, in particular entities which are active in the field of services providing with respect to the use of natural energy and of the financing of such activities. As of the date of formation, Weatherford-Switzerland did not conduct operations.

The Weatherford-Switzerland balance sheet presents the financial position, prepared in accordance with Swiss law.

G-2

Annex H

Report of Independent Registered Public Accounting Firm

Shareholder
Weatherford International Ltd.

We have audited the accompanying balance sheet of Weatherford International Ltd., a Swiss Corporation, as of November 26, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Weatherford International Ltd., a Swiss Corporation, at November 26, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas
December 10, 2008

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

BALANCE SHEET
(In thousands, except share data)

November 26,
2008

ASSETS
Cash and cash equivalents	$84

Total assets	$84

LIABILITIES AND SHAREHOLDER’S EQUITY
Shares, CHF 0.01 par value; 10,000,000 authorized, issued and outstanding	$84
Additional paid-in capital	—

Total shareholder’s equity	84

Total liabilities and shareholder’s equity	$84

See accompanying note.

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

NOTE TO BALANCE SHEET

Note 1 —	Nature of Business

Registered on November 26, 2008, Weatherford International Ltd., a Swiss corporation (“Weatherford-Switzerland”), is incorporated and domiciled in Zug, Canton of Zug, Switzerland. A wholly-owned subsidiary of Weatherford International Ltd., a Bermuda exempted company, Weatherford-Switzerland is a U.S. dollar functional currency entity. Weatherford-Switzerland was formed to acquire, hold, administer and transfer, participations in entities in Switzerland and abroad, either directly or indirectly, in particular entities which are active in the field of services providing with respect to the use of natural energy and of the financing of such activities. As of the date of formation, Weatherford-Switzerland did not conduct operations.

Annex I

WEATHERFORD INTERNATIONAL LTD.
2009 OMNIBUS INCENTIVE PLAN

I-1

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION
1.1	Establishment	1
1.2	Purpose of the Plan	1
1.3	Duration of Plan	1
ARTICLE II DEFINITIONS
2.1	Affiliate	1
2.2	Award	1
2.3	Award Agreement	1
2.4	Board	1
2.5	Cash-Based Award	1
2.6	Code	1
2.7	Committee	1
2.8	Company	2
2.9	Corporate Change	2
2.10	Director	2
2.11	Disability	2
2.12	Dividend Equivalent	2
2.13	Employee	2
2.14	Entity	2
2.15	Exchange Act	2
2.16	Fair Market Value	2
2.17	Fiscal Year	2
2.18	Holder	2
2.19	ISO	2
2.20	Minimum Statutory Tax Withholding Obligation	2
2.21	NSO	2
2.22	Option	2
2.23	Option Price	2
2.24	Other Share-Based Award	3
2.25	Parent Corporation	3
2.26	Performance Goals	3
2.27	Performance Share Award	3
2.28	Performance Unit Award	3
2.29	Period of Restriction	3
2.30	Plan	3
2.31	Restricted Shares	3
2.32	Restricted Share Award	3
2.33	RSU	3
2.34	RSU Award	3
2.35	SAR	3
2.36	Section 409A	3
2.37	Share or Shares	3
2.38	Subsidiary Corporation	3
2.39	Substantial Risk of Forfeiture	3
2.40	Ten Percent Shareholder	3
2.41	Termination of Employment	4
ARTICLE III ELIGIBILITY AND PARTICIPATION
3.1	Eligibility	4
3.2	Participation	4

I-i

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS
4.1	Authority to Grant Awards	4
4.2	Dedicated Shares; Maximum Awards	4
4.3	Non-Transferability	5
4.4	Requirements of Law	5
4.5	Changes in the Company’s Capital Structure	5
4.6	Election Under Section 83(b) of the Code	7
4.7	Forfeiture for Cause	7
4.8	Forfeiture Events	7
4.9	Award Agreements	8
4.10	Amendments of Award Agreements	8
4.11	Rights as Shareholder	8
4.12	Issuance of Shares	8
4.13	Restrictions on Shares Received	8
4.14	Compliance With Section 409A	8
ARTICLE V OPTIONS
5.1	Authority to Grant Options	8
5.2	Type of Options Available	8
5.3	Option Agreement	8
5.4	Option Price	9
5.5	Duration of Option	9
5.6	Amount Exercisable	9
5.7	Exercise of Option	9
5.8	Notification of Disqualifying Disposition	9
5.9	No Rights as Shareholder	9
5.10	$100,000 Limitation on ISOs	9
ARTICLE VI SHARE APPRECIATION RIGHTS
6.1	Authority to Grant SAR Awards	10
6.2	General Terms	10
6.3	SAR Agreement	10
6.4	Term of SAR	10
6.5	Exercise of SAR	10
6.6	Payment of SAR Amount	10
6.7	Termination of Employment	10
ARTICLE VII RESTRICTED SHARE AWARDS
7.1	Restricted Share Awards	10
7.2	Restricted Share Award Agreement	11
7.3	Holder’s Rights as Shareholder	11
ARTICLE VIII RESTRICTED SHARE UNIT AWARDS
8.1	Authority to Grant RSU Awards	11
8.2	RSU Award	11
8.3	RSU Award Agreement	11
8.4	Dividend Equivalents	11
8.5	Form of Payment Under RSU Award	11
8.6	Time of Payment Under RSU Award	11
8.7	No Rights as a Shareholder	11
ARTICLE IX PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS
9.1	Authority to Grant Performance Share Awards and Performance Unit Awards	12
9.2	Performance Goals	12

I-ii

9.3	Time of Establishment of Performance Goals	12
9.4	Award Agreement	12
9.5	Form of Payment Under Performance Unit Award	12
9.6	Time of Payment Under Performance Unit Award	13
9.7	Holder’s Rights as Shareholder With Respect to Performance Awards	13
9.8	Increases Prohibited	13
9.9	Shareholder Approval	13
ARTICLE X OTHER SHARE-BASED AWARDS
10.1	Authority to Grant Other Share-Based Awards	13
10.2	Value of Other Share-Based Award	13
10.3	Payment of Other Share-Based Award	13
10.4	Termination of Employment	13
ARTICLE XI CASH-BASED AWARDS
11.1	Authority to Grant Cash-Based Awards	13
11.2	Value of Cash-Based Award	14
11.3	Payment of Cash-Based Award	14
11.4	Termination of Employment	14
ARTICLE XII SUBSTITUTION AWARDS
ARTICLE XIII ADMINISTRATION
13.1	Awards	14
13.2	Authority of the Committee	14
13.3	Decisions Binding	15
13.4	No Liability	15
ARTICLE XIV AMENDMENT OR TERMINATION OF PLAN
14.1	Amendment, Modification, Suspension, and Termination	15
14.2	Awards Previously Granted	15
ARTICLE XV MISCELLANEOUS
15.1	Unfunded Plan/No Establishment of a Trust Fund	15
15.2	No Employment Obligation	16
15.3	Tax Withholding	16
15.4	Gender and Number	16
15.5	Severability	16
15.6	Headings	16
15.7	Other Compensation Plans	16
15.8	Other Awards	17
15.9	Successors	17
15.10	Law Limitations/Governmental Approvals	17
15.11	Delivery of Title	17
15.12	Inability to Obtain Authority	17
15.13	Fractional Shares	17
15.14	Investment Representations	17
15.15	Persons Residing Outside of the United States	17
15.16	Arbitration of Disputes	17
15.17	Governing Law	17

I-iii

ARTICLE I

Establishment, Purpose and Duration

1.1  Establishment.  The Company hereby establishes an incentive compensation plan, to be known as the “Weatherford International Ltd. 2009 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Cash-Based Awards and Other Share-Based Awards. The Plan shall become effective on the date the Plan is approved by the shareholders of the Company (the “Effective Date”).

1.2  Purpose of the Plan.  The Plan is intended to advance the best interests of the Company, its Affiliates and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3  Duration of Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 14.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

Definitions

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1  “Affiliate” means any Entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or other governing body) of the controlled Entity, or (ii) to direct or cause the direction of the management and policies of the controlled Entity, whether through the ownership of voting securities or by contract or otherwise.

2.2  “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Shares, RSUs, Performance Share Awards, Performance Unit Awards, Other Share-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan, the consideration for which may be services rendered to the Company and/or its Affiliates.

2.3  “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4 “Board” means the board of directors of the Company.

2.5  “Cash-Based Award” means an Award granted pursuant to Article XI.

2.6  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him pursuant to Section 4.1.

2.8  “Company” means Weatherford International Ltd., a Bermuda exempted company, or any successor or continuing Entity (by acquisition, reincorporation, redomestication, plan or scheme of arrangement, share exchange, merger, amalgamation, consolidation or otherwise).

2.9  “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.10  “Director” means a director of the Company who is not an Employee.

2.11  “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.12  “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s shareholders.

2.13  “Employee” means a person employed by the Company or any Affiliate.

2.14  “Entity” means any company, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity or organization.

2.15  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.16  “Fair Market Value” of the Shares as of any particular date means (1) if the Shares are traded on a stock exchange, the closing sale price of the Shares on that date as reported on the principal securities exchange on which the Shares are traded, or (2) if the Shares are traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Shares are not so traded, (b) if no closing price or bid and asked prices for the Shares were so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.17  “Fiscal Year” means the Company’s fiscal year.

2.18  “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.

2.19  “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.20  “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, cantonal, local or similar taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.21  “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.22  “Option” means an option to purchase Shares granted pursuant to Article V.

2.23  “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.24  “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

2.25  “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other corporations in the chain.

2.26  “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.27  “Performance Share Award” means an Award designated as a performance share award granted to a Holder pursuant to Article IX.

2.28  “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.29  “Period of Restriction” means the period during which Restricted Shares are subject to a substantial risk of forfeiture (or absolute right of the Company to repurchase), whether based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

2.30  “Plan” means the Weatherford International Ltd. 2009 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

2.31  “Restricted Shares” means restricted Shares issued or granted under the Plan pursuant to Article VII.

2.32  “Restricted Share Award” means an authorization by the Committee to issue or transfer Restricted Shares to a Holder.

2.33  “RSU” means a restricted share unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.34  “RSU Award” means an Award granted pursuant to Article VIII.

2.35  “SAR” means a share appreciation right granted under the Plan pursuant to Article VI.

2.36  “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.37  “Share” or “Shares” means a common share or shares, par value U.S.$1.00 per share, of the Company, or, in the event that the Shares are later changed into or exchanged for a different class of shares or securities of the Company or another Entity, that other share or security. Shares may be represented by a certificate or by book or electronic entry.

2.38  “Subsidiary Corporation” means any company or corporation (other than the Company) in an unbroken chain of companies or corporations beginning with the Company if, at the time of the action or transaction, each of the companies or corporations other than the last company or corporation in an unbroken chain owns stock or shares possessing 50 percent or more of the total combined voting power of all classes of stock or shares in one of the other companies or corporations in the chain.

2.39  “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.

2.40  “Ten Percent Shareholder” means an individual who, at the time the Option is granted, owns more than ten percent of the total combined voting power of all classes of shares or series of shares of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the shares owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and shares owned, directly or indirectly, by or for a company, corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

2.41  “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Optionee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

ARTICLE III

Eligibility and Participation

3.1  Eligibility.  Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan are Employees and Directors. Awards other than ISOs, Performance Share Awards, or Performance Units Awards may also be granted to a person who is expected to become an Employee within six months. In no event will an ISO be granted to any person other than a key Employee.

3.2  Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

General Provisions Relating to Awards

4.1  Authority to Grant Awards.  The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Committee may from time to time authorize the Chief Executive Officer of the Company to grant Awards to eligible persons who are not officers or directors of the Company subject to the provisions of Section 16 of the Exchange Act and as inducements to hire prospective Employees who will not be officers or directors of the Company subject to the provisions of Section 16 of the Exchange Act.

4.2  Dedicated Shares; Maximum Awards.  The aggregate number of Shares with respect to which Awards may be granted under the Plan is [seven] million. The maximum number of Shares with respect to which Options may be granted to an Employee or Director during a Fiscal Year is two million. The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is two million. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of Shares stated in this Section 4.2 shall also be increased by such number of Shares as become subject to substitute Awards granted pursuant to Article XII; provided, however, that such increase shall be conditioned upon the approval of the shareholders of the Company to the extent shareholder approval is required by law or applicable stock exchange rules. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan but will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in Shares, the number of Shares subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4.3  Non-Transferability.  Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.4  Requirements of Law.  The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority or applicable stock exchange. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable upon exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry, rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5  Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any acquisition, merger, redomestication, plan or scheme of arrangement, share exchange, amalgamation or consolidation of the Company, any issue of bonds, debentures or shares, including preferred or prior preference shares ahead of or affecting the Shares or Share rights, the winding up, dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a Share dividend or bonus issue, or other increase or reduction of the number of Shares issued and outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and price per Share subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Shares the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Shares then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Shares then reserved, that number and class or series of Shares that would have been received by the owner of an equal number of issued and outstanding Shares of each class or series of Shares as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving Entity in any acquisition, merger, amalgamation, consolidation, reorganization, redomestication, plan or scheme of arrangement, share exchange or other similar transaction (or survives only as a subsidiary of an Entity), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or Entity (other than an Entity wholly-owned by the Company), (3) the Company is to be wound up or dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company, or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after any approval by the shareholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, subject to applicable law, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation, merger, redomestication, plan or scheme of arrangement, share exchange or amalgamation in which Holders of the Company’s common shares will receive one common share of the successor or continuing Entity for each common share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor or continuing Entity exercisable for the same number of common shares of the successor as the Award was exercisable for common Shares of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an Entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such Entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Shares subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Shares are equal to the excess of the aggregate fair market value of all Shares subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Shares, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Shares covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Shares or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, subject to applicable law, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the issued and outstanding Shares by reason of recapitalizations, reorganizations, mergers, amalgamations, consolidations, redomestications, plans or schemes of arrangement, share exchanges, combinations, subdivisions, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Shares or other consideration subject to such Award. In the event of any such change in the issued and outstanding Shares, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After (i) the acquisition of the Company by an Entity, (ii) the merger of one or more Entities into the Company or (iii) a consolidation or amalgamation of the Company and one or more Entities in which the Company shall be the surviving Entity, each Holder shall be entitled to have his Restricted Shares appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of acquisition, merger, amalgamation or consolidation.

(f) The issuance by the Company of shares of any class or series, or securities convertible into, or exchangeable for, shares of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of shares or obligations of the Company convertible into, or exchangeable for, shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.

4.6  Election Under Section 83(b) of the Code.  No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan (including by way of an absolute right of the Company to purchase or obligate the transfer of any issued Shares or rights to subscribe therefore for such consideration, if any, as the Committee may determine in its sole discretion).

4.7  Forfeiture for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company (including by way of an absolute right of the Company to purchase or obligate the transfer of any issued Shares or rights to subscribe therefore for such consideration, if any, as the Committee may determine in its sole discretion). The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8  Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9  Award Agreements.  Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. However, the date of grant of any Award for all purposes shall be the date such Award is approved by the Committee (or approved by the Chief Executive Officer for grants pursuant to the authorization permitted under Section 4.1), or such later date as is specified in the relevant approval, and not the date the Award Agreement is signed. The Award Agreement may specify the effect of a change in control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10  Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11  Rights as Shareholder.  A Holder shall not have any rights as a shareholder with respect to Shares covered by an Option, a SAR, an RSU, a Performance Share Unit, or an Other Share-Based Award until the date, if any, such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Shares.

4.12  Issuance of Shares.  Shares, when issued, may be represented by a certificate or by book or electronic entry.

4.13  Restrictions on Shares Received.  Subject to applicable law, the Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.

4.14  Compliance With Section 409A.  Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

ARTICLE V

Options

5.1  Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2  Type of Options Available.  Options granted under the Plan may be NSOs or ISOs.

5.3  Option Agreement.  Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO.

5.4  Option Price.  The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Shareholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the Shares on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5  Duration of Option.  An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6  Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7  Exercise of Option.

(a) General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b) Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8  Notification of Disqualifying Disposition.  If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.9  No Rights as Shareholder.  An Optionee shall not have any rights as a shareholder with respect to Shares covered by an Option until the date such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.

5.10  $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Shares subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first.

To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI

Share Appreciation Rights

6.1  Authority to Grant SAR Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2  General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the SAR.

6.3  SAR Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.4  Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

6.5  Exercise of SAR.  A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6  Payment of SAR Amount.  Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR by the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VII

Restricted Share Awards

7.1  Restricted Share Awards.  The Committee may make Awards of Restricted Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Share Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Shares, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Restricted Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the

Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2  Restricted Share Award Agreement.  Each Restricted Share Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions as the Committee may specify.

7.3  Holder’s Rights as Shareholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Share Award shall have all the rights of a shareholder with respect to any issued Restricted Shares included in the Restricted Share Award during the Period of Restriction established for the Restricted Share Award. Dividends paid with respect to Restricted Shares in cash or property other than Shares or rights to acquire Shares or bonus issues shall be paid to the recipient of the Restricted Share Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Shares. During the Period of Restriction, certificates representing the Restricted Shares shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all share transfer forms or other instruments of assignment, each endorsed in blank, which will permit transfer to or purchase by the Company of all or any portion of the Restricted Shares which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

Restricted Share Unit Awards

8.1  Authority to Grant RSU Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2  RSU Award.  An RSU Award shall be similar in nature to a Restricted Share Award except that no Shares are actually issued or transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.

8.3  RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4  Dividend Equivalents.  An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5  Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in either cash or Shares, or any combination thereof, as specified in the applicable Award Agreement.

8.6  Time of Payment Under RSU Award.  A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

8.7  No Rights as Shareholder.  Each recipient of a RSU Award shall have no rights of a shareholder with respect to any Shares underlying such RSUs until such date as the underlying Shares are issued.

ARTICLE IX

Performance Share Awards and Performance Unit Awards

9.1  Authority to Grant Performance Share Awards and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Share Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Share Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Share or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause any certificate for Shares issued pursuant to a Performance Shares or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2  Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, share price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Shares or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Shares or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3  Time of Establishment of Performance Goals.  A Performance Goal for a particular Performance Share Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4  Award Agreement.  Each Performance Share Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5  Form of Payment Under Performance Unit Award.  Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

9.6  Time of Payment Under Performance Unit Award.  A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

9.7  Holder’s Rights as Shareholder With Respect to Performance Awards. Each Holder of a Performance Share Award shall have all the rights of a shareholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares. Each Holder of a Performance Unit Award shall have no rights of a shareholder with respect to any Shares underlying such Performance Unit Award until such date as the underlying Shares are issued.

9.8  Increases Prohibited.  None of the Committee or the Board may increase the amount of compensation payable under a Performance Shares or Performance Unit Award. If the time at which a Performance Shares or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Shares or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.9  Shareholder Approval.  No issuances of Shares or payments of cash will be made pursuant to this Article IX unless the shareholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

ARTICLE X

Other Share-Based Awards

10.1  Authority to Grant Other Share-Based Awards.  The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including, subject to applicable law, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the issue or transfer of Shares to Holders, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2  Value of Other Share-Based Award.  Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

10.3  Payment of Other Share-Based Award.  Payment, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares or any combination thereof as the Committee determines.

10.4  Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Other Share-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Share-Based Awards issued pursuant to the Plan.

ARTICLE XI

Cash-Based Awards

11.1  Authority to Grant Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of cash under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

11.2  Value of Cash-Based Award.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

11.3  Payment of Cash-Based Award.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

11.4  Termination of Employment.  The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XII

Substitution Awards

Awards may be granted under the Plan from time to time in substitution for share options and other awards held by employees of other Entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger, amalgamation or consolidation of the Company with another Entity, or the acquisition by the Company of substantially all the assets of another Entity, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock, shares or securities of another Entity as the result of which such other Entity will become an Affiliate of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIII

Administration

13.1  Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan. The Board shall administer the Plan with respect to the grant of Awards to Directors.

13.2  Authority of the Committee.  The Committee shall have full power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to determine the persons to whom and the time or times at which Awards will be made; determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan; determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; accelerate the time at which any outstanding Award will vest; prescribe, amend and rescind rules and regulations relating to administration of the Plan; and make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 13.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

13.3  Decisions Binding.  All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, the Holders and the estates and beneficiaries of Holders.

13.4  No Liability.  Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XIV

Amendment or Termination of Plan

14.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, restate, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.5, the Board shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR; no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

14.2  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no alteration, amendment, restatement, modification, suspension or termination of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XV

Miscellaneous

15.1  Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the United States Employee Retirement Income Security Act of 1974, as amended.

15.2  No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

15.3  Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, cantonal, local or similar tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares not issued shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by issuing to the Holder a reduced number of Shares in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are to be issued, (b) reduce the number of such Shares actually issued so that the Fair Market Value of the Shares withheld from issuance on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the Shares withheld from issuance, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold from issuance only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the Shares withheld from issuance does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold from issuance Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 15.3. The Shares withheld from issuance by the Company shall be authorized but unissued Shares and the Holder’s right, title and interest in the rights to subscribe for such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

15.4  Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

15.5  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.6  Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

15.7  Other Compensation Plans.  The adoption of the Plan shall not affect any outstanding options, restricted shares or restricted share units, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

15.8  Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

15.9  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or continuing company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, redomestication, plan or scheme of arrangement, share exchange consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.10  Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.11  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.12  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.13  Fractional Shares.  No fractional Shares shall be issued or acquired pursuant to the Plan or any Award. If the application of any provision of the Plan or any Award Agreement would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.

15.14  Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

15.15  Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to determine which Affiliates shall be covered by the Plan; determine which persons employed outside the United States are eligible to participate in the Plan; amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.15 by the Committee shall be attached to the Plan document as Appendices; and take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the United States Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

15.16  Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

15.17  Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

WEATHERFORD INTERNATIONAL LTD.
P R O X Y
FIRST MEETING
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, revoking any proxy heretofore given in connection with the meeting described herein, hereby appoints Bernard J. Duroc-Danner, or, failing him, Burt M. Martin, as proxy, each with full powers of substitution, to represent the undersigned at the meeting to be held at our corporate offices at 515 Post Oak Blvd., Room 604, Houston, Texas, on January [•], 2009, commencing at [•] a.m., local time, and at any adjournment or postponement thereof, and to vote all common shares that the undersigned would be entitled to vote if personally present as follows:
     The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. If this proxy is duly executed and returned, and no voting directions are given herein, such shares will be voted “FOR” approval of Items 1 and 2 to be voted on at the meeting of shareholders and in the proxy holder’s discretion on any other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid meeting.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE
You can now access your WEATHERFORD INTERNATIONAL LTD. account online.
Access your Weatherford International Ltd. shareholder account online via Investor ServiceDirect® (ISD).
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☑	Votes must be indicated (x) in Black or Blue ink.	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors Recommends a Vote “FOR” Approval of Items 1 and 2.
Item 1. Approval of the Scheme of Arrangement attached to the accompanying proxy statement as Annex B.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Item 2. Approval of the motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Item 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Signature	Date	Signature	Date
Sign exactly as name appears hereon. (If shares are held in joint names, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.)
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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Appointing your proxy by Internet and telephone is available through 11:59 p.m., New York Time on January [•], 2009, the day prior to shareholder meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.voteproxy.com		1-800-PROXIES (1-800-776-9437)
Use the Internet to appoint your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call.
     If you appoint your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To appoint your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

WEATHERFORD INTERNATIONAL LTD.
P R O X Y
SECOND MEETING
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, revoking any proxy heretofore given in connection with the meeting described herein, hereby appoints Bernard J. Duroc-Danner, or, failing him, Burt M. Martin, as proxy, each with full powers of substitution, to represent the undersigned at the meeting to be held at our corporate offices at 515 Post Oak Blvd., Room 604, Houston, Texas, on January [•], 2009, commencing at approximately [•] a.m., local time (or immediately after the first meeting to be held at [•] a.m., local time), and at any adjournment or postponement thereof, and to vote all common shares that the undersigned would be entitled to vote if personally present as follows:
     The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. If this proxy is duly executed and returned, and no voting directions are given herein, such shares will be voted “FOR” approval of Item 1 to be voted on at the meeting of shareholders and in the proxy holder’s discretion on any other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid meeting.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE
You can now access your WEATHERFORD INTERNATIONAL LTD. account online.
Access your Weatherford International Ltd. shareholder account online via Investor ServiceDirect® (ISD).
Visit us on the web at [•]
For Technical Assistance Call [•] between [•] am-[•] pm
Monday-Friday New York Time

☑	Votes must be indicated (x) in Black or Blue ink.	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors Recommends a Vote “FOR” Approval of Item 1.
Item 1. Approval of the Weatherford International Ltd. 2009 Omnibus Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Item 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Signature	Date	Signature	Date
Sign exactly as name appears hereon. (If shares are held in joint names, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.)
FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY VOTING;
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Appointing your proxy by Internet and telephone is available through 11:59 p.m., Eastern Time on January [•], 2009, the day prior to shareholder meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.voteproxy.com		1-800-PROXIES (1-800-776-9437)
Use the Internet to appoint your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call.
     If you appoint your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To appoint your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.